                                                Free Writing Prospectus
                                                Filed Pursuant to Rule 433
                                                Registration No. 333-130545


FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: July 12, 2006)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                 SERIES 2006-A4

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE LENDING, INC.     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               SPONSOR                                  DEPOSITOR

                                   ----------

THE TRUST

The Merrill Lynch Mortgage Investors Trust, Series 2006-A4 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of adjustable rate prime mortgage loans secured by first liens on one- to four-family residential properties that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various originators. The mortgage loans will be serviced by National City Mortgage Co., GreenPoint Mortgage Funding, Inc., CitiMortgage, Inc. and various other servicers.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Investors Trust, Series 2006-A4.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms ........................................................     1
Risk Factors ............................................................     6
The Certificates ........................................................    13
Underwriting Guidelines .................................................    14
   General ..............................................................    14
   GreenPoint Underwriting Guidelines ...................................    14
   National City Mortgage Co. Underwriting Guidelines ...................    17
Static Pool Information .................................................    21
The Sponsor .............................................................    21
The Depositor ...........................................................    23
The Issuing Entity ......................................................    23
The Trustee .............................................................    23
The Master Servicer and Securities Administrator ........................    24
The Servicers ...........................................................    25
   General ..............................................................    25
   National City Mortgage Co. ...........................................    25
   GreenPoint Mortgage Funding, Inc. ....................................    28
   CitiMortgage, Inc. ...................................................    30
Affiliations and Relationships ..........................................    32
Administration of the Issuing Entity ....................................    32
   Servicing and Administrative Responsibilities ........................    32
Servicing of the Mortgage Loan ..........................................    35
   Servicing and Collection Procedures ..................................    35
   Hazard Insurance .....................................................    36
   Realization Upon Defaulted Mortgage Loans ............................    37
   Servicing Compensation and Payment of Expenses .......................    37
   The Master Servicer Collection Account ...............................    38
   Distribution Account .................................................    38
   Monthly Advances .....................................................    39
   Events of Default ....................................................    39
The Pooling and Servicing Agreement .....................................    41
   General ..............................................................    41
   Assignment of Mortgage Loans .........................................    41
   Amendment ............................................................    41
   Optional Termination .................................................    42
   Indemnification and Limitation of Liability ..........................    42
Yield, Prepayment and Weighted Average Life .............................    42
   General ..............................................................    42
Material Federal Income Tax Considerations ..............................    44
   General ..............................................................    44
   Original Issue Discount and Amortizable Bond Premium .................    44
   Special Tax Attributes of the Certificates ...........................    45
   Prohibited Transactions Tax and Other Taxes ..........................    45
   Residual Class of Certificates .......................................    46
Benefit Plan Considerations .............................................    47
Legal Investment Considerations .........................................    50

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell the mortgage loans to the depositor.

See "The Sponsor" and "Affiliations and Relationships."

ORIGINATORS

GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200, Quicken Loans Inc. and various other banks, savings and loans and other mortgage lending institutions (collectively, the "ORIGINATORS").

See "Underwriting Guidelines--GreenPoint Mortgage Funding, Inc. Underwriting Guidelines and --National City Mortgage Co. Underwriting Guidelines."

SERVICERS

National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200, GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000, CitiMortgage, Inc., a New York corporation whose address is 750 Washington Blvd., Stamford, Connecticut 06901 and whose telephone number is
(800) 285-3000, and various other servicers (collectively, the "SERVICERS").

See "The Servicers."

DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity.

See "The Depositor" and "Affiliations and Relationships."

ISSUING ENTITY

Merrill Lynch Mortgage Investors Trust, Series 2006-A4.

See "The Issuing Entity."

TRUSTEE

HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Trustee."

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-

1951 and whose telephone number is (410) 884-2000, will be the master servicer and securities administrator.

See "The Master Servicer and Securities Administrator."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

The cut-off date will be July 1, 2006.

CLOSING DATE

The closing date will be on or around July 28, 2006.

DISTRIBUTION DATE

Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in August 2006. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-A4 CERTIFICATES

The Merrill Lynch Mortgage Investors Trust, Series 2006-A4 certificates represent ownership interests in the issuing entity, the assets of which will consist of first lien, adjustable rate prime residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

INTEREST PAYMENTS

Interest will accrue on each class of offered certificates at specified annual rates.

The interest accrual period for any distribution date and certain classes of the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period for any distribution date and certain other classes of the certificates will be the period from and including the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

The interest rate on certain senior classes of certificates will be equal to the weighted average of the net mortgage interest rates of the mortgage loans in the related mortgage loan group, and the interest rate on other senior classes of certificates will be equal to a variable rate based on one-month LIBOR and may be subject to a net mortgage interest rate cap or a maximum mortgage interest rate cap based on the interest rates of the mortgage loans in the related mortgage loan group. The interest rate on the subordinate classes of certificates will be the weighted average of the weighted average net interest rate of each of the mortgage loan groups, weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

The interest rate on certain senior classes of certificates may be limited by a "net WAC cap," which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity, and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

PRINCIPAL PAYMENTS

The amount of principal payable to the certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes and (2) funds received on related mortgage loans that are available to make principal payments on the related certificates.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in the attached prospectus.

Interest-only certificates will not be entitled to any payments of principal.

LIMITED RECOURSE

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.

CREDIT ENHANCEMENT

The payment structure of the issuing entity includes the subordination and shifting interest features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, in certain very limited circumstances, principal and interest collected from one mortgage loan group may be applied to pay principal or interest, or both, to the certificates related to the other mortgage loan group.

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes will be the first to forego payment.

Shifting Interest

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a mortgage pool will be allocated to the related senior certificates to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each group as a whole while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest of the principal balance of the mortgage loans that the subordinate certificates evidence.

Application of Realized Losses

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. If all of the subordinate certificates are reduced to zero, the senior certificates will be next to suffer losses.

OPTIONAL TERMINATION

Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 5% of the initial principal balance of the mortgage loans, the securities administrator will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or one or more of the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual class of certificates) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in the prospectus.

TAX STATUS

The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual class of certificates) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual class of certificates will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual class of certificates will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual class of certificates will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual class of certificates will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

Additionally, the residual class of certificates will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual class of certificates may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax
Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

Generally, the senior classes of certificates and any subordinate classes of certificates that are rated in one of the two highest ratings categories by one or more of the rating agencies will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom.

                                  RISK FACTORS

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions on the certificates (other than any interest-only certificates) will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     -    the amortization schedules of the mortgage loans; and

     - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

          -    refinancing by borrowers;

          -    liquidations of defaulted loans by the servicer; and

          - repurchases of mortgage loans by the originator as a result of defective documentation or breaches of representations and warranties.

     In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional termination rights.

     Approximately 84.77% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

     - The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

     Approximately 90.71% of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of three, five, seven or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five, seven or ten years, as applicable, of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

     As of the cut-off date, the principal balances of certain of the mortgage loans may be in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each pool.

THE INTEREST RATES ON CERTAIN SENIOR CLASSES OF THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR.

     The pass-through rates on certain senior classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR) in the related loan group and are subject to a net WAC cap and a maximum rate cap.

     The net WAC cap effectively limits the amount of interest accrued on these classes of certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity. Various factors may cause the net WAC cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of a net WAC cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the net WAC cap limiting increases in the interest rates for these classes of certificates. Furthermore, if the net WAC cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

     The maximum rate cap limits the interest rates on certain senior classes of the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity. The maximum rate cap may limit increases in the interest rates of certain senior classes of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the maximum rate cap.

LIMITED CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE POOLS; LIMITED RECOURSE

     With limited exceptions, interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a pool will only be available for distribution to the related certificates and not to the senior certificates related to other pools. On the other hand, the applicable subordinate percentage of collections from each mortgage pool will be available to make distributions to the subordinate certificates.

     Because the subordinate certificates represent interests in all of the mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the pools. Therefore, the allocation of realized losses on the mortgage loans in one pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to a mortgage pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a mortgage pool that did not suffer those previous losses.

LIMITED RECOURSE

     Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the sponsor, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination, shifting interest and loss allocation features described in this free writing prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of GreenPoint Mortgage Funding, Inc., National City Mortgage Co., CitiMortgage, Inc. or one of the other servicers, as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of GreenPoint Mortgage Funding, Inc., National City Mortgage Co., CitiMortgage, Inc. or one of the other servicers, as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

     - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     Limit on Liquidity of Securities. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer is not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     Merrill Lynch Mortgage Lending, Inc. does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

     See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                                THE CERTIFICATES

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each distribution date in respect of each class of certificates will equal the sum of (1) current interest for such class for such date and (2) any carryforward amount for such class for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The interest rates on certain classes of the senior certificates may be limited by application of a net WAC cap or a maximum rate cap, as described in "Risk Factors -The Interest Rates on Certain Senior Classes of the Certificates May Be Capped Depending on Fluctuations in One-Month LIBOR and Six-Month LIBOR" in this free writing prospectus supplement. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Certificateholders will not recover any basis risk shortfalls that result from the application of the maximum rate cap.

     The "Interest Funds" (i.e., the total available interest collected on the related mortgage loans less fees, expenses and indemnity amounts reimbursed to the Master Servicer, Securities Administrator, Trustee and the Servicers) for the mortgage pool will be distributed on each distribution date, generally as follows:

     (i) concurrently, to the senior certificates, current interest and any interest carryforward amount for such classes for such distribution date (any shortfall in current interest and interest carryforward amount to be allocated among such classes in proportion to the amount of current interest and interest carryforward amount that would otherwise be distributable thereon); and

     (ii) to the subordinate certificates, in accordance with their seniority, current interest and any interest carryforward amount for such classes for such distribution date.

     Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of "compensating interest" to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

DISTRIBUTIONS OF PRINCIPAL

     The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans. Generally, the senior certificates will receive principal payments on each distribution date in an amount equal to the "Senior Principal Distribution Amount" based on principal collections from the related mortgage loan group for the related due period. Generally, unless certain performance triggers are satisfied, the subordinate certificates will not receive principal prepayments until the distribution date in July 2013. From and after that distribution date, provided that certain tests are met, the subordinate certificates will receive principal prepayments in an amount equal to their allocable share of the "Subordinate Principal Distribution Amount" based on collections of principal from each of the mortgage loan groups for the related due period.

     Interest-only certificates will not be entitled to any payments of principal.

                             UNDERWRITING GUIDELINES

GENERAL

     The assets in the corpus of the trust estate will consist of mortgage loans that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various Originators. Of the various Originators, only GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and Quicken Loans Inc. originated loans constituting more than 10% of the aggregate principal balance of the mortgage loans. Each of GreenPoint Mortgage Funding, Inc. and National City Mortgage Co. originated loans constituting more than 20% of the aggregate principal balance of the mortgage loans. The remainder of the mortgage loans were originated by various other originators, none of which originated mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans.

GREENPOINT UNDERWRITING GUIDELINES

     GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("NORTH FORK"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("CAPITAL ONE") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

     GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

     The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

                   RESIDENTIAL MORTGAGE LOAN PRODUCTION TABLE

LOAN TYPE                              2003              2004              2005            2006 Q1
---------                        ---------------   ---------------   ---------------   --------------
ALT A AND SPECIALTY
Number of Loans                           56,702            65,284            67,707           13,752
Dollar Volume                    $11,505,997,786   $14,579,659,658   $19,148,814,451    4,034,288,749

Percent Adjustable                            19%               67%               84%              78%
Percent of Total Dollar Volume                30%               37%               45%              52%

AGENCY
Number of Loans                           28,460            10,975            12,408            2,108
Dollar Volume                    $ 5,378,009,580   $ 2,188,737,211   $ 2,746,779,129   $  480,214,325
Percent Adjustable                             0%                3%                1%               2%
Percent of Total Dollar Volume                14%                6%                7%               6%

JUMBO
Number of Loans                           53,106            53,522            41,614            5,860
Dollar Volume                    $19,426,400,804   $17,667,106,136   $14,899,732,857    2,254,652,746
Percent Adjustable                            69%               84%               74%              77%
Percent of Total Dollar Volume                50%               44%               35%              29%

HELOC AND SECONDS
Number of Loans                           44,346            83,902            82,258           14,847
Dollar Volume                    $ 2,556,735,253   $ 5,374,039,738   $ 5,450,355,355    1,002,614,650
Percent Adjustable                            96%               97%               95%              91%
Percent of Total Dollar Volume                 7%               14%               13%              13%

Number of Loans                          182,614           213,683           203,987           36,567
Dollar Volume                    $38,867,143,423   $39,809,542,743   $42,245,681,792    7,771,770,470
Average Loan Amount              $       212,838   $       186,302   $       207,100          212,535
Non-Purchase Transactions                     66%               52%               52%              58%
Adjustable Rate Loans*                        47%               75%               76%              75%

*    % of total loan production based on dollar volume

%    may not add to 100% due to rounding

     Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

     In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

     As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

     Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

     In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's underwriting guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

     Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

     GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

NATIONAL CITY MORTGAGE CO. UNDERWRITING GUIDELINES

     National City Mortgage is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage is a leading originator of residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 states from coast to coast.

     National City Mortgage has over 50 years of experience in originating residential mortgage loans. The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989. In 1989 the name was changed to National City Mortgage Co. Since the acquisition by National City Corporation, National City Mortgage has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage

Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

     National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage has the financial strength and stability that makes us one of the top 10 largest mortgage originators in the nation.

     As of December 31, 2005, National City Mortgage Co. serviced more than 1.1 million mortgage loans totaling approximately $169.0 billion. National City Mortgage Co.'s portfolio is composed of approximately $145.3 billion in conventional loans and $23.7 billion in FHA/VA loans. See attached table:

Total Servicing              December 2000           December 2001            December 2002
---------------          ---------------------   ---------------------   ----------------------
Count/ Balance $(000)    666,104   $62,980,773   800,450   $88,386,490   964,741   $122,259,694
Percentage Change From
   Prior Year                7.3%         17.1%     20.2%         40.3%     20.5%          28.3%
Percent Government            28%           26%       27%           24%       25%            21%

Total Servicing                December 2003              December 2004              December 2005
---------------          ------------------------   ------------------------   ------------------------
Count/ Balance $(000)    1,111,388   $155,274,844   1,135,033   $164,020,079   1,111,277   $168,946,723
Percentage Change From
   Prior Year                 15.2%          27.0%        2.1%           5.6%       -2.1%           3.0%
Percent Government              23%            19%         22%            17%         18%            14%

     National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

     Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

     National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

     Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

Underwriting Standards

     The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

     The following underwriting guidelines apply to substantially all of the mortgage loans. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by primary residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed. In certain circumstances, 100% loan-to-value ratios are allowed for principal balances not to exceed $500,000 adhering to stricter underwriting standards.

     Mortgage loans with principal balances up to $1,000,000 are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio generally may not exceed 80%. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 75%.

     For cash out refinance loans, the maximum loan-to- value ratio generally is 95% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Generally, for loan-to-values 50% or below there are no restrictions on cash out amounts. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

     For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

     Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

     Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets.

     Typically the following documentation required but not limited too:

     -    Verbal verification of employment

     -    Pay stubs covering the most recent 30 day period showing YTD income

     -    Most recent 2 year's 1040s for self-employed borrowers

     -    1 or 2 months bank statements

     -    W-2 forms for 24 months

Stated Documentation

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

No Ratio Documentation

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower.

     Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income.

No Income/No Employment/No Asset Documentation (NO DOC)

     Under the no income/no employment/no asset documentation program, income, employment and assets are not stated. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

No Income/No Asset/Employment Verified (NINA)

     Under the no income/no asset/employment verified documentation program, the borrower's income and assets are not disclosed. A verbal verification of employment is required. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

     Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                             STATIC POOL INFORMATION

     Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable rate prime mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                   THE SPONSOR

     The sponsor is Merrill Lynch Mortgage Lending, Inc. ("MLML" or the "SPONSOR"), a Delaware corporation. MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued where the collateral was adjustable rate Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

                       APPROXIMATE INITIAL
                        PRINCIPAL BALANCE
        YEAR              OF SECURITIES
        ----           -------------------
   2003                   $2,758,067,156
   2004                   $1,929,417,127
   2005                   $7,267,763,609
As of March 31, 2006      $  668,539,579

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2006-A4 (the "ISSUING ENTITY") will be formed on the closing date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Master Servicer and the Securities Administrator (the "POOLING AND SERVICING AGREEMENT"). The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                   THE TRUSTEE

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "TRUSTEE"), will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

     As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

     The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

     As of March 31, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer (in such capacity, the "MASTER SERVICER") and Securities Administrator (in such capacity, the "SECURITIES ADMINISTRATOR") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     As Master Servicer under the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements as modified by their respective Assignment, Assumption and Recognition Agreements, each dated as of July 1, 2006 (the "ASSIGNMENT AGREEMENTS" and, together with the servicing agreements, the "SERVICING AGREEMENTS"). In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the servicers. The Master Servicer will also review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the MLMI Series 2006-A4 and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

                                  THE SERVICERS

GENERAL

     There are several Servicers who service the mortgage loans under the terms of their respective Servicing Agreements: National City Mortgage Co., GreenPoint Mortgage Funding, Inc., CitiMortgage, Inc. and various others. Only National City Mortgage Co., GreenPoint Mortgage Funding, Inc. and CitiMortgage, Inc. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans.

NATIONAL CITY MORTGAGE CO.

Organization

     National City Mortgage is a division of National City Bank of Indiana, which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank of Indiana. NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2005, NCMC serviced more than 1.1 million mortgage loans totaling more than $168.9 billion. NCMC's portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

     The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

     Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

     There are no material legal proceedings pending.

Servicing

     NCMC maintains a centralized servicing platform in Miamisburg, Ohio. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

     There have been no material changes to the policies or procedures in the servicing function in the past three years.

     The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

     NCMC maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk- ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

     The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

     Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

     NCMC's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

     NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

     NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

     NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

     The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

     The default information services group provides centralized training, management- level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

     NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

     For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

     NCMC's bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor. A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

     The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

GREENPOINT MORTGAGE FUNDING, INC.

     GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("NORTH FORK"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("CAPITAL ONE") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

     GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

     GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of March 31, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $47.7 billion, $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 65.6%, 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

     GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

     GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index.

GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

     When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

     Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

     Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                      AT DECEMBER 31,
                           ---------------------------------------------------------------------        AT MARCH 31,
                                    2003                    2004                    2005                    2006
                           ---------------------   ---------------------   ---------------------   ---------------------
                                      PERCENT OF              PERCENT OF              PERCENT OF              PERCENT OF
                            NUMBER     SERVICING    NUMBER     SERVICING    NUMBER     SERVICING    NUMBER     SERVICING
                           OF LOANS    PORTFOLIO   OF LOANS    PORTFOLIO   OF LOANS    PORTFOLIO   OF LOANS    PORTFOLIO
                           --------   ----------   --------   ----------   --------   ----------   --------   ----------
Total Portfolio* .......    212,711      6.20%      286,698      3.41%      289,304      3.74%      281,407      3.00%
Period of Delinquency
   30-59 days ..........      6,381      3.00%        4,931      1.72%        6,065      2.10%        4,400      1.56%
   60-89 days ..........      2,056      0.97%        1,333      0.46%        1,626      0.56%        1,138      0.40%
   90 days or more .....      1,922      0.90%        1,799      0.63%        2,138      0.74%        1,742      0.62%
Total Delinquencies
   (excluding
   Foreclosures)** .....     10,359      4.87%        8,063      2.81%        9,829      3.40%        7,280      2.59%
Foreclosures Pending ...      2,831      1.33%        1,709      0.60%          988      0.34%        1,156      0.41%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**   Percentages may not total properly due to rounding.

CITIMORTGAGE, INC.

     CitiMortgage, Inc. ("CITIMORTGAGE") was incorporated in Delaware in 1979 and reincorporated in New York in 2005. Its principal offices are at 750 Washington Blvd., Stamford, Connecticut 06901, telephone (800) 285-3000.

Serviced Portfolio

     CitiMortgage has been servicing mortgage loans for more than two decades.

     The following table shows the growth from 1994 of CitiMortgage's portfolio of serviced one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators. The table includes mortgage loans that have been sold to Fannie Mae or Freddie Mac, securitized by Citicorp Mortgage Securities, Inc. (a CitiMortgage affiliate), or sold as packages of whole loans. CitiMortgage has from time to time transferred the servicing of delinquent loans and loans in foreclosure

                           PRINCIPAL BALANCE
DECEMBER 31,     NUMBER        ($MILLION)
------------   ---------   -----------------
2005           1,549,261        $273,058
2004             923,860        $170,791
2003             813,715        $138,531
2002             471,707        $ 78,214
2001             489,227        $ 74,082
2000             345,506        $ 56,861
1999             324,487        $ 47,642
1998             310,628        $ 41,115

1997             303,896        $ 35,956
1996             309,754        $ 34,085
1995             330,529        $ 34,881
1994             350,751        $ 35,591

Collection Procedures for Directly Serviced Mortgage Loans

     The following sections describe some of CitiMortgage's servicing procedures for mortgage loans it services directly. CitiMortgage makes reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CitiMortgage may

-    waive any prepayment charge, and

- arrange with a homeowner on a schedule for eliminating delinquencies if CitiMortgage believes that without the arrangement the homeowner would default on the mortgage loan.

Certificate and Servicing Accounts

     Collections of principal and interest on affiliated mortgage loans (including principal and interest from liquidation or insurance proceeds) are generally deposited within one business day of CitiMortgage's receipt and posting, into a segregated account. CitiMortgage generally deposits all homeowner payments of taxes, assessments, insurance premiums, and the like into a separate segregated servicing account. CitiMortgage uses the servicing account to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CitiMortgage for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

Transfers of Mortgaged Properties

     If a homeowner transfers a mortgaged property that is subject to an enforceable due-on-sale clause, CitiMortgage will usually accelerate the maturity of the mortgage loan to the extent permissible, unless CitiMortgage believes that the due-on-sale clause is not enforceable.

     If CitiMortgage believes that the mortgaged property is not subject to an enforceable due-on-sale clause, or that enforcement will adversely affect primary mortgage insurance coverage, CitiMortgage may enter into an assumption and modification agreement with the transferee of the mortgaged property, pursuant to which both the transferee and the homeowner will be liable on the mortgage loan, provided that

- the mortgage loan as assumed or modified meets the requirements for mortgage loans initially included in the Trust,

- the mortgage loan continues to be covered by primary mortgage insurance and hazard insurance policy, and

- no principal, interest or other payment on the mortgage loan is reduced or postponed.

Primary Mortgage Insurance

     CitiMortgage presents claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy. CitiMortgage makes reasonable efforts to maintain primary mortgage insurance for as long as required. CitiMortgage generally pays premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments and CitiMortgage is entitled to be reimbursed by the Trust for such payments.

     CitiMortgage may replace primary mortgage insurance by substantially equivalent insurance if

- each rating agency that initially rated the series advises CitiMortgage that the replacement will not adversely affect the current rating of the series, or

- the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the series.

Realizing on Defaulted Mortgage Loans

     Regardless of whether recovery under primary mortgage insurance or other credit support is available, CitiMortgage follows those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CitiMortgage will not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CitiMortgage for the expenditure.

     If CitiMortgage does not foreclose on a defaulted mortgage loan, CitiMortgage may accept less than the principal balance and accrued interest on the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If CitiMortgage does foreclose on a defaulted mortgage loan, CitiMortgage may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CitiMortgage may decline to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

Advances

     CitiMortgage has made all advances it was required to make for loans it serviced since its founding in 1979.

                         AFFILIATIONS AND RELATIONSHIPS

     The Depositor, the Sponsor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, are all affiliated. The Depositor is an affiliate, through common parent ownership, of each of the Sponsor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is also an affiliate of the Depositor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:

Servicers ....................   Performing the servicing functions with respect
                                 to the mortgage loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the servicing agreements, including, but not
                                 limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the mortgage
                                      loans from the related borrowers,
                                      depositing such amounts in the related
                                      servicing account, and delivering all
                                      amounts on deposit in the servicing
                                      accounts to the Master Servicer for
                                      deposit in the master servicer collection account on the servicer remittance date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 - making advances with respect to delinquent payments of principal and interest on the mortgage loans;

                                 -    paying customary costs and expenses
                                      incurred in the performance by the
                                      Servicer of its servicing obligations,
                                      including, but not limited to, the cost of
                                      (a) the preservation, restoration and
                                      protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 -    providing monthly loan-level reports to
                                      the Master Servicer;

                                 - maintenance of certain insurance policies relating to the mortgage loans; and

                                 -    enforcement of foreclosure proceedings.

Master Servicer ..............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement and the Servicing
                                 Agreements, including but not limited to:

                                 - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                                 - collecting monthly remittances from each Servicer for deposit in the master servicer collection account on the related
                                      Servicer's remittance date and delivering all amounts on deposit in the master servicer collection account to the
                                      Securities Administrator for deposit in
                                      the distribution

PARTY:                           RESPONSIBILITIES:

                                      account;

                                 - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                      Securities Administrator with respect to the mortgage loans;

                                 -    upon the termination of a Servicer,
                                      appointing a successor servicer to the
                                      extent provided for in the Pooling and
                                      Servicing Agreement, and until a successor servicer is appointed, acting as successor servicer; and

                                 -    upon the failure of a Servicer to make
                                      advances with respect to a mortgage loan, making those advances to the extent provided in the Pooling and Servicing
                                      Agreement.

Securities Administrator .....   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                 -    collecting monthly remittances from the
                                      Master Servicer for deposit in the
                                      distribution account and distributing
                                      amounts on deposit therein to
                                      certificateholders;

                                 -    preparing and making available investor
                                      reports, including the monthly
                                      distribution date statement to
                                      certificateholders based on information
                                      received from the Master Servicer and
                                      reports necessary to enable
                                      certificateholders to prepare their tax
                                      returns;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity; and

                                 -    preparing and filing certain periodic
                                      reports with the Securities and Exchange
                                      Commission on behalf of the Issuing Entity with respect to the certificates.

Trustee ......................   Performing the trustee functions in accordance
                                 with the provisions of the Pooling and
                                 Servicing Agreement, including but not limited
                                 to:

                                 - enforcing the obligations of each of the Master Servicer and the Securities
                                      Administrator under the Pooling and
                                      Servicing Agreement;

                                 - holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files (which functions shall be

PARTY:                           RESPONSIBILITIES:

                                      performed by a custodian); and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

     The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

     If a mortgaged property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer in some cases with the prior consent of the Master Servicer (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

     The Servicers will establish and maintain one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement.

     The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related Servicing Agreement.

HAZARD INSURANCE

     The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a collection account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related collection account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related collection account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related Servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and
(ii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

     The Servicers, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a collection account. The Servicers are required to deposit in a collection account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicers will take such action either as each such Servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

     Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement. Each Servicer will be entitled to a servicing fee equal to the product of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be a fixed rate on each mortgage loan. As additional servicing compensation, the related Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges (other than prepayment penalties) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The related Servicer will be obligated to offset any prepayment interest shortfall resulting from a prepayment in full on any distribution date to the extent of the servicing fee for such distribution date. In addition, the Servicers will be obligated to offset any prepayment interest shortfall resulting from a prepayment in part on any distribution date (payments made by the related Servicer in satisfaction of such obligation, together with the payments made by the related Servicer to offset shortfalls resulting from prepayments in full, "COMPENSATING INTEREST") to the extent of the servicing fee for such distribution date. The

Master Servicer will be obligated to make such Compensating Interest payments in the event that the related Servicer is required to and fails to do so; provided, however, the aggregate compensating interest payments made by the Master Servicer shall not exceed the master servicing compensation. The related Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage loans serviced by such entity and incurred by the related Servicer in connection with its responsibilities with respect to the related mortgage loans and is entitled to reimbursement therefor as provided in the related Servicing Agreement.

THE MASTER SERVICER COLLECTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the master servicer collection account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The master servicer collection account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The master servicer collection account may be a sub-account of the distribution account. The amount at any time credited to the master servicer collection account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the master servicer collection account. The Master Servicer will deposit in the master servicer collection account, as received, the following amounts:

     (i) Any amounts withdrawn from a collection account or other permitted account;

     (ii) Any advance and Compensating Interest payments;

     (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer that were not deposited in a collection account or other permitted account;

     (iv) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Issuing Entity;

     (v) Any amounts required to be deposited with respect to losses on permitted investments; and

     (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the master servicer collection account pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

     The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the distribution account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the master servicer collection account. All amounts deposited to the distribution account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the distribution account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the distribution account.

     On each distribution date, the Securities Administrator will withdraw available funds from the distribution account and make payments to the certificateholders. The Trustee will be entitled to compensation for its services under the Pooling and Servicing Agreement, which shall be paid by the Master Servicer. The Trustee, the Securities Administrator and the Master Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

MONTHLY ADVANCES

     If the scheduled payment on a mortgage loan that was due on a related due date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement as a result of application of the Servicemembers Civil Relief Act, the related Servicer will remit to the Master Servicer for deposit in the master servicer collection account within the number of days prior to the related distribution date set forth in the related Servicing Agreement an amount equal to such delinquency, net of the related servicing fee rate except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing and if specified in the related Servicing Agreement, advances will be made by the related Servicer until the liquidation of the related mortgaged property. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the distribution account to the extent provided in the Pooling and Servicing Agreement, except to the extent that the Master Servicer determines any such advance to be nonrecoverable. Any failure of the Master Servicer to make such advances would constitute an event of default under the Pooling and Servicing Agreement, in which case the Trustee or any other successor master servicer would be required, subject to applicable law and such party's determination of recoverability, to make such advance.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the distribution account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

     In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of not less than 51% of the Issuing Entity may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such certificateholders), with a copy to the rating agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Pooling and Servicing Agreement.

     Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master Servicer. As compensation therefor, the Trustee shall be entitled to all funds relating to the mortgage loans that the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution that is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

     The mortgage loans will be assigned to the Trustee, together with all principal and interest received with respect to the mortgage loans on and after the cut-off date, other than scheduled payments due on or before that date. As to each mortgage loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each mortgage loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a mortgage loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected mortgage loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected mortgage loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any mortgage loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a realized loss occurs with respect to that mortgage loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.

OPTIONAL TERMINATION

     Immediately after the first distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 5% of the initial principal balance of the mortgage loans, the Securities Administrator will be directed to attempt to terminate the Issuing Entity through a one-time auction process and thereby effect the retirement of all of the certificates. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Master Servicer may, on any subsequent distribution date, purchase all of the mortgage loans, which would similarly result in the termination of the Issuing Entity.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that the Trustee, the Master Servicer and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee and the Master Servicer also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

     The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     As described herein, approximately 90.71% of the mortgage loans provide for no monthly payments of principal for the first three, five, seven or ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the mortgage loans during such three-, five-, seven- or ten-year period. In addition, because no principal is due on the mortgage loans during such initial three-, five-, seven- or ten-year period, the certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the mortgage loans are recalculated on the basis of level payment amortization schedules, as described herein, principal payments on the certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the mortgage loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the mortgage loans.

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual class of certificates) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual class of certificates will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual class of certificates) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

     Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without Internal Revenue Service consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in
Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

RESIDUAL CLASS OF CERTIFICATES

     The holder of the residual class of certificates must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual class of certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the REMIC taxable income and the tax liability thereon of the holder of the residual class of certificates may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual class of certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual class of certificates will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual class of certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due,
(ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual class of certificates the transferee may incur tax liabilities in excess of the cashflow from the residual class of certificates and its intention to pay the taxes associated with holding the residual class of certificates as they become due and (iii) the proposed transferee agree that it will not transfer the residual class of certificates to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual class of certificates (whether such residual class of certificates is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the mortgage loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual class of certificates may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual class of certificates are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual class of certificates should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual class of certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual class of certificate. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code ("Similar Law").

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

     The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "Exemption").

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S & P;

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

     (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the prospectus.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual class of certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage moans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

     Because the characteristics of the residual class of certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual class of certificate. Consequently, transfers of the residual class of certificate will not be registered by the Securities Administrator unless the Securities Administrator receives a representation from the transferee of the residual class of certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual class of certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. Neither the Securities Administrator nor the trustee shall be under any liability to any person for any registration or transfer of any residual class of certificate that is in fact not permitted, for making any payments due on such residual class of certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual class of certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual class of certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such residual class of certificate that is not such a Plan or person acting on behalf of a Plan.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The senior classes of certificates and one or more of classes of the subordinate certificates will and the remainder of the classes of subordinate certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[390,798,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                                  MLMI 2006-A4
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                 JULY [12], 2006

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Roger Ashworth                212-449-5320   horace_ashworth@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Tol Ho                        212-449-8341   tol_ho@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-A4

            $[390,798,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                 WAL (YRS)        PAYMENT WINDOW       PASS-THROUGH                      EXPECTED RATINGS
CLASS     PRINCIPAL BALANCE     (CALL/MAT)      (MONTHS) (CALL/MAT)        RATES         TRANCHE TYPE      S&P/MOODY'S
-----     -----------------   --------------   --------------------   --------------   ---------------   ----------------
I-A       $ [21,706,000]      2.76 / 3.26(1)    1 - 75 / 1 - 357(1)   LIBOR + [ ](4)        Senior           [AAA/Aaa]
II-A      $[107,818,000]      1.84 / 3.26(1)    1 - 33 / 1 - 358(1)       WAC(5)            Senior           [AAA/Aaa]
III-A-1   $[135,564,000]      2.44 / 3.25(1)    1 - 58 / 1 - 358(1)       WAC(6)         Super Senior        [AAA/Aaa]
III-A-2   $ [15,063,000]      2.44 / 3.25(1)    1 - 58 / 1 - 358(1)       WAC(6)        Senior Support       [AAA/Aaa]
IV-A-1    $ [71,331,000]      2.83 / 3.26(2)    1 - 83 / 1 - 359(2)       WAC(7)         Super Senior        [AAA/Aaa]
IV-A-2    $  [7,926,000]      2.83 / 3.26(2)    1 - 83 / 1 - 359(2)       WAC(7)        Senior Support       [AAA/Aaa]
V-A       $ [10,590,000]      3.06 / 3.25(3)   1 - 117 / 1 - 357(3)       WAC(8)         Super Senior        [AAA/Aaa]
X-A       $ [21,706,000](10)  2.76 / 3.26(1)          NA / NA           WAC IO (11)    Notional/Senior       [AAA/Aaa]
M-1       $ [10,800,000]      3.98 / 6.13(1)    1 - 75 / 1 - 359(1)       WAC(9)         Subordinate         [AA/Aa2]
M-2       $  [6,200,000]      3.98 / 6.13(1)    1 - 75 / 1 - 359(1)       WAC(9)         Subordinate         [A/A2]
M-3       $  [3,800,000]      3.98 / 6.13(1)    1 - 75 / 1 - 359(1)       WAC(9)         Subordinate        [BBB/Baa2]
B-1       $  [3,800,000]                                                                 Subordinate          [BB/NR]
B-2       $  [3,000,000]      Information Not Provided Hereby                            Subordinate          [B/NR]
B-3       $  [2,402,000]                                                                 Subordinate          [NR/NR]
          --------------
TOTAL     $[400,000,000]
          ==============

(1) The Group 1 Loans are paid at a prepayment speed of 25% CPR. The Group 2, Group 3, Group 4, and Group 5 loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR.

(2) The Group 1, Group 2 and Group 3 loans have a prepayment speed of 25% CPR and the Group 4, and Group 5 loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR.

(3) The Group 1, Group 2, Group 3 and Group 4 loans have a prepayment speed of 25% CPR and the Group 5 loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR.

(4) If the optional termination of the trust does not occur on the first Distribution Date on which it can occur, the margin the Class I-A Certificates will increase to 2x its margin on the following Distribution Date. The Class I-A Certificates will be subject to the Group 1 Net WAC Cap and the Group 1 Maximum Rate Cap.

(5) The Class II-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group II Mortgage Loans.

(6) The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group III Mortgage Loans.

(7) The Class IV-A-1 and Class IV-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group IV Mortgage Loans.

(8) The Class V-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group V Mortgage Loans.

(9) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans and the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

(10) The balance shown with respect to the Class X-A Certificates is a notional balance. Such class is a interest-only certificate and will not be entitled to distribution of principal.

(11) The Class X-A Certificates will accrue interest on their Class Notional Amount. The Pass-Through Rate on the Class X-A Certificates will equal the product of (i) the difference between (x) Group I Net WAC Cap and (y) the product of the Pass-Through Rate on the Class I-A Certificates and (ii) a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class I-A Certificates and the denominator of which is 30.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

DEPOSITOR:                       Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:                  Merrill Lynch Mortgage Investors Trust, Series
                                 MLMI 2006-A4.

LEAD MANAGER:                    Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:        Wells Fargo Bank, N.A.

SERVICERS:                       GreenPoint Mortgage Funding Inc., NatCity
                                 Mortgage Co., CitiMortgage, Inc., and three
                                 other servicers

ORIGINATORS:                     GreenPoint Mortgage Funding Inc., NatCity
                                 Mortgage Co., Quicken Loans Inc., and various
                                 other originators

TRUSTEE:                         HSBC Bank USA, N.A.

RATING AGENCIES:                 S&P and Moody's will rate the Offered
                                 Certificates. It is expected that the
                                 Certificates will be assigned the credit
                                 ratings on page [4] of this Free Writing
                                 Prospectus.

CUT-OFF DATE:                    July 1, 2006.

PRICING DATE:                    On or about July [__] 2006.

CLOSING DATE:                    On or about July [28], 2006.

DISTRIBUTION DATES:              The 25th day of each month (or if not a
                                 business day, the next succeeding business
                                 day), commencing in August 2006.

CERTIFICATES:                    The "Senior Certificates" will consist of the
                                 Class I-A, Class II-A, Class III-A-1, Class
                                 III-A-2, Class IV-A-1, Class IV-A-2, Class V-A
                                 and the Class X-A Certificates (collectively,
                                 the "Class A Certificates"). The "Mezzanine
                                 Certificates" will consist of the Class M-1,
                                 Class M-2 and Class M-3 Certificates. The
                                 "Subordinate Certificates" will consist of the
                                 Class B-1, Class B-2 and Class B-3
                                 Certificates. The Senior Certificates,
                                 Mezzanine Certificates and the Subordinate
                                 Certificates are collectively referred to
                                 herein as the "Certificates". Only the Class A
                                 and Mezzanine Certificates (collectively, the
                                 "Offered Certificates") are being offered
                                 publicly.

REGISTRATION:                    The Offered Certificates will be made available
                                 in book-entry form through DTC, and upon
                                 request only, through Clearstream, Luxembourg
                                 and the Euroclear system.

FEDERAL TAX TREATMENT:           For federal income tax purposes, the issuing
                                 entity will include two or more segregated
                                 asset pools, with respect to which elections
                                 will be made to treat each as "real estate
                                 mortgage investment conduit" (REMIC)

ERISA ELIGIBILITY:               The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, prospective
                                 investors should review with their legal
                                 advisors whether the purchase and holding of
                                 any of the Offered Certificates could give rise
                                 to a transaction prohibited or not otherwise
                                 permissible under ERISA or other similar laws.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

SMMEA TREATMENT:                 The Senior Certificates and the Class M-1
                                 Certificates will be "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984.

OPTIONAL TERMINATION:            The securities administrator will be obligated
                                 to attempt to auction the trust's assets and
                                 retire the Certificates on the First
                                 Distribution Date after the date (the "Optional
                                 Termination Date") on which the aggregate
                                 principal balance of the Mortgage Loans is
                                 equal to 5% or less of the aggregate principal
                                 balance of the Mortgage Loans as of the Cut-off
                                 Date.

PRICING PREPAYMENT SPEED:        The Group 1 Mortgage Loans are paid at a
                                 prepayment speed of 25% CPR. The Group 2, Group
                                 3, Group 4, and Group 5 Mortgage Loans are paid
                                 in full on their first reset date ("CPB") at a
                                 prepayment speed of 25% CPR for Class I-A,
                                 Class X-A, Class II-A, Class III-A-1, Class
                                 III-A-2, Class M-1, Class M-2 and Class M-3
                                 Certificates.

                                 The Group 1, Group 2 and Group 3 Mortgage Loans have a prepayment speed of 25% CPR and the Group 4, and Group 5 Mortgage Loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class
                                 IV-A-1 and Class IV-A-2 Certificates.

                                 The Group 1, Group 2, Group 3 and Group 4
                                 Mortgage Loans have a prepayment speed of 25%
                                 CPR and the Group 5 Mortgage Loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class V
                                 Certificates.

MORTGAGE LOANS:                  The trust will consist of 5 groups of
                                 approximately 1,194 adjustable rate, prime
                                 mortgage loans secured by first liens on one-
                                 to four-family residential properties ("the
                                 Mortgage Loans"). The information on the
                                 Mortgage Loans described herein is based on the
                                 statistical pool of approximately $411,087,111
                                 aggregate principal balance of Mortgage Loans
                                 as the Cut- off Date. The Mortgage Loans are
                                 expected to have an aggregate stated principal
                                 balance as of the Cut-Off Date of approximately
                                 $400,000,000. Approximately 83.59%, 11.87%,
                                 2.46% and 2.08% of the Mortgage Loans are
                                 indexed based on six-month LIBOR, one-year
                                 LIBOR, one- year Treasury and one-month LIBOR
                                 respectively, and substantially all of the
                                 Mortgage Loans have original terms to maturity
                                 of 30 years.

                                 Approximately 2.34%, 9.80%, 3.57% and 75.00% of
                                 the Mortgage Loans are scheduled to pay
                                 interest only for approximately the first three, five, seven and ten years, respectively.
                                 All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

GROUP I
MORTGAGE LOANS:                  As of the Cut-off Date, the Group I Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $24,116,894, which equals
                                 approximately 5.87% of the Mortgage Loans. The
                                 Group I Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $23,466,456.

                                 Approximately 35.16% and 29.88% of the Group I
                                 Mortgage Loans are subject to an interest rate cap of 2.000% and 3.000% on the first adjustment date, respectively. Approximately
                                 21.14%, 35.16% and 8.73% of the Group I
                                 Mortgage Loans have a periodic rate cap of 1.000%, 2.000% and 3.000% on each adjustment date thereafter, respectively. The Group I
                                 Mortgage Loans are subject to a weighted average maximum mortgage rate equal to the initial mortgage rate plus 5.695%.

                                 Approximately 35.49%, 35.16% and 29.35% of the
                                 Group I Mortgage Loans are indexed based on one-month LIBOR, one-year LIBOR and six-month
                                 LIBOR, respectively. Approximately 92.19% of the Group I Mortgage Loans are scheduled to pay interest only for the first ten

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                                 years. After such ten-year interest-only term, Group I Mortgage Loans are scheduled to amortize on a 15-year or 20-year fully amortizing basis.

GROUP II
MORTGAGE LOANS:                  As of the Cut-off Date, the Group II Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $119,791,082, which equals
                                 approximately 29.14% of the Mortgage Loans. The
                                 Group II Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $116,560,290.

                                 Approximately 6.84%, 28.39%, 64.06% and 0.71%
                                 of the Group II Mortgage Loans are subject to an interest rate cap of 2.000%, 3.000%, 5.000%
                                 and 6.000% on the first adjustment date, respectively. Approximately 94.64% and 5.36% of the Group II Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000% on each adjustment date thereafter, respectively.
                                 Approximately 16.48% and 83.52% of the Group II
                                 Mortgage Loans are subject to a maximum
                                 mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                                 Approximately 95.12% and 4.88% of the Group II
                                 Mortgage Loans are indexed based on six-month
                                 LIBOR and one-year LIBOR, respectively.
                                 Approximately 8.02% and 83.58% of the Group II
                                 Mortgage Loans are scheduled to pay interest only for the first three and ten years, respectively. After such three-year and ten-year interest-only term, the Group II
                                 Mortgage Loans are scheduled to amortize on a 27-year and 20-year fully amortizing basis, respectively.

GROUP III
MORTGAGE LOANS:                  As of the Cut-off Date, the Group III Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $167,353,731, which equals
                                 approximately 40.71% of the Mortgage Loans. The
                                 Group III Mortgage Loans are expected to have
                                 an aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $162,840,164.

                                 Approximately 96.25% and 3.75% of the Group III
                                 Mortgage Loans are subject to an interest rate cap of 5.000% and 6.000% on the first adjustment date, respectively. Approximately
                                 76.58% and 23.42% of the Group III Mortgage
                                 Loans are subject to a periodic rate cap of 1.000% and 2.000% on each adjustment date thereafter, respectively. Approximately 96.25%,
                                 0.14% and 3.61% of the Group III Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%, 5.500% and 6.000%, respectively.

                                 Approximately 79.99%, 13.98% and 6.03% of the
                                 Group III Mortgage Loans are indexed based on six-month LIBOR, one-year LIBOR and one-year
                                 Treasury, respectively. Approximately 24.07% and 66.26% of the Group III Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively. After such five-year and ten-year interest-only term, the Group III Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP IV
MORTGAGE LOANS:                  As of the Cut-off Date, the Group IV Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $88,058,613, which equals
                                 approximately 21.42% of the Mortgage Loans. The
                                 Group IV Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $85,683,653.

                                 Approximately 99.70% and 0.30% of the Group IV
                                 Mortgage Loans are subject to an interest rate cap of 5.000% and 6.000% on the first adjustment date, respectively. Approximately

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                                 92.72% and 7.28% of the Group IV Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000% on each adjustment date thereafter, respectively. Approximately 99.16% and 0.84% of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively.

                                 Approximately 91.37% and 8.63% of the Group IV
                                 Mortgage Loans are indexed based on six-month
                                 LIBOR and one-year LIBOR, respectively.
                                 Approximately 16.66% and 74.26% of the Group IV
                                 Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group IV
                                 Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP V
MORTGAGE LOANS:                  As of the Cut-off Date, the Group V Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $11,766,792, which equals
                                 approximately 2.86% of the Mortgage Loans. The
                                 Group V Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $11,449,439.

                                 All of the Group V Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. Approximately 70.39% and
                                 29.61% of the Group V Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000% on each adjustment date thereafter, respectively. All of the Group V Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                                 Approximately 70.39% and 29.61% of the Group V
                                 Mortgage Loans are indexed based on six-month
                                 LIBOR and one-year LIBOR, respectively.
                                 Approximately 82.42% of the Group V Mortgage
                                 Loans are scheduled to pay interest only for the first ten years, respectively. After such ten-year interest-only term, the Group V
                                 Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis, respectively.

ACCRUAL PERIOD:                  The interest accrual period (the "Accrual
                                 Period") with respect to the Class I-A
                                 Certificates for each Distribution Date will be
                                 the period beginning on the 25th day of the
                                 month prior to such Distribution Date (or, in
                                 the case of the first Distribution Date, the
                                 Closing Date) and ending on the 24th day of the
                                 month of such Distribution Date on a Actual/360
                                 basis. The interest accrual period for the
                                 Class II-A, Class III-A1, Class III-A2, Class
                                 IV-A1, Class IV-A2, Class V-A, Class X-A and
                                 Mezzanine Certificates for each Distribution
                                 Date will be the calendar month immediately
                                 preceding the month in which the Distribution
                                 Date occurs on a 30/360 basis.

NET WAC CAP:                     In the case of the Class I-A Certificates, the
                                 "Group 1 Net WAC Cap" is the weighted average
                                 of the net mortgage rates for the Group 1
                                 Mortgage Loans, multiplied by 30 and divided by
                                 the actual number of days in the related
                                 Accrual Period. The "Net Mortgage Rate" of a
                                 Mortgage Loan is equal to the mortgage loan
                                 rate of the Mortgage Loan less the servicing
                                 fee rate and the trustee fee rate.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

MAXIMUM RATE CAP:                The Class I-A Certificate Pass-Through Rate
                                 will also be subject to the "Group 1 Maximum
                                 Rate Cap", which will be calculated in the same
                                 manner as the Group 1 Net WAC Cap, but based on
                                 the net maximum lifetime mortgage rates on the
                                 Group 1 Mortgage Loans. Any interest shortfall
                                 due to the application of Group 1 Maximum Rate
                                 Cap will not be reimbursed.

SHORTFALL REIMBURSEMENT:         If on any Distribution Date the on the Class
                                 I-A Certificate Pass-Through Rate is limited by
                                 the Group 1 Net WAC Cap, the amount of such
                                 interest that would have been distributed if
                                 the Class I-A Certificate Pass-Through Rate had
                                 not been so limited by the Group 1 Net WAC Cap,
                                 up to but not exceeding the Group 1 Maximum
                                 Rate Cap and the aggregate of such shortfalls
                                 from previous Distribution Dates together with
                                 accrued interest at the Class I-A Certificate
                                 Pass-Through Rate will be carried over to the
                                 next Distribution Date until paid (herein
                                 referred to as "Carryover"). Payments in
                                 respect of such Carryover may be derived only
                                 from amounts otherwise available for
                                 distribution to the Class X-A Certificates. No
                                 such Carryover will be paid once the
                                 certificate principal balance of the Class I-A
                                 Certificates has been reduced to zero.

CREDIT ENHANCEMENT:              Senior/subordinate, shifting interest
                                 structure.

                                                                      BOND        INITIAL
                                 CERTIFICATES          S&P/MOODY'S   SIZES*   SUBORDINATION*
                                 ------------          -----------   ------   --------------
                                 SENIOR CERTIFICATES    [AAA/Aaa]     92.50%       7.50%
                                 CLASS M-1               [AA/Aa2]      2.70%       4.80%
                                 CLASS M-2                [A/A2]       1.55%       3.25%
                                 CLASS M-3              [BBB/Baa2]     0.95%       2.30%

*    Preliminary and subject to revision.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

SHIFTING INTEREST:               Prior to the Distribution Date occurring in
                                 August 2013, the Mezzanine Certificates and
                                 Subordinate Certificates will be locked out
                                 from receipt of all unscheduled principal
                                 (unless the Senior Certificates are paid down
                                 to zero or the credit enhancement provided by
                                 the Mezzanine Certificates and Subordinate
                                 Certificates has doubled prior to such date as
                                 described below). After such time and subject
                                 to standard collateral performance triggers (as
                                 described in the prospectus supplement), the
                                 Mezzanine Certificates and Subordinate
                                 Certificates will receive an increasing portion
                                 of unscheduled principal prepayments.

                                 The prepayment percentages on the Mezzanine
                                 Certificates and Subordinate Certificates are as follows:

                                 August 2006 - July 2013   0% Pro Rata Share
                                 August 2013 - July 2014   30% Pro Rata Share
                                 August 2014 - July 2015   40% Pro Rata Share
                                 August 2015 - July 2016   60% Pro Rata Share
                                 August 2016 - July 2017   80% Pro Rata Share
                                 August 2017 and after     100% Pro Rata Share

                                 Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine
                                 Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in August 2009, the
                                 Mezzanine and Subordinate Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                                 Any principal not allocated to the Mezzanine
                                 Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF REALIZED LOSSES:   The principal portion of realized losses, on
                                 the Mortgage Loans will be allocated as
                                 follows: first, to the Subordinate Certificates
                                 in reverse order of their numerical Class
                                 designations, in each case until the respective
                                 Certificate Principal Balance has been reduced
                                 to zero; second, to the Mezzanine Certificates
                                 in reverse order of their numerical Class
                                 designations, in each case until the respective
                                 Certificate Principal Balance has been reduced
                                 to zero; and third to the related Class or
                                 Classes of Senior Certificates. However, losses
                                 allocable to the Class III-A-1 Certificates
                                 will be allocated to the Class III-A-2
                                 Certificates until the Certificate Principal
                                 Balance of the Class III-A-2 Certificates has
                                 been reduced to zero, and losses allocable to
                                 the Class IV-A-1 Certificates will be allocated
                                 to the Class IV-A-2 Certificates until the
                                 Certificate Principal Balance of the Class
                                 IV-A-2 Certificates has been reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:                   Distributions on the Certificates will be made
                                 on each Distribution Date from available
                                 interest and principal collections received
                                 during the related due period on the Mortgage
                                 Loans in the related loan group or groups
                                 (after payment of any servicing fees and
                                 trustee fees) in the following order of
                                 priority:

                                 1)  To the Senior Certificates, accrued and
                                     unpaid interest at the respective
                                     Pass-Through Rate; provided, however, that the current interest distributable to the Class X-A Certificates may be limited as a result of basis risk shortfalls as provided in the Prospectus Supplement;

                                 2)  Concurrently as follows,

                                          i)   To the Class I-A Certificates,
                                               until its Certificate Principal
                                               Balance is reduced to zero, all
                                               principal received with respect
                                               to the Group I Mortgage Loans
                                               (other than any portion of such
                                               principal distributable to the
                                               Mezzanine and Subordinate
                                               Certificates pursuant to (3)
                                               below).

                                          ii)  To the Class II-A Certificates,
                                               until its Certificate Principal
                                               Balance is reduced to zero, all
                                               principal received with respect
                                               to the Group II Mortgage Loans
                                               (other than any portion of such
                                               principal distributable to the
                                               Mezzanine and Subordinate
                                               Certificates pursuant to (3)
                                               below).

                                          iii) To the Class III-A-1 and Class
                                               III-A-2 Certificates, pro-rata,
                                               until their Certificate Principal
                                               Balances are reduced to zero, all
                                               principal received with respect
                                               to the Group III Mortgage Loans
                                               (other than any portion of such
                                               principal distributable to the
                                               Mezzanine and Subordinate
                                               Certificates pursuant to (3)
                                               below).

                                          iv)  To the Class IV-A-1 and Class
                                               IV-A-2 Certificates, pro-rata,
                                               until their Certificate Principal
                                               Balances are reduced to zero, all
                                               principal received with respect
                                               to the Group IV Mortgage Loans
                                               (other than any portion of such
                                               principal distributable to the
                                               Mezzanine and Subordinate
                                               Certificates pursuant to (3)
                                               below).

                                          v)   To the Class V-A, until its
                                               Certificate Principal Balance is
                                               reduced to zero, all principal
                                               received with respect to the
                                               Group V Mortgage Loans (other
                                               than any portion of such
                                               principal distributable to the
                                               Mezzanine and Subordinate
                                               Certificates pursuant to (3)
                                               below).

                                 3)  Sequentially to the Class M-1, Class M-2,
                                     Class M-3, Class B-1, Class B-2 and Class
                                     B-3 Certificates, in that order, in each case up to an amount equal to and in the following order, (i) first, accrued and unpaid interest at the respective
                                     Pass-Through Rate and (ii) second, such
                                     Class' pro-rata share of scheduled
                                     principal and its pro-rata share of
                                     prepayment principal as described under
                                     "Shifting Interest" above, until their
                                     respective Certificate Principal Balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                                  ASSUMPTIONS:

Group I - V: 25% CPB

Initial One Month LIBOR:    5.3510%
Initial Six Month LIBOR:    5.6200%
Initial Twelve Month LIBOR: 5.7560%
Initial One Year Treasury:  5.4670%

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                   NET                           ORIGINAL      REMAINING   ORIGINAL  REMAINING
          CURRENT     MORTGAGE  MORTGAGE  ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION     IO         IO
GROUP     BALANCE       RATE      RATE      TERM       TERM       TERM(1)       TERM(1)      TERM       TERM
-----  -------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------
1       2,048,655.81    5.940     5.690      360       354          240           240         120       114
1         321,991.83    6.655     6.405      360       357          360           357           0         0
1         156,965.31    6.669     6.419      360       357          360           357           0         0
1         658,546.55    6.950     6.700      360       357          240           240         120       117
1       1,416,731.20    7.228     6.978      360       356          240           240         120       116
1       2,407,713.53    6.848     6.598      360       357          240           240         120       117
1       4,965,317.89    7.184     6.835      348       342          228           228         120       114
1         291,908.93    7.375     7.000      360       356          240           240         120       116
1       1,022,500.56    7.479     7.104      360       355          240           240         120       115
1       1,039,239.44    7.240     6.865      360       354          240           240         120       114
1         374,227.25    7.391     7.016      360       355          240           240         120       115
1         511,985.11    6.552     6.177      360       354          240           240         120       114
1       1,119,948.80    6.707     6.332      360       356          360           356           0         0
1         100,844.43    7.250     6.875      360       355          360           355           0         0
1         134,092.39    6.875     6.500      360       354          360           354           0         0
1       2,965,182.10    6.498     6.123      360       355          240           240         120       115
1       3,325,848.26    7.322     6.947      360       355          240           240         120       115
1         604,756.16    7.040     6.665      360       355          240           240         120       115
2       1,603,585.64    6.755     6.476      351       347          351           347           0         0
2         404,780.39    6.500     6.125      360       355          240           240         120       115
2       3,416,578.63    6.629     6.374      360       357          324           324          36        33
2       5,419,327.55    6.856     6.606      360       358          360           358           0         0
2         324,324.74    7.375     7.125      360       357          480           477           0         0
2         274,081.25    6.816     6.566      360       357          360           357           0         0
2         328,004.70    7.497     7.247      360       357          360           357           0         0
2       1,012,949.36    7.141     6.891      360       357          360           357           0         0
2         834,055.54    7.101     6.851      360       356          480           476           0         0
2      64,169,666.28    6.760     6.495      360       357          240           240         120       117
2       9,231,314.34    7.007     6.757      360       357          240           240         120       117
2         132,332.05    7.375     7.125      360       357          240           240         120       117
2      22,080,038.16    7.026     6.776      360       357          240           240         120       117
2       1,401,795.97    6.926     6.676      360       357          240           240         120       117

                                                                                         ORIGINAL MONTHS
                INITIAL                              RATE    MONTHS TO                    TO PREPAYMENT
        GROSS  PERIODIC  PERIODIC    MAX    MIN     RESET       NEXT                          PERIOD
GROUP  MARGIN     CAP       CAP     RATE    RATE  FREQUENCY    RESET         INDEX          EXPIRATION
-----  ------  --------  --------  ------  -----  ---------  ---------  ---------------  ---------------
1       2.060    3.000     3.000   12.000  2.060       1         18     One-Month LIBOR          0
1       2.750    3.000     1.000   12.655  2.750       6         21     Six-Month LIBOR          0
1       2.750    3.000     1.000   12.669  2.750       6         21     Six-Month LIBOR         36
1       2.750    3.000     1.000   12.950  2.750       6         21     Six-Month LIBOR          0
1       2.750    3.000     1.000   13.228  2.750       6         20     Six-Month LIBOR         12
1       2.750    3.000     1.000   12.848  2.750       6         21     Six-Month LIBOR         36
1       2.309      N/A       N/A   12.000  2.309       1          1     One-Month LIBOR          0
1       2.500      N/A       N/A   12.000  2.500       1          1     One-Month LIBOR         12
1       2.604      N/A       N/A   12.000  2.604       1          1     One-Month LIBOR         36
1       2.594      N/A       N/A   12.000  2.594       6          4     Six-Month LIBOR          0
1       2.817      N/A       N/A   12.000  2.817       6          3     Six-Month LIBOR         12
1       2.095      N/A       N/A   12.000  2.095       6          3     Six-Month LIBOR         36
1       2.750    2.000     2.000   12.707  2.750      12          8      One-Year LIBOR          0
1       2.750    2.000     2.000   13.250  2.750      12          7      One-Year LIBOR         12
1       2.750    2.000     2.000   12.875  2.750      12          6      One-Year LIBOR         36
1       2.631    2.000     2.000   12.498  2.631      12          7      One-Year LIBOR          0
1       2.750    2.000     2.000   13.322  2.750      12          7      One-Year LIBOR         12
1       2.715    2.000     2.000   13.040  2.715      12          7      One-Year LIBOR         36
2       2.756    2.491     2.000   12.755  2.756      12         32      One-Year LIBOR          0
2       3.250    2.000     2.000   12.500  3.250      12         31      One-Year LIBOR         36
2       2.846    2.459     2.000   12.629  2.846      12         33      One-Year LIBOR          0
2       2.797    4.364     1.000   12.825  2.797       6         34     Six-Month LIBOR          0
2       2.750    5.000     1.000   13.375  2.750       6         33     Six-Month LIBOR          0
2       2.750    5.000     1.000   12.816  2.750       6         33     Six-Month LIBOR         12
2       2.750    5.000     1.000   13.497  2.750       6         33     Six-Month LIBOR         30
2       2.750    5.000     1.000   13.141  2.750       6         33     Six-Month LIBOR         36
2       2.750    5.000     1.000   13.101  2.750       6         32     Six-Month LIBOR         36
2       2.700    3.867     1.000   12.543  2.700       6         33     Six-Month LIBOR          0
2       2.750    5.000     1.000   13.007  2.750       6         33     Six-Month LIBOR         12
2       2.750    5.000     1.000   13.375  2.750       6         33     Six-Month LIBOR         30
2       2.750    5.000     1.000   13.026  2.750       6         33     Six-Month LIBOR         36
2       2.750    5.000     1.000   12.926  2.750       6         33     Six-Month LIBOR         42

(1)  DOES NOT INCLUDE INTEREST-ONLY TERM.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS (CONT'D)


                                   NET                            ORIGINAL     REMAINING   ORIGINAL  REMAINING
          CURRENT     MORTGAGE  MORTGAGE  ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION     IO        IO
GROUP     BALANCE       RATE      RATE      TERM      TERM        TERM(1)       TERM(1)      TERM       TERM
-----  -------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------
2       5,659,365.78    6.016     5.688      360       355          324           324          36        31
2         268,089.16    6.584     6.334      360       358          324           324          36        34
3       2,111,027.41    6.371     6.121      360       353          360           353           0         0
3       9,104,845.08    6.438     6.188      360       354          240           240         120       114
3      10,993,422.29    6.399     6.136      360       355          300           300          60        55
3       2,299,084.74    4.266     4.016      360       347          360           347           0         0
3       7,523,560.38    4.182     3.932      360       347          300           300          60        47
3      10,364,414.22    6.790     6.514      360       358          360           358           0         0
3          82,396.07    7.750     7.500      360       357          360           357           0         0
3         893,932.87    6.817     6.567      360       353          360           353           0         0
3      90,432,108.54    6.632     6.382      360       356          240           240         120       116
3       1,737,733.85    7.369     7.119      360       356          240           240         120       116
3         470,946.37    7.250     7.000      360       357          240           240         120       117
3       5,665,504.04    7.392     7.142      360       357          240           240         120       117
3         490,407.01    6.946     6.696      360       357          240           240         120       117
3      16,802,565.49    6.474     6.189      360       357          300           300          60        57
3       3,314,561.39    6.051     5.801      360       350          300           300          60        50
3         553,653.94    6.940     6.154      360       357          300           300          60        57
4         727,652.87    6.292     6.042      360       355          360           355           0         0
4       1,584,189.74    6.674     6.424      360       353          240           240         120       113
4       3,666,096.24    6.520     6.270      360       356          276           276          84        80
4       6,743,567.56    6.468     6.218      360       358          360           358           0         0
4         313,996.30    6.009     5.759      360       351          360           351           0         0
4      60,807,920.68    6.441     6.191      360       357          240           240         120       117
4       1,234,288.26    7.024     6.774      360       357          240           240         120       117
4       9,189,598.74    6.843     6.574      360       359          276           276          84        83
4       1,416,342.14    6.811     6.458      360       358          276           276          84        82
5       1,560,787.26    5.974     5.724      360       351          360           351           0         0
5       1,829,458.06    6.438     6.188      360       354          240           240         120       114
5         151,207.96    7.375     7.125      360       354          360           354           0         0
5          65,492.28    7.750     7.500      360       355          360           355           0         0
5         235,451.20    8.875     8.625      360       357          360           357           0         0
5       7,375,850.06    6.641     6.391      360       353          240           240         120       113
5         231,191.87    7.877     7.627      360       357          240           240         120       117

                                                                                         ORIGINAL MONTHS
                INITIAL                              RATE    MONTHS TO                    TO PREPAYMENT
        GROSS  PERIODIC  PERIODIC    MAX    MIN     RESET       NEXT                          PERIOD
GROUP  MARGIN     CAP       CAP     RATE   RATE   FREQUENCY    RESET         INDEX          EXPIRATION
-----  ------  --------  --------  ------  -----  ---------  ---------  ---------------  ---------------
2       2.482    5.146     1.146   11.162  2.482       6         31     Six-Month LIBOR          0
2       2.750    5.000     1.000   11.584  2.750       6         34      One-Year LIBOR          0
3       2.250    5.000     2.000   11.371  2.250      12         53      One-Year LIBOR          0
3       2.346    5.000     2.000   11.438  2.346      12         54      One-Year LIBOR          0
3       2.509    5.000     2.000   11.399  2.509      12         55      One-Year LIBOR          0
3       2.750    5.000     2.000    9.266  2.750      12         47        One-Year CMT          0
3       2.750    5.000     2.000    9.182  2.750      12         47        One-Year CMT          0
3       2.704    5.026     1.026   11.815  2.704       6         58     Six-Month LIBOR          0
3       2.750    5.000     1.000   12.750  2.750       6         57     Six-Month LIBOR         12
3       2.541    5.418     1.418   12.236  2.541       6         53     Six-Month LIBOR         36
3       2.485    5.000     1.000   11.632  2.485       6         56     Six-Month LIBOR          0
3       2.750    5.000     1.000   12.369  2.750       6         56     Six-Month LIBOR         12
3       2.750    5.000     1.000   12.250  2.750       6         57     Six-Month LIBOR         24
3       2.750    5.000     1.000   12.392  2.750       6         57     Six-Month LIBOR         36
3       2.750    5.000     1.000   11.946  2.750       6         57     Six-Month LIBOR         42
3       2.481    5.128     1.128   11.595  2.481       6         57     Six-Month LIBOR          0
3       2.250    6.000     2.000   12.051  2.250       6         50     Six-Month LIBOR         36
3       2.750    5.000     1.000   11.940  2.750       6         57      One-Year LIBOR          0
4       2.334    5.000     2.000   11.292  2.334      12         79      One-Year LIBOR          0
4       2.250    5.000     2.000   11.674  2.250      12         77      One-Year LIBOR          0
4       2.503    5.000     2.000   11.520  2.503      12         80      One-Year LIBOR          0
4       2.617    5.000     1.000   11.468  2.617       6         82     Six-Month LIBOR          0
4       2.340    5.819     1.819   11.828  2.340       6         75     Six-Month LIBOR         36
4       2.510    5.000     1.000   11.449  2.510       6         81     Six-Month LIBOR          0
4       2.750    5.000     1.000   12.024  2.750       6         81     Six-Month LIBOR         36
4       2.750    5.000     1.000   11.843  2.750       6         83     Six-Month LIBOR          0
4       2.750    5.000     1.000   11.811  2.750       6         82      One-Year LIBOR          0
5       2.250    5.000     2.000   10.974  2.250      12        111      One-Year LIBOR          0
5       2.250    5.000     2.000   11.438  2.250      12        114      One-Year LIBOR          0
5       2.750    5.000     1.000   12.375  2.750       6        114     Six-Month LIBOR         12
5       2.750    5.000     1.000   12.750  2.750       6        115     Six-Month LIBOR         36
5       2.750    5.000     1.000   13.875  2.750       6        117     Six-Month LIBOR         42
5       2.335    5.000     1.000   11.641  2.335       6        113     Six-Month LIBOR          0
5       2.750    5.000     1.000   12.877  2.750       6        117     Six-Month LIBOR         36

(1)  DOES NOT INCLUDE INTEREST-ONLY TERM.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

                      TOTAL MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $411,087,111.24
Total Number of Loans             1,194

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $344,294.06        $26,000.00   $2,746,000.00
Original Balance                   $345,746.75        $26,000.00   $2,746,000.00

Loan Rate                                6.610%            3.625%          9.375%
Servicing Fee                            0.258%            0.250%          0.500%
Net Loan Rate                            6.347%            3.375%          9.125%

Gross Margin                             2.577%            1.625%          3.625%
Maximum Loan Rate                       11.904%            8.625%         14.375%

Original LTV                             75.70%            10.82%          98.59%

Credit Score(3)                            719               620             814

Original Term (mos)                        360               300             360
Remaining Term (mos)(4)                    356               297             359
Seasoning (mos)(4)                           4                 1              27

Next Rate Reset (mos)(4)                    53                 1             119
Rate Adj Freq (mos)                          7                 1              12
First Rate Adj Reset (mos)                  57                 1             120

IO Original Term (2)                       110                36             120
IO Remaining Term (2)(4)                   106                22             119

Top State Concentrations ($)   CA(32.71%),FL(7.38%),VA(6.01%),AZ(5.63%),MD(5.56%)

First Pay Date                                          5/1/2004        7/1/2006
Rate Change Date                                        8/1/2006        6/1/2016
Maturity Date                                           4/1/2031        6/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Six-Month LIBOR                   1006   $343,625,445.75       83.59%       6.681%     719     $341,576   76.02%   33.26%   91.77%
One-Year LIBOR                     145     48,807,531.00       11.87        6.548      717      336,604   74.48    19.80    84.51
One-Year Treasury                   22     10,094,907.02        2.46        4.202      741      458,859   74.09    43.27    76.59
One-Month LIBOR                     21      8,559,227.47        2.08        6.921      720      407,582   71.78    37.47   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1 Month LIBOR IO Loans              19   $  6,453,787.47        1.57%       7.241%     705    $  339,673  73.68%   17.07%  100.00%
6 Month LIBOR IO Loans               7      1,978,821.05        0.48        7.086      692       282,689  77.11    40.18   100.00
1 Year LIBOR Loans                   6      1,392,440.03        0.34        6.764      704       232,073  80.00     0.00     0.00
1 Year LIBOR IO Loans               20      7,086,922.40        1.72        6.943      704       354,346  73.42     6.65   100.00
2/28 LIBOR IO Loans
   (1 Mo LIBOR)                      2      2,105,440.00        0.51        5.940      765     1,052,720  65.99   100.00   100.00
2/28 LIBOR Loans (6 Mo LIBOR)        4        492,232.77        0.12        6.660      757       123,058  77.84    41.78     0.00
2/28 LIBOR IO Loans
   (6 Mo LIBOR)                     15      4,607,249.84        1.12        6.983      696       307,150  79.41    12.88   100.00
3/27 LIBOR Loans (6 Mo LIBOR)       40      7,229,339.77        1.76        6.925      717       180,733  79.18    12.83     0.00
3/27 LIBOR IO Loans
   (6 Mo LIBOR)                    327    105,520,421.94       25.67        6.802      711       322,692  76.90    24.29   100.00
3/27 LIBOR Loans
   (1 Year LIBOR)                    5      1,648,033.47        0.40        6.755      733       329,607  70.53    12.11     0.00
3/27 LIBOR IO Loans
   (1 Year LIBOR)                   15      4,202,798.60        1.02        6.613      723       280,187  74.71     7.65   100.00
5/25 LIBOR Loans (6 Mo LIBOR)       49     11,655,083.36        2.84        6.799      716       237,859  76.28    36.80     0.00
5/25 LIBOR IO Loans
   (6 Mo LIBOR)                    325    122,209,853.73       29.73        6.644      722       376,030  76.05    35.04   100.00
5/25 LIBOR Loans
   (1 Year LIBOR)                   12      2,169,540.40        0.53        6.371      739       180,795  74.66     6.10     0.00
5/25 LIBOR IO Loans
   (1 Year LIBOR)                   55     21,224,346.69        5.16        6.431      720       385,897  74.71    24.55   100.00
5/25 Treasury Loans                  5      2,362,810.26        0.57        4.266      762       472,562  65.72    13.37     0.00
5/25 Treasury IO Loans              17      7,732,096.76        1.88        4.182      734       454,829  76.65    52.40   100.00
7/23 LIBOR Loans (6 Mo LIBOR)       27      7,253,183.85        1.76        6.447      728       268,636  72.35    61.03     0.00
7/23 LIBOR IO Loans
   (6 Mo LIBOR)                    183     73,206,195.12       17.81        6.503      727       400,034  74.54    45.29   100.00
7/23 LIBOR Loans
   (1 Year LIBOR)                    3        747,821.79        0.18        6.292      755       249,274  67.88     0.00     0.00
7/23 LIBOR IO Loans
   (1 Year LIBOR)                   19      6,851,412.24        1.67        6.618      712       360,601  77.11    33.05   100.00
10/20 LIBOR Loans (6 Mo LIBOR)       3        464,684.07        0.11        8.210      685       154,895  87.09    33.44     0.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                     20      7,817,892.24        1.90        6.679      706       390,895  74.39    16.55   100.00
10/20 LIBOR Loans
   (1 Year LIBOR)                    4      1,604,048.81        0.39        5.974      704       401,012  66.01    41.78     0.00
10/20 LIBOR IO Loans
   (1 Year LIBOR)                    6      1,880,166.57        0.46        6.438      710       313,361  74.75    21.01   100.00
3/27 LIBOR Loans
   (40 Year Amortization)            6      1,190,488.01        0.29        7.178      678       198,415  75.87     0.00     0.00
                                 -----   ---------------      ------        -----      ---     ---------  -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $ 344,294  75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     =========  =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                   158   $ 37,019,218.58        9.01%       6.535%     723     $234,299   74.73%   30.59%    0.00%
Balloon                              6      1,190,488.01        0.29        7.178      678      198,415   75.87     0.00     0.00
36 Month Interest-Only              28      9,603,029.43        2.34        6.257      722      342,965   77.01    36.82   100.00
60 Month Interest-Only              96     40,273,961.23        9.80        5.984      731      419,520   76.45    39.20   100.00
84 Month Interest-Only              42     14,667,626.28        3.57        6.757      722      349,229   77.80    25.66   100.00
120 Month Interest-Only            864    308,332,787.71       75.00        6.702      717      356,867   75.58    31.50   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                  93   $  6,851,268.15        1.67%       6.947%     716    $   73,670  76.46%   34.20%   65.16%
100,000.01 to 200,000.00           315     48,103,509.75       11.70        6.735      716       152,710  77.97    38.00    81.93
200,000.01 to 300,000.00           248     61,832,966.33       15.04        6.684      710       249,326  77.38    27.64    88.13
300,000.01 to 400,000.00           145     50,036,565.48       12.17        6.577      713       345,080  77.94    18.35    85.39
400,000.01 to 500,000.00           171     77,753,794.13       18.91        6.659      721       454,701  78.00    27.71    92.97
500,000.01 to 600,000.00            88     48,523,028.98       11.80        6.684      724       551,398  77.37    25.05    95.45
600,000.01 to 700,000.00            56     36,441,692.82        8.86        6.590      730       650,745  75.71    23.27   100.00
700,000.01 to 800,000.00            22     16,280,388.72        3.96        6.773      707       740,018  71.76    17.97    86.68
800,000.01 to 900,000.00             9      7,567,572.85        1.84        5.907      744       840,841  65.34    54.86    78.25
900,000.01 to 1,000,000.00          22     21,583,909.22        5.25        6.212      718       981,087  69.50    49.92    95.39
1,000,000.01 to 1,100,000.00         6      6,382,340.00        1.55        6.441      732     1,063,723  61.62    66.68   100.00
1,100,000.01 to 1,200,000.00         3      3,519,314.69        0.86        6.127      728     1,173,105  70.63    34.02   100.00
1,200,000.01 to 1,300,000.00         1      1,284,000.00        0.31        5.875      766     1,284,000  80.00   100.00   100.00
1,300,000.01 to 1,400,000.00         3      4,131,250.00        1.00        7.256      730     1,377,083  73.20    33.89   100.00
1,400,000.01 to 1,500,000.00         6      8,728,885.12        2.12        6.562      717     1,454,814  68.70    50.48   100.00
1,500,000.01 to 2,000,000.00         5      9,320,625.00        2.27        6.067      733     1,864,125  63.68   100.00   100.00
2,500,000.01 to 3,000,000.00         1      2,746,000.00        0.67        6.500      727     2,746,000  64.99   100.00   100.00
                                 -----   ---------------      ------        -----      ---     ---------  -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719    $  344,294  75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     =========  =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CURRENT                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MORTGAGE RATES (%)               LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------             --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
3.501 to 3.750                       3   $    975,276.40        0.24%       3.674%     757     $325,092   65.98%   30.33%   60.41%
3.751 to 4.000                       4      1,473,591.12        0.36        3.934      776      368,398   74.33    28.46    77.03
4.001 to 4.250                       8      3,793,846.65        0.92        4.192      768      474,231   72.70    53.39    65.15
4.251 to 4.500                       6      3,536,242.49        0.86        4.375      702      589,374   78.12    37.07   100.00
4.501 to 4.750                       3        924,051.69        0.22        4.750      728      308,017   74.25    70.37    78.40
4.751 to 5.000                       8      2,621,862.25        0.64        4.979      758      327,733   76.96    84.91   100.00
5.001 to 5.250                      18      8,498,277.63        2.07        5.172      721      472,127   75.42    74.15    90.96
5.251 to 5.500                      16      5,796,799.10        1.41        5.422      705      362,300   77.28    59.63    82.83
5.501 to 5.750                      55     18,824,934.52        4.58        5.718      735      342,272   74.06    73.12    94.42
5.751 to 6.000                      75     32,708,324.99        7.96        5.921      733      436,111   72.83    65.54    95.39
6.001 to 6.250                     102     38,464,479.87        9.36        6.193      721      377,103   71.41    47.68    91.71
6.251 to 6.500                     175     65,004,359.31       15.81        6.456      726      371,453   74.24    37.94    88.33
6.501 to 6.750                     195     65,412,280.14       15.91        6.696      723      335,448   75.48    24.30    89.72
6.751 to 7.000                     197     65,180,641.22       15.86        6.916      712      330,866   77.21    13.43    90.93
7.001 to 7.250                      99     31,569,659.28        7.68        7.189      709      318,885   78.91    18.58    90.49
7.251 to 7.500                      98     29,681,339.10        7.22        7.431      704      302,871   79.23     4.81    92.44
7.501 to 7.750                      63     16,692,197.15        4.06        7.682      696      264,956   77.05    12.32    86.89
7.751 to 8.000                      58     15,009,020.96        3.65        7.900      704      258,776   80.27    12.11    98.30
8.001 to 8.250                       5      3,253,950.00        0.79        8.202      694      650,790   72.96    22.91    91.01
8.251 to 8.500                       4        973,999.99        0.24        8.443      772      243,500   81.90     8.41   100.00
8.751 to 9.000                       1        241,977.38        0.06        8.875      697      241,977   95.00     0.00     0.00
9.251 to 9.500                       1        450,000.00        0.11        9.375      746      450,000   90.00     0.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
289 to 300                           2   $  1,305,000.00        0.32%       6.451%     659     $652,500   50.30%   80.46%   80.46%
325 to 336                           1        455,208.30        0.11        4.125      763      455,208   80.00   100.00   100.00
337 to 348                          25     11,642,359.97        2.83        4.416      736      465,694   75.33    35.85    82.42
349 to 360                       1,166    397,684,542.97       96.74        6.677      719      341,067   75.79    31.65    90.97
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.01 to 20.00                       3   $    328,080.35        0.08%       6.008%     758     $109,360   13.90%   57.53%   77.34%
20.01 to 30.00                       2        530,700.00        0.13        6.170      739      265,350   23.81    78.67   100.00
30.01 to 40.00                       8      3,707,707.90        0.90        5.985      702      463,463   34.51    53.52    69.19
40.01 to 50.00                      13      6,576,949.99        1.60        6.398      717      505,919   45.60    62.80   100.00
50.01 to 60.00                      48     22,083,222.86        5.37        6.240      732      460,067   57.07    30.25    82.56
60.01 to 70.00                     104     50,246,810.19       12.22        6.663      724      483,142   67.09    43.65    92.72
70.01 to 75.00                      94     43,932,493.64       10.69        6.411      723      467,367   73.80    39.59    94.24
75.01 to 80.00                     836    262,709,089.02       63.91        6.658      717      314,245   79.62    27.97    90.54
80.01 to 85.00                      16      4,020,193.51        0.98        6.346      692      251,262   83.92    36.14    91.53
85.01 to 90.00                      50     12,188,365.57        2.96        7.018      716      243,767   89.75    19.09    89.99
90.01 to 95.00                      19      4,263,498.21        1.04        6.934      699      224,395   94.61    24.58    87.68
95.01 to 100.00                      1        500,000.00        0.12        7.250      781      500,000   98.59   100.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
601 to 625                           8   $  2,380,090.04        0.58%       5.734%     624     $297,511   77.46%   49.98%  100.00%
626 to 650                          60     17,341,523.67        4.22        6.825      642      289,025   73.85    35.92    84.18
651 to 675                         170     53,121,521.62       12.92        6.835      664      312,480   75.36    23.67    94.86
676 to 700                         239     82,974,555.41       20.18        6.797      688      347,174   77.04    23.07    90.13
701 to 725                         219     71,244,184.24       17.33        6.665      713      325,316   77.41    27.91    87.56
726 to 750                         196     72,687,339.24       17.68        6.535      736      370,854   74.88    33.42    93.23
751 to 775                         168     62,560,798.34       15.22        6.331      763      372,386   74.69    43.26    92.00
776 to 800                         107     41,456,214.50       10.08        6.326      786      387,441   73.61    44.82    88.90
801 to 825                          27      7,320,884.18        1.78        6.823      806      271,144   78.61    35.19    84.16
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Alabama                             4    $    997,996.11        0.24%       6.122%     757     $249,499   76.57%   65.34%  100.00%
Arizona                            67      23,143,609.99        5.63        6.665      724      345,427   77.20    31.27    91.97
Arkansas                            2         484,975.00        0.12        6.427      709      242,488   92.47    29.89   100.00
California                        283     134,473,053.93       32.71        6.636      719      475,170   74.37    27.07    93.47
Colorado                           41      10,757,984.26        2.62        6.554      721      262,390   71.51    35.05    85.00
Connecticut                        14       5,532,521.23        1.35        5.613      745      395,180   77.57    54.51    94.77
Delaware                            3       1,017,600.00        0.25        6.164      718      339,200   77.90    83.29   100.00
District of Columbia               12       4,413,102.49        1.07        6.929      709      367,759   77.43    28.32    92.52
Florida                           103      30,332,654.88        7.38        6.807      717      294,492   75.43    13.78    88.04
Georgia                            26       8,151,663.95        1.98        6.385      741      313,526   70.67    25.38    96.46
Hawaii                              6       2,917,750.00        0.71        7.052      719      486,292   76.33    20.36   100.00
Idaho                              14       2,224,801.11        0.54        6.828      724      158,914   77.89    23.98   100.00
Illinois                           41      15,943,031.01        3.88        6.436      726      388,854   74.53    49.95    86.12
Indiana                            12       2,477,599.96        0.60        6.734      717      206,467   78.39    38.58    68.66
Iowa                                2         726,354.58        0.18        6.072      743      363,177   80.00    57.60    42.40
Kansas                              4       1,162,399.98        0.28        6.578      745      290,600   80.00    47.83   100.00
Kentucky                            2         216,400.00        0.05        5.854      728      108,200   80.30   100.00    46.21
Louisiana                           3         859,766.60        0.21        5.452      723      286,589   64.96     0.00   100.00
Maine                               2         412,886.38        0.10        6.449      713      206,443   73.43    40.68   100.00
Maryland                           60      22,847,982.08        5.56        6.837      716      380,800   77.68    30.80    93.71
Massachusetts                      15       5,504,919.75        1.34        6.686      705      366,995   70.06    28.18    77.59
Michigan                           78      14,762,021.00        3.59        6.363      697      189,257   79.68    47.62    95.04
Minnesota                          18       3,692,644.88        0.90        6.878      704      205,147   81.04    37.64    84.97
Mississippi                         2         196,350.00        0.05        6.875      707       98,175   84.31     0.00   100.00
Missouri                           10       1,807,467.55        0.44        6.844      702      180,747   78.09    42.32    85.82
Montana                             2         408,362.62        0.10        6.158      739      204,181   79.92   100.00   100.00
Nebraska                            1         174,399.96        0.04        6.625      695      174,400   79.02     0.00   100.00
Nevada                             34      11,192,505.92        2.72        6.787      718      329,191   78.29    26.83    98.45
New Hampshire                       5       1,493,704.21        0.36        6.555      686      298,741   76.22    11.77    87.64
New Jersey                         30      11,015,641.26        2.68        6.506      735      367,188   76.23    36.90    73.93
New Mexico                          7       1,099,462.92        0.27        6.443      768      157,066   79.23    80.69    80.69
New York                           31      13,391,974.44        3.26        6.454      693      431,999   76.76    41.45    80.59
North Carolina                     18       4,328,531.58        1.05        6.669      735      240,474   72.52    70.47    92.21
North Dakota                        1         102,294.83        0.02        7.000      713      102,295   79.30   100.00   100.00
Ohio                               24       3,507,938.34        0.85        6.247      731      146,164   81.97    70.37    89.62
Oklahoma                            2         255,800.00        0.06        6.100      687      127,900   79.94     0.00   100.00
Oregon                             23       6,085,844.06        1.48        6.891      740      264,602   78.39    29.32    91.22
Pennsylvania                       17       4,480,153.84        1.09        6.482      737      263,538   72.48    73.95    81.99
Rhode Island                        5       2,094,267.33        0.51        6.832      675      418,853   73.07     0.00   100.00
South Carolina                      4       1,647,590.45        0.40        6.568      705      411,898   65.65    63.10   100.00
South Dakota                        1          94,400.00        0.02        7.125      701       94,400   80.00     0.00   100.00

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Tennessee                            7      2,876,324.98        0.70        5.741      764      410,904   76.94    70.28   100.00
Texas                               22      8,194,478.48        1.99        6.402      712      372,476   73.47     8.28    70.76
Utah                                16      3,940,059.90        0.96        6.506      739      246,254   74.09    48.72    85.09
Virginia                            67     24,722,516.06        6.01        6.450      718      368,993   77.23    40.80    96.31
Washington                          48     13,528,779.79        3.29        7.017      713      281,850   79.62    11.04    89.17
West Virginia                        3        893,120.00        0.22        6.510      682      297,707   75.30    26.56    73.58
Wisconsin                            2        501,423.55        0.12        6.485      731      250,712   77.69   100.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                            809   $306,945,991.77       74.67%       6.545%     715     $379,414   76.51%   30.32%   91.49%
Investment                         342     86,490,595.95       21.04        6.882      728      252,896   73.25    36.78    87.36
Second Home                         43     17,650,523.52        4.29        6.396      736      410,477   73.53    37.69    93.39
                                 -----   ---------------      ------        -----      ---     --------   -----   ------    -----
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======    =====

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                      683   $236,555,865.58       57.54%       6.546%     717     $346,348   75.24%   30.93%   90.72%
Planned Unit Development           249     95,983,056.09       23.35        6.656      723      385,474   76.65    36.05    93.11
Condominium                        156     46,749,495.26       11.37        6.632      721      299,676   75.09    33.68    90.56
Two- to Four-Family                 98     29,604,226.79        7.20        6.975      723      302,084   77.06    21.52    83.28
Townhouse                            5      1,253,219.55        0.30        5.924      688      250,644   75.44    70.88    76.65
Cooperative                          3        941,247.97        0.23        6.276      690      313,749   82.31    80.45   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                           668   $228,516,568.29       55.59%       6.634%     726     $342,091   78.04%   28.59%   90.35%
Refinance - Rate Term              227     80,399,587.42       19.56        6.575      714      354,183   71.97    39.84    93.90
Refinance - Cashout                299    102,170,955.53       24.85        6.583      708      341,709   73.40    33.44    88.99
                                 -----   ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
                                 LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
                               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
NATIONAL CITY UNDERWRITING
Stated Income / Verified
   Assets                          164   $ 77,068,731.60       18.75%       6.888%     727     $469,931   76.82%    0.00%   92.70%
Full Documentation                  93     36,395,657.00        8.85        6.662      731      391,351   74.99   100.00    84.56
No Income / Verified Assets         33     16,159,250.76        3.93        6.840      729      489,674   73.91     0.00    77.90
Stated Income / Stated Assets       10      4,749,000.00        1.16        6.905      712      474,900   83.99     0.00   100.00
One Year Income Verified            13      4,697,756.00        1.14        6.525      725      361,366   77.64     0.00    71.01
No Documentation                    13      4,557,100.00        1.11        7.046      724      350,546   71.57     0.00    81.66
No Income / No Asset                 9      4,014,620.00        0.98        6.891      708      446,069   78.62     0.00    94.12
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      335   $147,642,115.36       35.92%       6.821%     727     $440,723   76.19%   24.65%   88.31%
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------

GREENPOINT UNDERWRITING
Stated Income                      362   $ 96,228,654.28       23.41%       7.144%     701     $265,825   77.97%    0.00%   91.51%
Full Documentation                  55     11,306,777.49        2.75        7.091      719      205,578   76.70   100.00    86.51
No income, asset or
   employment disclosure            11      2,936,048.09        0.71        7.781      709      266,913   79.13     0.00    91.76
Stated Income/Stated Asset           8      1,663,399.43        0.40        6.766      703      207,925   78.22     0.00   100.00
No Income Disclosure                 3        832,423.94        0.20        6.715      725      277,475   84.70     0.00    53.05
No income or employment
   disclosure                        3        447,709.76        0.11        7.266      697      149,237   67.49     0.00   100.00
No income disclosure / No
   asset verified                    1        276,000.00        0.07        7.625      684      276,000   80.00     0.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      443   $113,691,012.99       27.66%       7.148%     703     $256,639   77.89%    9.95%   90.91%
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------

QUICKEN UNDERWRITING
Full Documentation                 141   $ 44,499,137.90       10.82%       5.902%     724     $315,597   74.97%  100.00%   94.25%
Stated Income/Verified Assets       41     13,793,815.57        3.36        6.185      713      336,435   76.34     0.00   100.00
No Income/No Assets                 18      3,834,894.07        0.93        7.186      665      213,050   83.32     0.00   100.00
Stated Income/Stated Assets         20      3,265,049.54        0.79        6.725      704      163,252   79.95     0.00   100.00
No Income/Verified Assets            2        413,575.00        0.10        5.839      707      206,788   79.84     0.00   100.00
Alternate/Substitute                 2        362,421.91        0.09        5.665      688      181,211   79.39     0.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      224   $ 66,168,893.99       16.10%       6.074%     717     $295,397   76.04%   67.25%   96.13%
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
OTHER
Reduced Documentation              117   $ 44,254,113.92       10.77%       5.973%     726     $378,240   72.47%    0.00%   85.43%
Full Documentation                  75     39,330,974.98        9.57        5.879      730      524,413   70.56   100.00    95.88
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      192   $ 83,585,088.90       20.33%       5.929%     728     $435,339   71.57%   47.06%   90.35%
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS (%)                      LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------                    --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.501 to 1.750                       4   $  1,709,649.99        0.42%       6.548%     686     $427,412   57.72%   64.44%  100.00%
1.751 to 2.000                      38     21,123,726.84        5.14        5.992      733      555,888   69.22    83.81   100.00
2.001 to 2.250                     355    117,016,002.93       28.47        6.147      721      329,623   74.53    51.89    92.94
2.251 to 2.500                      11      4,513,919.78        1.10        6.948      689      410,356   78.49    12.78   100.00
2.501 to 2.750                     731    242,968,511.67       59.10         6.86      716      332,378   76.77    19.35    88.44
2.751 to 3.000                      50     21,567,553.50        5.25        6.776      740      431,351   76.86    20.49    91.37
3.001 to 3.250                       4      1,737,746.53        0.42        6.668      687      434,437   75.25     0.00   100.00
3.501 to 3.750                       1        450,000.00        0.11        9.375      746      450,000   90.00     0.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====    =====   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE (%)        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
8.501 to 8.750                       3   $    975,276.40        0.24%       3.674%     757     $325,092   65.98%   30.33%   60.41%
8.751 to 9.000                       4      1,473,591.12        0.36        3.934      776      368,398   74.33    28.46    77.03
9.001 to 9.250                       8      3,793,846.65        0.92        4.192      768      474,231   72.70    53.39    65.15
9.251 to 9.500                       6      3,536,242.49        0.86        4.375      702      589,374   78.12    37.07   100.00
9.501 to 9.750                       2        724,500.00        0.18        4.750      756      362,250   69.91    62.21   100.00
9.751 to 10.000                      6      2,354,233.39        0.57        4.977      761      392,372   76.61    83.19   100.00
10.001 to 10.250                    17      8,042,777.63        1.96        5.175      717      473,105   75.16    78.35    90.45
10.251 to 10.500                    14      5,449,606.71        1.33        5.417      703      389,258   78.22    60.99    81.73
10.501 to 10.750                    50     17,067,049.25        4.15        5.710      729      341,341   75.21    74.03    94.23
10.751 to 11.000                    63     26,385,379.31        6.42        5.910      730      418,816   72.90    67.56    94.28
11.001 to 11.250                    82     33,479,818.17        8.14        6.175      721      408,290   70.44    48.13    93.30
11.251 to 11.500                   133     50,458,743.29       12.27        6.446      730      379,389   73.97    41.66    88.46
11.501 to 11.750                   110     42,515,626.54       10.34        6.650      728      386,506   75.04    32.42    91.67
11.751 to 12.000                   134     50,543,067.24       12.29        6.836      721      377,187   75.73    25.00    93.32
12.001 to 12.250                    73     20,882,651.22        5.08        6.918      718      286,064   79.35    23.98    88.01
12.251 to 12.500                    87     28,969,464.75        7.05        6.983      712      332,982   78.85    13.42    89.93
12.501 to 12.750                   118     33,027,100.53        8.03        6.984      716      279,891   76.12    14.21    85.71
12.751 to 13.000                   130     37,003,748.46        9.00        7.118      701      284,644   78.58     7.98    92.73
13.001 to 13.250                    47     17,209,169.77        4.19        7.341      705      366,153   77.12    15.92    89.91
13.251 to 13.500                    48     12,378,995.91        3.01        7.481      705      257,896   78.53     2.76    91.20
13.501 to 13.750                    29      7,057,715.49        1.72        7.674      680      243,369   75.73     4.28    86.97
13.751 to 14.000                    27      6,197,606.92        1.51        7.941      691      229,541   80.14    12.22    94.51
14.001 to 14.250                     1        745,500.00        0.18        8.125      707      745,500   70.00   100.00   100.00
14.251 to 14.500                     2        815,400.00        0.20        8.927      776      407,700   85.52     0.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
August 2006                         22   $  7,211,808.55        1.75%       7.239%     704   $  327,809   74.34%   18.30%  100.00%
October 2006                         1        750,000.00        0.18        6.375      683      750,000   75.00     0.00   100.00
November 2006                        1        115,120.00        0.03        7.375      669      115,120   80.00     0.00   100.00
December 2006                        3      1,040,949.97        0.25        6.978      680      346,983   74.52    55.43   100.00
January 2007                         5      1,146,411.91        0.28        7.460      687      229,282   80.00     0.00    76.30
February 2007                       10      3,711,041.79        0.90        6.971      712      371,104   70.06     6.98    92.05
March 2007                           8      2,333,238.73        0.57        6.774      708      291,655   77.47     9.09    64.61
April 2007                           2        603,400.00        0.15        6.702      709      301,700   79.81     0.00   100.00
January 2008                         3      2,365,439.84        0.58        6.098      754      788,480   67.53    100.00  100.00
April 2008                          18      4,839,482.77        1.18        6.929      704      268,860   79.22    11.14    89.83
May 2008                             2        406,525.83        0.10        6.062      700      203,263   85.02    100.00  100.00
August 2008                          1        199,551.69        0.05        4.750      627      199,552   90.00    100.00    0.00
September 2008                       2        767,100.00        0.19        5.822      713      383,550   79.68    57.63   100.00
November 2008                        3      1,897,925.00        0.46        5.076      785      632,642   78.40    100.00  100.00
December 2008                        7      1,701,374.13        0.41        6.828      716      243,053   82.84    37.75   100.00
January 2009                        14      3,380,019.12        0.82        5.462      753      241,430   73.63    45.84    94.54
February 2009                        8      5,585,790.99        1.36        5.851      721      698,224   75.12    67.31   100.00
March 2009                          10      3,983,538.92        0.97        7.201      716      398,354   73.61    54.00    85.75
April 2009                         269     69,297,556.65       16.86        7.027      699      257,612   78.27     8.98    91.12
May 2009                            40     16,872,046.76        4.10        6.703      733      421,801   74.93    43.87    89.77
June 2009                           38     16,154,861.00        3.93        6.694      725      425,128   73.73    17.73    92.34
December 2009                        1        386,094.75        0.09        3.750      789      386,095   78.07     0.00     0.00
January 2010                         1        589,256.92        0.14        5.375      734      589,257   80.00     0.00   100.00
May 2010                             1        293,366.60        0.07        3.625      774      293,367   35.93     0.00   100.00
June 2010                            4      1,008,703.03        0.25        3.976      733      252,176   80.06    64.25   100.00
July 2010                           15      7,806,412.84        1.90        4.254      740      520,428   74.52    39.96    78.73
August 2010                          3        662,371.83        0.16        5.431      691      220,791   68.84    67.69    32.31
September 2010                      26      7,458,974.77        1.81        6.060      730      286,884   78.31    40.20    91.18
October 2010                         7      3,001,164.05        0.73        5.923      743      428,738   69.35    30.03   100.00
November 2010                       10      4,574,043.72        1.11        5.976      732      457,404   76.79    44.22    98.37
December 2010                       40     11,615,357.73        2.83        6.608      708      290,384   74.20    21.19    95.44
January 2011                        87     23,055,977.40        5.61        6.272      715      265,011   77.50    39.24    93.78
February 2011                       45     17,036,662.56        4.14        6.145      719      378,593   69.15    73.22    92.69
March 2011                          12      3,963,103.27        0.96        6.131      743      330,259   78.04    63.72   100.00
April 2011                          72     18,102,965.43        4.40        7.150      720      251,430   76.04    23.79    96.30
May 2011                            62     28,162,468.00        6.85        6.758      719      454,233   77.20    22.06    81.25
June 2011                           76     39,181,600.00        9.53        7.023      727      515,547   76.99    23.47    90.30
September 2012                       1        264,382.29        0.06        5.625      781      264,382   53.40     0.00     0.00
November 2012                        3      2,089,035.12        0.51        6.206      721      696,345   77.40    93.37   100.00
December 2012                        5      1,969,902.11        0.48        6.050      720      393,980   77.26    50.76    90.81
January 2013                        61     20,212,367.40        4.92        6.131      720      331,350   73.19    61.91    94.18
February 2013                       28     10,122,299.54        2.46        5.955      732      361,511   73.19    86.28    90.17
March 2013                           4      1,429,272.27        0.35        6.473      709      357,318   80.73    51.25    91.84
April 2013                          15      3,784,567.27        0.92        7.374      720      252,304   78.00     0.00    98.46
May 2013                            42     17,272,335.00        4.20        6.715      730      411,246   73.12    15.44    90.09
June 2013                           73     30,914,452.00        7.52        6.766      728      423,486   75.66    39.63    88.69
July 2015                            1      1,152,000.00        0.28        5.250      702    1,152,000   80.00     0.00   100.00

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              TOTAL MORTGAGE LOANS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
September 2015                       3      1,818,237.18        0.44        5.681      712      606,079   58.57    31.12    44.00
October 2015                         1        681,822.43        0.17        6.250      693      681,822   69.95     0.00   100.00
November 2015                        2        837,600.00        0.20        6.276      700      418,800   76.79     0.00   100.00
December 2015                        1        396,800.00        0.10        6.625      688      396,800   80.00     0.00   100.00
January 2016                        10      3,346,376.31        0.81        6.631      701      334,638   72.02    19.57    77.85
February 2016                        2        246,507.58        0.06        6.841      736      123,254   78.63    72.70    72.70
March 2016                           1        236,786.81        0.06        6.500      691      236,787   95.00     0.00   100.00
April 2016                          11      2,918,577.38        0.71        7.842      711      265,325   79.69    33.67    91.71
June 2016                            1        132,084.00        0.03        6.750      758      132,084   80.00   100.00   100.00
                                 -----   ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                           1,194   $411,087,111.24      100.00%       6.610%     719     $344,294   75.70%   32.00%   90.71%
                                 =====   ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

                    GROUP I - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $24,116,893.56
Total Number of Loans               73

                              AVERAGE OR
                               WEIGHTED
                             AVERAGE (1)     MINIMUM       MAXIMUM
                             -----------   ----------   -------------
Current Balance              $330,368.40   $50,300.00   $1,170,000.00
Original Balance             $337,072.63   $51,650.00   $1,170,000.00
Loan Rate                          6.938%       5.875%          8.000%
Servicing Fee                      0.332%       0.250%          0.375%
Net Loan Rate                      6.606%       5.500%          7.625%
Gross Margin                       2.551%       1.625%          3.125%
Maximum Loan Rate                 12.522%      11.875%         13.875%
Original LTV                       74.76%       37.76%          90.00%
Credit Score(3)                      708          641             804
Original Term (mos)                  357          300             360
Remaining Term (mos)(4)              353          297             357
Seasoning (mos)(4)                     5            3               9
Next Rate Reset (mos)(4)               9            1              21
Rate Adj Freq (mos)                    6            1              12
First Rate Adj Reset (mos)            12            1              24
IO Original Term (2)                 120          120             120
IO Remaining Term (2)(4)             115          111             117

Top State Concentrations ($) CA(28.95%),FL(11.90%),NY(9.68%),AZ(9.67%),NJ(7.01%)

First Pay Date     11/1/2005   5/1/2006
Rate Change Date    8/1/2006   4/1/2008
Maturity Date       4/1/2031   4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
One-Month LIBOR                    21     $ 8,559,227.47        35.49%       6.921%    720     $407,582    71.78%  37.47%   100.00%
One-Year LIBOR                     26       8,479,362.43        35.16        6.913     704      326,129    74.50    5.55     83.58
Six-Month LIBOR                    26       7,078,303.66        29.35        6.990     699      272,242    78.66   22.52     93.05
                                  ---     --------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                             73     $24,116,893.56       100.00%       6.938%    708     $330,368    74.76%  21.86%    92.19%
                                  ===     ==============       ======        =====     ===     ========    =====   =====    ======

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1 Month LIBOR IO Loans             19     $ 6,453,787.47        26.76%       7.241%    705    $  339,673   73.68%  17.07%   100.00%
6 Month LIBOR IO Loans              7       1,978,821.05         8.21        7.086     692       282,689   77.11   40.18    100.00
1 Year LIBOR Loans                  6       1,392,440.03         5.77        6.764     704       232,073   80.00    0.00      0.00
1 Year LIBOR IO Loans              20       7,086,922.40        29.39        6.943     704       354,346   73.42    6.65    100.00
2/28 LIBOR IO Loans
   (1 Mo LIBOR)                     2       2,105,440.00         8.73        5.940     765     1,052,720   65.99  100.00    100.00
2/28 LIBOR Loans (6 Mo LIBOR)       4         492,232.77         2.04        6.660     757       123,058   77.84   41.78      0.00
2/28 LIBOR IO Loans
   (6 Mo LIBOR)                    15       4,607,249.84        19.10        6.983     696       307,150   79.41   12.88    100.00
                                  ---     --------------       ------        -----     ---    ----------   -----  ------    ------
TOTAL:                             73     $24,116,893.56       100.00%       6.938%    708    $  330,368   74.76%  21.86%    92.19%
                                  ===     ==============       ======        =====     ===    ==========   =====  ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                   10     $ 1,884,672.80         7.81%       6.737%    718     $188,467    79.44%  10.91%     0.00%
120 Month Interest-Only            63      22,232,220.76        92.19        6.955     707      352,892    74.36   22.79    100.00
                                  ---     --------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                             73     $24,116,893.56       100.00%       6.938%    708     $330,368    74.76%  21.86%    92.19%
                                  ===     ==============       ======        =====     ===     ========    =====   =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                  6     $   445,664.71         1.85%       6.845%    769    $   74,277   81.07%  11.59%    63.80%
100,000.01 to 200,000.00           16       2,448,931.21        10.15        7.208     702       153,058   76.95    0.00     71.75
200,000.01 to 300,000.00           22       5,519,474.79        22.89        6.994     701       250,885   79.03   20.92     96.27
300,000.01 to 400,000.00           11       3,818,509.73        15.83        6.786     710       347,137   78.51    8.73     90.60
400,000.01 to 500,000.00            9       4,021,223.87        16.67        7.297     710       446,803   79.29    0.00     88.39
500,000.01 to 600,000.00            1         577,000.00         2.39        7.125     641       577,000   79.94  100.00    100.00
700,000.01 to 800,000.00            4       2,960,649.25        12.28        6.992     696       740,162   73.08    0.00    100.00
1,000,000.01 to 1,100,000.00        3       3,155,440.00        13.08        6.127     726     1,051,813   58.59  100.00    100.00
1,100,000.01 to 1,200,000.00        1       1,170,000.00         4.85        7.375     738     1,170,000   65.00    0.00    100.00
                                  ---     --------------       ------        -----     ---    ----------   -----  ------    ------
TOTAL:                             73     $24,116,893.56       100.00%       6.938%    708    $  330,368   74.76%  21.86%    92.19%
                                  ===     ==============       ======        =====     ===    ==========   =====  ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CURRENT                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MORTGAGE RATES (%)               LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------             --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
5.751 to 6.000                      3     $ 2,389,411.11        9.91%       5.932%     758     $796,470   67.65%   88.12%  100.00%
6.001 to 6.250                      3         952,150.00        3.95        6.207      687      317,383   79.67     0.00   100.00
6.251 to 6.500                      9       3,726,937.33       15.45        6.461      695      414,104   66.24    37.12    81.82
6.501 to 6.750                     14       3,882,466.41       16.10        6.672      716      277,319   74.22    17.71    80.53
6.751 to 7.000                      7       1,394,584.16        5.78        6.922      728      199,226   78.14    18.57    84.68
7.001 to 7.250                     12       3,358,608.97       13.93        7.193      683      279,884   79.89    17.18    92.93
7.251 to 7.500                     17       5,461,890.09       22.65        7.402      699      321,288   76.44     4.76   100.00
7.501 to 7.750                      3       1,070,045.49        4.44        7.625      681      356,682   79.52     0.00   100.00
7.751 to 8.000                      5       1,880,800.00        7.80        7.903      736      376,160   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
289 to 300                          1     $ 1,050,000.00        4.35%       6.500%     649    $1,050,000  43.75%  100.00%  100.00%
349 to 360                         72      23,066,893.56       95.65        6.958      711       320,374  76.17    18.31    91.83
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708    $  330,368  74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===    ==========  =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
30.01 to 40.00                       1    $   131,999.99        0.55%       6.750%     657   $  132,000   37.76%    0.00%  100.00%
40.01 to 50.00                       1      1,050,000.00        4.35        6.500      649    1,050,000   43.75   100.00   100.00
50.01 to 60.00                       2      1,756,689.25        7.28        6.195      736      878,345   57.60    57.31   100.00
60.01 to 70.00                       4      1,972,999.98        8.18        7.068      739      493,250   65.53    13.13   100.00
70.01 to 75.00                       4      2,451,522.47       10.17        6.408      703      612,881   74.25    44.82    94.89
75.01 to 80.00                      60     16,703,381.87       69.26        7.106      706      278,390   79.92    11.12    89.47
85.01 to 90.00                       1         50,300.00        0.21        7.500      719       50,300   90.00     0.00   100.00
                                   ---    --------------      ------        -----      ---   ----------   -----   ------   ------
TOTAL:                              73    $24,116,893.56      100.00%       6.938%     708   $  330,368   74.76%   21.86%   92.19%
                                   ===    ==============      ======        =====      ===   ==========   =====   ======   ======

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
626 to 650                          6     $ 2,563,337.35       10.63%       6.715%     646     $427,223   64.72%   63.47%   81.11%
651 to 675                         18       5,186,592.82       21.51        7.273      663      288,144   75.07     5.01   100.00
676 to 700                         11       4,018,141.99       16.66        7.059      688      365,286   79.07     0.00   100.00
701 to 725                         12       3,443,064.35       14.28        6.740      710      286,922   79.23     0.00    82.56
726 to 750                          8       4,029,192.28       16.71        6.841      741      503,649   73.29    34.98    91.83
751 to 775                          8       1,980,874.86        8.21        6.786      756      247,609   77.13    38.55   100.00
776 to 800                          8       2,371,814.87        9.83        6.646      788      296,477   70.46    51.11    83.36
801 to 825                          2         523,875.04        2.17        7.748      802      261,938   80.00     0.00    85.52
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Alabama                             1     $   283,971.11        1.18%       5.875%     710   $  283,971   80.00%    0.00%  100.00%
Arizona                             6       2,333,176.20        9.67        6.798      722      388,863   78.38    25.86   100.00
California                         17       6,980,915.79       28.95        7.073      690      410,642   77.19     8.27    97.26
Colorado                            1       1,050,000.00        4.35        6.500      649    1,050,000   43.75   100.00   100.00
District of Columbia                2         391,999.83        1.63        7.165      660      196,000   65.78    66.33   100.00
Florida                            11       2,869,881.36       11.90        6.775      715      260,898   77.60    38.29    95.34
Idaho                               1          96,000.00        0.40        7.000      778       96,000   80.00     0.00   100.00
Illinois                            1       1,006,690.00        4.17        5.875      789    1,006,690   57.53   100.00   100.00
Maryland                            3         735,695.49        3.05        6.982      690      245,232   79.30     0.00   100.00
Nevada                              2         500,000.00        2.07        6.566      761      250,000   74.53     0.00   100.00
New Jersey                          4       1,689,818.74        7.01        7.396      742      422,455   80.00     0.00    72.38
New York                            6       2,333,764.88        9.68        7.226      701      388,961   72.56     0.00    84.61
Oregon                              1         212,000.00        0.88        6.750      756      212,000   80.00   100.00   100.00
Pennsylvania                        2         281,519.30        1.17        6.817      801      140,760   80.00    73.05     0.00
Rhode Island                        1         480,000.00        1.99        7.250      669      480,000   80.00     0.00   100.00
Texas                               8       1,588,621.21        6.59        7.107      697      198,578   79.33     0.00    76.92
Utah                                1          86,398.67        0.36        6.750      765       86,399   80.00     0.00   100.00
Virginia                            2         551,999.99        2.29        6.776      710      276,000   69.73     0.00   100.00
Washington                          3         644,440.99        2.67        7.041      724      214,814   75.98    40.19    86.74
                                  ---     --------------      ------        -----      ---   ----------   -----   ------   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708   $  330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===   ==========   =====   ======   ======

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                            40     $14,353,842.33       59.52%       6.907%     701     $358,846   76.19%   10.61%   87.99%
Investment                         30       8,607,659.23       35.69        6.979      724      286,922   71.67    36.86    98.13
Second Home                         3       1,155,392.00        4.79        7.025      684      385,131   79.97    49.94      100
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                      32     $10,836,256.68       44.93%       6.849%     697     $338,633   71.46%   22.83%   93.21%
Condominium                        17       5,570,166.51       23.10        6.904      720      327,657   74.49    31.01    96.06
Planned Unit Development           13       4,256,347.30       17.65        6.907      722      327,411   79.32    19.05   100.00
Two- to Four-Family                10       3,270,123.07       13.56        7.316      709      327,012   80.00     7.95    71.58
Cooperative                         1         184,000.00        0.76        7.250      666      184,000   78.30     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                           51     $16,757,076.78       69.48%       6.972%     712     $328,570   76.21%   22.34%   88.75%
Refinance - Rate Term               8       2,603,138.66       10.79        6.562      729      325,392   69.12    40.66   100.00
Refinance - Cashout                14       4,756,678.12       19.72        7.025      681      339,763   72.72     9.90   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
                                 LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
                               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
GREENPOINT UNDERWRITING
Stated Income                      59     $18,186,183.27       75.41%       7.086%     703    $  308,240  77.19%    0.00%   90.77%
Full Documentation                  8       2,116,970.30        8.78        6.869      714       264,621  78.75   100.00    90.29
No income, asset or
   employment disclosure            2         607,999.99        2.52        6.932      731       304,000  70.68     0.00   100.00
Stated Income/Stated Asset          1          50,300.00        0.21        7.500      719        50,300  90.00     0.00   100.00
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
   SUB-TOTAL:                      70     $20,961,453.56       86.92%       7.061%     705    $  299,449  77.19%   10.10%   91.01%
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
OTHER
Full Documentation                  3     $ 3,155,440.00       13.08%       6.127%     726    $1,051,813  58.59%  100.00%  100.00%
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
   SUB-TOTAL:                       3     $ 3,155,440.00       13.08%       6.127%     726    $1,051,813  58.59%  100.00%  100.00%
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708    $  330,368  74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===    ==========  =====   ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS (%)                      LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------                    --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.501 to 1.750                      4     $ 1,709,649.99        7.09%       6.548%     686     $427,412   57.72%   64.44%  100.00%
1.751 to 2.000                      3       1,602,526.21        6.64        6.241      733      534,175   75.71    82.18   100.00
2.001 to 2.250                      3       1,553,889.98        6.44        6.191      768      517,963   61.80    64.79   100.00
2.251 to 2.500                     11       4,513,919.78       18.72        6.948      689      410,356   78.49    12.78   100.00
2.501 to 2.750                     46      12,951,407.62       53.70        7.039      702      281,552   76.42     9.81    85.45
2.751 to 3.000                      5       1,365,499.98        5.66        7.780      752      273,100   80.00     0.00   100.00
3.001 to 3.250                      1         420,000.00        1.74        8.000      717      420,000   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE (%)        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
11.751 to 12.000                   29     $10,822,019.63       44.87%       6.924%     715     $373,173   72.97%   36.98%  100.00%
12.001 to 12.250                    3         952,150.00        3.95        6.207      687      317,383   79.67     0.00   100.00
12.251 to 12.500                    7       2,368,937.34        9.82        6.438      706      338,420   76.81    14.08    71.40
12.501 to 12.750                   10       3,004,640.21       12.46        6.686      706      300,464   72.54    13.90    74.84
12.751 to 13.000                    6       1,108,984.16        4.60        6.934      742      184,831   77.66    23.35    80.73
13.001 to 13.250                    7       1,698,558.98        7.04        7.211      695      242,651   80.00     0.00    86.02
13.251 to 13.500                    9       2,985,603.24       12.38        7.414      703      331,734   74.12     8.71   100.00
13.501 to 13.750                    1         720,000.00        2.99        7.625      688      720,000   80.00     0.00   100.00
13.751 to 14.000                    1         456,000.00        1.89        7.875      651      456,000   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             73     $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP I MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
August 2006                         22    $ 7,211,808.55       29.90%       7.239%     704     $327,809   74.34%   18.30%  100.00%
October 2006                         1        750,000.00        3.11        6.375      683      750,000   75.00     0.00   100.00
November 2006                        1        115,120.00        0.48        7.375      669      115,120   80.00     0.00   100.00
December 2006                        3      1,040,949.97        4.32        6.978      680      346,983   74.52    55.43   100.00
January 2007                         5      1,146,411.91        4.75        7.460      687      229,282   80.00     0.00    76.30
February 2007                       10      3,711,041.79       15.39        6.971      712      371,104   70.06     6.98    92.05
March 2007                           8      2,333,238.73        9.67        6.774      708      291,655   77.47     9.09    64.61
April 2007                           2        603,400.00        2.50        6.702      709      301,700   79.81     0.00   100.00
January 2008                         3      2,365,439.84        9.81        6.098      754      788,480   67.53   100.00   100.00
April 2008                          18      4,839,482.77       20.07        6.929      704      268,860   79.22    11.14    89.83
                                   ---    --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                              73    $24,116,893.56      100.00%       6.938%     708     $330,368   74.76%   21.86%   92.19%
                                   ===    ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

                    GROUP II MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $119,791,081.79
Total Number of Loans               393

                              AVERAGE OR
                               WEIGHTED
                             AVERAGE (1)     MINIMUM       MAXIMUM
                             -----------   ----------   -------------
Current Balance              $304,811.91   $40,000.00   $2,746,000.00
Original Balance             $304,976.18   $40,000.00   $2,746,000.00
Loan Rate                          6.805%       4.750%          8.375%
Servicing Fee                      0.260%       0.250%          0.375%
Net Loan Rate                      6.542%       4.375%          8.125%
Gross Margin                       2.716%       2.000%          3.250%
Maximum Loan Rate                 12.641%       9.750%         14.375%
Original LTV                       76.86%       10.82%          95.00%
Credit Score(3)                      712          624             814
Original Term (mos)                  360          300             360
Remaining Term (mos)(4)              357          298             359
Seasoning (mos)(4)                     3            1              14
Next Rate Reset (mos) (4)             33           22              35
Rate Adj Freq (mos)                    6            6              12
First Rate Adj Reset (mos)            36           36              36
IO Original Term (2)                 113           36             120
IO Remaining Term (2)(4)             110           22             119

Top State Concentrations ($)  CA(37.03%),WA(6.10%),AZ(5.77%),VA(5.47%),MD(5.42%)

First Pay Date     6/1/2005   7/1/2006
Rate Change Date   5/1/2008   6/1/2009
Maturity Date      5/1/2031   6/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Six-Month LIBOR                   373    $113,940,249.72        95.12%       6.813%    711     $305,470    77.03%  23.31%   92.61%
One-Year LIBOR                     20       5,850,832.07         4.88        6.653     726      292,542    73.54    8.91    71.83
                                  ---    ---------------       ------        -----     ---     --------    -----   -----    -----
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%   91.60%
                                  ===    ===============       ======        =====     ===     ========    =====   =====    =====

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
3/27 LIBOR Loans (6 Mo LIBOR)      40    $  7,229,339.77         6.03%       6.925%    717     $180,733    79.18%  12.83%     0.00%
3/27 LIBOR IO Loans (6 Mo
   LIBOR)                         327     105,520,421.94        88.09        6.802     711      322,692    76.90   24.29    100.00
3/27 LIBOR Loans
   (1 Year LIBOR)                   5       1,648,033.47         1.38        6.755     733      329,607    70.53   12.11      0.00
3/27 LIBOR IO Loans
   (1 Year LIBOR)                  15       4,202,798.60         3.51        6.613     723      280,187    74.71    7.65    100.00
3/27 LIBOR Loans (40 Year
   Amortization)                    6       1,190,488.01         0.99        7.178     678      198,415    75.87    0.00      0.00
                                  ---    ---------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====   =====    ======

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                   45    $  8,877,373.24         7.41%       6.893%    720     $197,275    77.57%  12.70%     0.00%
Balloon                             6       1,190,488.01         0.99        7.178     678      198,415    75.87    0.00      0.00
36 Month Interest-Only             28       9,603,029.43         8.02        6.257     722      342,965    77.01   36.82    100.00
120 Month Interest-Only           314     100,120,191.11        83.58        6.846     711      318,854    76.80   22.39    100.00
                                  ---    ---------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====   =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                 48    $  3,512,602.10         2.93%       6.961%    711    $   73,179   76.74%  29.79%    68.01%
100,000.01 to 200,000.00          106      16,464,516.42        13.74        6.960     713       155,326   77.86   22.06     82.34
200,000.01 to 300,000.00           92      23,256,976.72        19.41        6.995     701       252,793   78.54   12.16     92.62
300,000.01 to 400,000.00           55      18,924,434.67        15.80        6.793     703       344,081   78.61    9.82     88.87
400,000.01 to 500,000.00           44      19,972,031.90        16.67        6.757     712       453,910   77.58   15.72     92.96
500,000.01 to 600,000.00           22      12,072,355.99        10.08        6.926     707       548,743   79.15    4.97    100.00
600,000.01 to 700,000.00            9       5,761,248.00         4.81        6.635     733       640,139   76.84   11.28    100.00
700,000.01 to 800,000.00            3       2,237,500.00         1.87        7.164     692       745,833   74.44   33.32    100.00
800,000.01 to 900,000.00            3       2,488,125.00         2.08        6.256     765       829,375   71.99   32.51     67.48
900,000.01 to 1,000,000.00          5       4,951,415.99         4.13        6.475     698       990,283   69.08   59.66    100.00
1,000,000.01 to 1,100,000.00        1       1,100,000.00         0.92        6.625     770     1,100,000   48.89  100.00    100.00
1,200,000.01 to 1,300,000.00        1       1,284,000.00         1.07        5.875     766     1,284,000   80.00  100.00    100.00
1,300,000.01 to 1,400,000.00        1       1,331,250.00         1.11        6.875     715     1,331,250   75.00    0.00    100.00
1,500,000.01 to 2,000,000.00        2       3,688,625.00         3.08        6.151     755     1,844,313   73.60  100.00    100.00
2,500,000.01 to 3,000,000.00        1       2,746,000.00         2.29        6.500     727     2,746,000   64.99  100.00    100.00
                                  ---    ---------------       ------        -----     ---    ----------   -----  ------    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712    $  304,812   76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===    ==========   =====  ======    ======

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE                           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OF CURRENT MORTGAGE RATES (%)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
4.501 to 4.750                      3    $    924,051.69         0.77%       4.750%    728     $308,017    74.25%  70.37%    78.40%
4.751 to 5.000                      3       1,348,175.00         1.13        4.959     768      449,392    73.93  100.00    100.00
5.001 to 5.250                      5       3,680,050.00         3.07        5.083     735      736,010    76.43   83.91    100.00
5.251 to 5.500                      3         656,297.84         0.55        5.468     717      218,766    80.00  100.00    100.00
5.501 to 5.750                      3         791,425.00         0.66        5.750     749      263,808    65.49   44.22    100.00
5.751 to 6.000                     12       5,242,973.23         4.38        5.919     743      436,914    77.97   50.96    100.00
6.001 to 6.250                     15       3,866,942.28         3.23        6.205     719      257,796    78.18   33.78     88.66
6.251 to 6.500                     41      17,568,925.76        14.67        6.456     724      428,510    73.70   44.52     94.68
6.501 to 6.750                     75      20,607,124.15        17.20        6.711     721      274,762    75.92   12.23     86.93
6.751 to 7.000                    101      29,537,147.88        24.66        6.916     698      292,447    78.27    7.19     92.14
7.001 to 7.250                     37      13,170,160.79        10.99        7.187     709      355,950    77.41   20.80     89.56
7.251 to 7.500                     38       9,048,163.14         7.55        7.435     703      238,110    79.80    0.00     87.96
7.501 to 7.750                     30       6,739,115.49         5.63        7.681     678      224,637    75.89    4.48     86.35
7.751 to 8.000                     25       5,499,629.54         4.59        7.906     694      219,985    79.49   13.77     98.22
8.001 to 8.250                      1         745,500.00         0.62        8.125     707      745,500    70.00  100.00    100.00
8.251 to 8.500                      1         365,400.00         0.31        8.375     814      365,400    80.00    0.00    100.00
                                  ---    ---------------       ------        -----     ---     --------    -----  ------    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====  ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
289 to 300                          1    $    255,000.00         0.21%       6.250%    699     $255,000    77.27%   0.00%     0.00%
337 to 348                          2         406,525.83         0.34        6.062     700      203,263    85.02  100.00    100.00
349 to 360                        390     119,129,555.96        99.45        6.809     712      305,460    76.83   22.39     91.76
                                  ---    ---------------       ------        -----     ---     --------    -----  ------    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====  ======    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.01 to 20.00                      1    $     64,999.99         0.05%       6.625%    655     $ 65,000    10.82%   0.00%   100.00%
20.01 to 30.00                      1         113,200.00         0.09        5.875     780      113,200    23.63    0.00    100.00
30.01 to 40.00                      2         210,409.56         0.18        6.630     775      105,205    34.09    0.00     73.90
40.01 to 50.00                      6       2,112,950.00         1.76        6.506     759      352,158    47.72   74.78    100.00
50.01 to 60.00                      3         768,800.00         0.64        6.079     716      256,267    56.33    0.00    100.00
60.01 to 70.00                     34      17,319,636.96        14.46        6.875     721      509,401    67.31   45.42     89.07
70.01 to 75.00                     22      10,277,649.40         8.58        6.616     704      467,166    73.61   18.87     96.51
75.01 to 80.00                    305      84,373,737.75        70.43        6.816     710      276,635    79.69   17.17     91.72
80.01 to 85.00                      2         354,073.33         0.30        7.588     673      177,037    84.99   35.18     64.82
85.01 to 90.00                     15       3,831,649.04         3.20        7.033     713      255,443    89.66   23.14     83.07
90.01 to 95.00                      2         363,975.76         0.30        6.860     692      181,988    92.26   55.66    100.00
                                  ---    ---------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====   =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
601 to 625                          2    $  1,098,849.04         0.92%       5.227%    625     $549,425    72.76%  90.93%   100.00%
626 to 650                         31       9,055,497.87         7.56        7.045     642      292,113    77.98   15.35     87.60
651 to 675                         70      18,857,246.01        15.74        7.063     663      269,389    76.76    8.97     93.79
676 to 700                         92      25,552,495.26        21.33        6.987     687      277,745    79.31    9.42     90.79
701 to 725                         60      18,736,330.21        15.64        6.915     713      312,272    77.46   26.76     92.51
726 to 750                         50      17,257,911.57        14.41        6.658     734      345,158    75.42   23.39     92.81
751 to 775                         47      15,350,399.70        12.81        6.493     763      326,604    75.39   41.45     93.00
776 to 800                         28      10,618,646.13         8.86        6.407     786      379,237    73.78   37.18     86.76
801 to 825                         13       3,263,706.00         2.72        6.683     807      251,054    77.74   37.78     90.98
                                  ---    ---------------       ------        -----     ---     --------    -----   -----    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====   =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Alabama                             2    $    237,100.00         0.20%       6.913%    766     $118,550    79.34%  73.89%   100.00%
Arizona                            25       6,906,374.49         5.77        6.842     712      276,255    78.12   34.32     94.39
California                         96      44,364,534.53        37.03        6.799     710      462,131    75.21   20.75     93.92
Colorado                           12       2,962,679.07         2.47        7.045     697      246,890    76.10   16.20     92.80
Connecticut                         3       1,737,800.00         1.45        5.788     764      579,267    76.20   73.89    100.00
Delaware                            1         650,000.00         0.54        6.000     732      650,000    74.72  100.00    100.00
District of Columbia                2         638,142.74         0.53        6.875     686      319,071    80.00    0.00     48.27
Florida                            30       6,174,902.32         5.15        7.023     718      205,830    77.70    4.87    100.00
Georgia                            11       2,344,371.44         1.96        6.504     721      213,125    80.85   21.43     95.82
Hawaii                              1         240,000.00         0.20        7.750     660      240,000    80.00    0.00    100.00
Idaho                               6         946,269.99         0.79        6.846     706      157,712    77.77    9.67    100.00
Illinois                           17       4,892,563.35         4.08        7.261     701      287,798    75.90   19.32     69.44
Indiana                             2         261,400.00         0.22        7.290     722      130,700    77.59    0.00    100.00
Kansas                              2         102,399.98         0.09        8.000     711       51,200    80.00    0.00    100.00
Louisiana                           1         168,000.00         0.14        6.750     761      168,000    80.00    0.00    100.00
Maryland                           22       6,497,377.69         5.42        6.930     732      295,335    78.42   17.05     88.63
Massachusetts                       3       1,182,700.00         0.99        6.039     735      394,233    69.70   38.11    100.00
Michigan                           18       2,271,455.34         1.90        6.975     699      126,192    81.03   34.49     75.84
Minnesota                          13       2,477,024.62         2.07        6.759     705      190,540    78.73   25.53     92.33
Missouri                            2         165,949.88         0.14        7.462     673       82,975    66.27    0.00    100.00
Montana                             1         148,000.00         0.12        6.875     751      148,000    80.00  100.00    100.00
Nevada                             11       3,101,236.92         2.59        7.128     698      281,931    79.38   20.51     94.41
New Hampshire                       2         504,131.78         0.42        6.771     698      252,066    82.68    0.00     63.38
New Jersey                          6       1,610,786.42         1.34        7.197     725      268,464    78.20    0.00     62.61
New Mexico                          1         212,351.00         0.18        6.750     734      212,351    80.00    0.00      0.00
New York                            9       4,208,842.93         3.51        6.467     668      467,649    77.68   27.27     88.61
North Carolina                      8       1,974,496.26         1.65        6.626     744      246,812    62.31   76.62     82.93
Ohio                                8       1,047,436.33         0.87        6.559     745      130,930    80.69   78.67     82.34
Oregon                             13       3,002,623.03         2.51        7.297     719      230,971    78.73    5.73    100.00
Pennsylvania                        1         119,702.86         0.10        7.000     751      119,703    79.99  100.00      0.00
Rhode Island                        1         306,400.00         0.26        6.250     713      306,400    80.00    0.00    100.00
Tennessee                           3       1,861,624.98         1.55        5.154     784      620,542    77.87   91.94    100.00
Texas                               2         751,100.00         0.63        7.051     731      375,550    80.00    0.00    100.00
Utah                                8       1,441,174.92         1.20        6.755     729      180,147    79.99   15.96    100.00
Virginia                           23       6,558,329.98         5.47        6.593     689      285,145    78.99   14.88     93.48
Washington                         26       7,301,798.94         6.10        6.987     709      280,838    79.39    8.53     91.16
West Virginia                       1         420,000.00         0.35        6.875     684      420,000    76.36    0.00    100.00
                                  ---    ---------------       ------        -----     ---     --------    -----  ------    ------
TOTAL:                            393    $119,791,081.79       100.00%       6.805%    712     $304,812    76.86%  22.61%    91.60%
                                  ===    ===============       ======        =====     ===     ========    =====  ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL  FULL   INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                           245    $ 88,685,468.17       74.03%       6.738%     706     $361,982   77.14%   22.68%   93.03%
Investment                        140      29,457,113.56       24.59        7.024      727      210,408   75.87    22.62    86.80
Second Home                         8       1,648,500.06        1.38        6.543      733      206,063   80.00    18.24   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====    =====   ======

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL  FULL   INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                     214    $ 68,389,067.77       57.09%       6.768%     710     $319,575   76.55%   23.87%   91.66%
Planned Unit Development           78      24,806,989.17       20.71        6.747      716      318,038   77.59    23.56    93.99
Condominium                        63      14,749,819.88       12.31        6.840      711      234,124   76.83    25.13    92.75
Two- to Four-Family                38      11,845,204.97        9.89        7.102      716      311,716   77.21    10.16    84.77
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL  FULL   INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                          243    $ 70,434,212.81       58.80%       6.843%     717     $289,853   78.67%   20.98%   92.19%
Refinance - Rate Term              65      21,794,224.30       18.19        6.966      706      335,296   73.04    20.90    90.34
Refinance - Cashout                85      27,562,644.68       23.01        6.582      702      324,266   75.28    28.13    91.08
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL  FULL   INTEREST-
                                 LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
                               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
NATIONAL CITY UNDERWRITING
Stated Income / Verified
   Assets                          39    $ 14,572,359.00       12.16%       6.702%     721     $373,650   77.38%    0.00%   95.06%
Full Documentation                 18       6,488,440.00        5.42        6.569      739      360,469   71.75   100.00    94.11
No Income / Verified Assets        12       5,273,842.76        4.40        6.869      761      439,487   71.67     0.00    67.37
One Year Income Verified            4       1,567,456.00        1.31        6.319      742      391,864   79.80     0.00    91.07
Stated Income / Stated Assets       2       1,150,000.00        0.96        6.658      678      575,000   74.39     0.00   100.00
No Income / No Asset                2         772,700.00        0.65        7.324      686      386,350   88.51     0.00   100.00
No Documentation                    1         420,000.00        0.35        6.875      684      420,000   76.36     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      78    $ 30,244,797.76       25.25%       6.699%     730     $387,754   75.46%   21.45%   90.20%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

GREENPOINT UNDERWRITING
Stated Income                     232    $ 61,434,301.35       51.28%       7.075%     698     $264,803   78.14%    0.00%   90.59%
Full Documentation                 32       6,791,580.64        5.67        7.103      710      212,237   76.23   100.00    91.97
No income, asset or employment
disclosure                          6       1,491,270.72        1.24        7.509      689      248,545   77.70     0.00   100.00
No Income Disclosure                2         616,423.94        0.51        6.659      720      308,212   86.34     0.00    36.60
Stated Income/Stated Asset          2         435,099.44        0.36        6.698      704      217,550   79.99     0.00   100.00
No income or employment
   disclosure                       2         286,109.76        0.24        7.205      653      143,055   60.42     0.00   100.00
No income disclosure /
   No asset verified                1         276,000.00        0.23        7.625      684      276,000   80.00     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                     277    $ 71,330,785.85       59.55%       7.083%     699     $257,512   77.97%    9.52%   90.58%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

QUICKEN UNDERWRITING
Full Documentation                 10    $  4,389,725.00        3.66%       5.309%     719     $438,973   75.68%  100.00%  100.00%
Stated Income/Verified Assets       7       2,452,050.00        2.05        6.045      744      350,293   74.00     0.00   100.00
No Income/No Assets                 4         649,564.50        0.54         7.08      673      162,391   90.74     0.00   100.00
Stated Income/Stated Assets         1         269,947.16        0.23        5.875      663      269,947   77.14     0.00   100.00
Alternate/Substitute                1         116,425.00        0.10         5.75      684      116,425   80.00     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      23    $  7,877,711.66        6.58%       5.710%     721     $342,509   76.52%   55.72%  100.00%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

OTHER
Reduced Documentation               3    $    925,631.78        0.77%       6.212%     701     $308,544   77.75%    0.00%   80.05%
Full Documentation                 12       9,412,154.74        7.86        6.016      743      784,346   73.21   100.00    97.88
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      15    $ 10,337,786.52        8.63%       6.033%     739     $689,186   73.62%   91.05%   96.28%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS (%)                      LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------                    --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.751 to 2.000                      2    $  2,036,625.00        1.70%       5.141%     781    $1,018,313  78.02%   84.04%  100.00%
2.001 to 2.250                     34      15,560,297.42       12.99        5.971      727       457,656  74.12    76.40    97.53
2.501 to 2.750                    311      81,576,105.85       68.10        7.032      701       262,303  77.39    11.11    90.41
2.751 to 3.000                     45      20,202,053.52       16.86        6.708      739       448,935  76.65    21.87    90.79
3.001 to 3.250                      1         416,000.00        0.35        6.500      658       416,000  80.00     0.00   100.00
                                  ---    ---------------      ------        -----      ---    ----------  -----    -----   ------
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712    $  304,812  76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===    ==========  =====    =====   ======

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE (%)        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
9.501 to 9.750                      2    $    724,500.00        0.60%       4.750%     756     $362,250   69.91%   62.21%  100.00%
9.751 to 10.000                     2       1,251,375.00        1.04        4.956      766      625,688   73.46   100.00   100.00
10.001 to 10.250                    4       3,224,550.00        2.69        5.077      729      806,138   75.92    95.76   100.00
10.251 to 10.500                    2         523,100.00        0.44        5.460      712      261,550   80.00   100.00   100.00
10.501 to 10.750                    3         640,976.69        0.54        5.439      693      213,659   82.74    31.13    68.87
10.751 to 11.000                    8       3,344,667.16        2.79        5.895      743      418,083   79.76    44.02   100.00
11.001 to 11.250                    5       1,356,084.04        1.13        5.856      703      271,217   81.77    17.54   100.00
11.251 to 11.500                   10       7,274,938.83        6.07        6.422      729      727,494   68.51    78.32   100.00
11.501 to 11.750                    2         538,100.00        0.45        6.056      753      269,050   62.59    65.04   100.00
11.751 to 12.000                   10       3,266,081.07        2.73        6.316      723      326,608   78.69    54.67   100.00
12.001 to 12.250                   12       3,134,358.24        2.62        6.248      738      261,197   76.99    34.09    80.65
12.251 to 12.500                   34      10,690,555.23        8.92        6.492      721      314,428   77.54    21.11    91.26
12.501 to 12.750                   76      20,820,424.15       17.38        6.730      720      273,953   75.98    12.11    87.07
12.751 to 13.000                   96      28,266,172.88       23.60        6.915      699      294,439   77.99     5.79    91.79
13.001 to 13.250                   36      13,002,160.79       10.85        7.188      709      361,171   77.38    21.07    90.72
13.251 to 13.500                   36       8,784,792.68        7.33        7.434      703      244,022   79.72     0.00    87.60
13.501 to 13.750                   28       6,337,715.49        5.29        7.679      679      226,347   75.25     4.77    85.49
13.751 to 14.000                   25       5,499,629.54        4.59        7.906      694      219,985   79.49    13.77    98.22
14.001 to 14.250                    1         745,500.00        0.62        8.125      707      745,500   70.00   100.00   100.00
14.251 to 14.500                    1         365,400.00        0.31        8.375      814      365,400   80.00     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP II MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
May 2008                            2    $    406,525.83        0.34%       6.062%     700     $203,263   85.02%  100.00%  100.00%
August 2008                         1         199,551.69        0.17        4.750      627      199,552   90.00   100.00     0.00
September 2008                      2         767,100.00        0.64        5.822      713      383,550   79.68    57.63   100.00
November 2008                       3       1,897,925.00        1.58        5.076      785      632,642   78.40   100.00   100.00
December 2008                       7       1,701,374.13        1.42        6.828      716      243,053   82.84    37.75   100.00
January 2009                       14       3,380,019.12        2.82        5.462      753      241,430   73.63    45.84    94.54
February 2009                       8       5,585,790.99        4.66        5.851      721      698,224   75.12    67.31   100.00
March 2009                         10       3,983,538.92        3.33        7.201      716      398,354   73.61    54.00    85.75
April 2009                        268      68,842,348.35       57.47        7.046      699      256,874   78.25     8.38    91.06
May 2009                           40      16,872,046.76       14.08        6.703      733      421,801   74.93    43.87    89.77
June 2009                          38      16,154,861.00       13.49        6.694      725      425,128   73.73    17.73    92.34
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            393    $119,791,081.79      100.00%       6.805%     712     $304,812   76.86%   22.61%   91.60%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

                    GROUP III MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $167,353,731.20
Total Number of Loans               463

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $361,455.14        $29,900.00   $1,984,500.00
Original Balance                   $363,840.53        $29,900.00   $2,000,000.00

Loan Rate                                6.477%            3.625%          8.500%
Servicing Fee                            0.251%            0.250%          0.500%
Net Loan Rate                            6.219%            3.375%          8.125%

Gross Margin                             2.516%            2.000%          3.250%
Maximum Loan Rate                       11.514%            8.625%         13.500%

Original LTV                             75.76%            17.65%          98.59%

Credit Score(3)                            723               620             813

Original Term (mos)                        360               360             360
Remaining Term (mos)(4)                    355               333             359
Seasoning (mos)(4)                           5                 1              27

Next Rate Reset (mos) (4)                   55                33              59
Rate Adj Freq (mos)                          7                 6              12
First Rate Adj Reset (mos)                  60                60              60

IO Original Term (2)                       104                60             120
IO Remaining Term (2)(4)                    99                33             119

Top State Concentrations ($)   CA(29.59%),FL(9.98%),AZ(6.21%),MD(6.02%),VA(4.36%)

First Pay Date                                         5/1/2004       7/1/2006
Rate Change Date                                       4/1/2009       6/1/2011
Maturity Date                                          4/1/2034       6/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Six-Month LIBOR                   374    $133,864,937.09       79.99%       6.658%     722     $357,928   76.07%   35.19%   91.29%
One-Year LIBOR                     67      23,393,887.09       13.98        6.425      722      349,162   74.70    22.84    90.73
One-Year Treasury                  22      10,094,907.02        6.03        4.202      741      458,859   74.09    43.27    76.59
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
5/25 LIBOR Loans (6 Mo LIBOR)      49    $ 11,655,083.36        6.96%       6.799%     716     $237,859   76.28%   36.80%    0.00%
5/25 LIBOR IO Loans (6 Mo
   LIBOR)                         325     122,209,853.73       73.02        6.644      722      376,030   76.05    35.04   100.00
5/25 LIBOR Loans (1 Year
   LIBOR)                          12       2,169,540.40        1.30        6.371      739      180,795   74.66     6.10     0.00
5/25 LIBOR IO Loans (1 Year
   LIBOR)                          55      21,224,346.69       12.68        6.431      720      385,897   74.71    24.55   100.00
5/25 Treasury Loans                 5       2,362,810.26        1.41        4.266      762      472,562   65.72    13.37     0.00
5/25 Treasury IO Loans             17       7,732,096.76        4.62        4.182      734      454,829   76.65    52.40   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                   66    $ 16,187,434.02        9.67%       6.372%     725     $245,264   74.52%   29.27%    0.00%
60 Month Interest-Only             96      40,273,961.23       24.07        5.984      731      419,520   76.45    39.20   100.00
120 Month Interest-Only           301     110,892,335.95       66.26        6.672      720      368,413   75.69    32.73   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====   ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                 31    $  2,412,176.47        1.44%       6.866%     716    $   77,812  75.05%   42.96%   62.64%
100,000.01 to 200,000.00          123      18,427,768.71       11.01        6.597      716       149,819  78.92    39.59    82.12
200,000.01 to 300,000.00           86      21,029,902.89       12.57        6.331      715       244,534  76.99    37.10    88.33
300,000.01 to 400,000.00           54      18,350,788.33       10.97        6.411      722       339,829  77.61    22.43    79.06
400,000.01 to 500,000.00           69      31,609,787.81       18.89        6.478      722       458,113  79.65    34.51    94.37
500,000.01 to 600,000.00           40      22,143,574.01       13.23        6.546      739       553,589  76.04    27.60    92.57
600,000.01 to 700,000.00           27      17,603,438.85       10.52        6.596      730       651,979  77.87    22.30   100.00
700,000.01 to 800,000.00            9       6,607,500.00        3.95        6.938      719       734,167  75.07     0.00    78.30
800,000.01 to 900,000.00            2       1,654,887.64        0.99        5.053      751       827,444  58.66    49.43    49.43
900,000.01 to 1,000,000.00         11      10,727,156.49        6.41        6.011      710       975,196  69.38    44.98   100.00
1,000,000.01 to 1,100,000.00        1       1,085,000.00        0.65        6.750      743     1,085,000  70.00     0.00   100.00
1,300,000.01 to 1,400,000.00        2       2,800,000.00        1.67        7.438      738     1,400,000  72.34    50.00   100.00
1,400,000.01 to 1,500,000.00        5       7,269,750.00        4.34        6.674      719     1,453,950  67.47    40.54   100.00
1,500,000.01 to 2,000,000.00        3       5,632,000.00        3.37        6.012      718     1,877,333  57.18    100.00  100.00
                                  ---    ---------------      ------        -----      ---    ----------  -----    -----   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723    $  361,455  75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===    ==========  =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CURRENT                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MORTGAGE RATES (%)               LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------             --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
3.501 to 3.750                      3    $    975,276.40        0.58%       3.674%     757     $325,092   65.98%   30.33%   60.41%
3.751 to 4.000                      4       1,473,591.12        0.88        3.934      776      368,398   74.33    28.46    77.03
4.001 to 4.250                      8       3,793,846.65        2.27        4.192      768      474,231   72.70    53.39    65.15
4.251 to 4.500                      6       3,536,242.49        2.11        4.375      702      589,374   78.12    37.07   100.00
4.751 to 5.000                      5       1,273,687.25        0.76        5.000      746      254,737   80.16    68.93   100.00
5.001 to 5.250                      8       2,593,916.09        1.55        5.232      707      324,240   78.85   100.00    87.82
5.251 to 5.500                      5       1,591,119.80        0.95        5.437      724      318,224   75.65    22.74   100.00
5.501 to 5.750                     33      11,082,300.90        6.62        5.727      733      335,827   76.10    72.43    98.02
5.751 to 6.000                     38      15,971,369.97        9.54        5.914      729      420,299   72.55    56.28    95.15
6.001 to 6.250                     56      21,585,289.19       12.90        6.182      722      385,452   70.56    49.75    92.81
6.251 to 6.500                     63      21,483,657.94       12.84        6.463      725      341,010   76.31    30.52    81.53
6.501 to 6.750                     58      22,477,078.33       13.43        6.701      729      387,536   74.66    24.49    93.03
6.751 to 7.000                     60      22,051,700.06       13.18        6.923      723      367,528   77.18    18.65    88.73
7.001 to 7.250                     41      11,831,789.53        7.07        7.189      713      288,580   80.74    20.56    90.72
7.251 to 7.500                     34      12,228,477.77        7.31        7.441      704      359,661   80.10     4.67    91.83
7.501 to 7.750                     19       6,824,546.30        4.08        7.678      714      359,187   77.09    23.66    85.30
7.751 to 8.000                     17       4,178,491.42        2.50        7.875      700      245,794   81.53     7.24    96.23
8.001 to 8.250                      3       2,215,950.00        1.32        8.221      689      738,650   73.68     0.00   100.00
8.251 to 8.500                      2         185,399.99        0.11        8.445      724       92,700   90.00    44.17   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
325 to 336                          1    $    455,208.30        0.27%       4.125%     763     $455,208   80.00%  100.00%  100.00%
337 to 348                         22      10,083,834.14        6.03        4.254      742      458,356   74.41    37.36    79.70
349 to 360                        440     156,814,688.76       93.70        6.627      722      356,397   75.84    33.54    90.98
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.01 to 20.00                      1    $     74,330.36        0.04%       6.125%     805     $ 74,330   17.65%    0.00%    0.00%
30.01 to 40.00                      3       2,787,866.60        1.67        5.997      693      929,289   34.97    71.18    81.71
40.01 to 50.00                      3       1,693,999.99        1.01        6.139      690      564,667   46.13    88.55   100.00
50.01 to 60.00                     22      10,110,299.88        6.04        6.167      729      459,559   57.58    11.45    83.84
60.01 to 70.00                     38      17,891,208.24       10.69        6.647      718      470,821   66.74    46.15    92.25
70.01 to 75.00                     53      24,701,624.93       14.76        6.301      733      466,068   73.86    47.18    93.16
75.01 to 80.00                    294      97,802,402.97       58.44        6.497      724      332,661   79.62    29.85    89.84
80.01 to 85.00                      9       1,971,058.26        1.18        6.303      686      219,006   84.40    51.12    89.05
85.01 to 90.00                     25       6,538,781.71        3.91        6.953      715      261,551   89.87    11.00    93.05
90.01 to 95.00                     14       3,282,158.26        1.96        6.870      700      234,440   94.80    25.75    91.37
95.01 to 100.00                     1         500,000.00        0.30        7.250      781      500,000   98.59   100.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
601 to 625                          6    $  1,281,241.00        0.77%       6.168%     623     $213,540   81.49%   14.85%  100.00%
626 to 650                         20       5,328,708.60        3.18        6.495      639      266,435   71.00    58.09    82.12
651 to 675                         52      18,139,620.40       10.84        6.565      665      348,839   73.67    38.91    93.17
676 to 700                         88      35,831,902.89       21.41        6.738      688      407,181   75.35    25.77    89.64
701 to 725                         83      25,086,884.40       14.99        6.787      715      302,252   78.82    17.06    90.82
726 to 750                         82      29,977,932.77       17.91        6.407      736      365,585   76.56    34.47    92.65
751 to 775                         75      30,415,333.43       18.17        6.077      765      405,538   74.71    43.24    88.44
776 to 800                         47      18,439,754.82       11.02        6.187      786      392,335   75.19    46.81    91.05
801 to 825                         10       2,852,352.89        1.70        6.906      807      285,235   80.27    29.56    78.66
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Arizona                            29    $ 10,387,659.30        6.21%       6.505%     729     $358,195   77.58%   30.26%   88.29%
Arkansas                            1         340,000.00        0.20        6.875      707      340,000   94.44     0.00   100.00
California                        100      49,514,127.38       29.59        6.502      729      495,141   74.40    31.20    95.15
Colorado                           19       4,525,814.71        2.70        6.345      749      238,201   75.34    15.68    89.30
Connecticut                         8       2,868,021.38        1.71        5.162      729      358,503   78.95    51.87    96.83
Delaware                            1         170,000.00        0.10        7.125      624      170,000   87.63     0.00   100.00
District of Columbia                4       1,713,094.92        1.02        6.089      744      428,274   77.86    32.11   100.00
Florida                            46      16,706,667.97        9.98        6.722      716      363,188   74.79    14.07    84.32
Georgia                            11       4,494,433.73        2.69        6.380      751      408,585   66.73     5.64    98.08
Hawaii                              5       2,677,750.00        1.60        6.989      724      535,550   76.01    22.18   100.00
Idaho                               2         305,747.12        0.18        7.090      735      152,874   77.20    42.78   100.00
Illinois                           16       6,184,277.66        3.70        5.805      730      386,517   77.89    73.34    89.61
Indiana                             9       2,103,399.96        1.26        6.744      713      233,711   78.41    40.08    63.09
Iowa                                2         726,354.58        0.43        6.072      743      363,177   80.00    57.60    42.40
Kentucky                            1         100,000.00        0.06        4.375      662      100,000   80.65   100.00   100.00
Louisiana                           2         691,766.60        0.41        5.137      714      345,883   61.31     0.00   100.00
Maine                               1         244,931.00        0.15        6.500      686      244,931   70.20     0.00   100.00
Maryland                           20      10,072,896.90        6.02        6.914      710      503,645   75.98    35.31    98.35
Massachusetts                       9       3,089,262.94        1.85        6.966      698      343,251   73.96    26.31    60.07
Michigan                           35       6,692,207.41        4.00        6.371      688      191,206   79.88    43.88   100.00
Minnesota                           4         973,642.88        0.58        6.684      704      243,411   83.44    77.82    87.38
Mississippi                         2         196,350.00        0.12        6.875      707       98,175   84.31     0.00   100.00
Missouri                            6         893,230.67        0.53        6.854      703      148,872   79.59    67.33    71.31
Montana                             1         260,362.62        0.16        5.750      732      260,363   79.88   100.00   100.00
Nevada                              6       2,535,437.00        1.52        6.698      724      422,573   78.57    19.41   100.00
New Hampshire                       2         307,750.00        0.18        6.875      651      153,875   79.53    57.11   100.00
New Jersey                         10       3,956,825.00        2.36        6.048      750      395,683   79.05    45.14    74.09
New Mexico                          4         593,550.00        0.35        6.448      790      148,388   77.43   100.00   100.00
New York                           12       4,257,944.69        2.54        6.360      720      354,829   76.98    50.54    82.01
North Carolina                      6       1,548,491.32        0.93        6.772      738      258,082   80.66    76.97   100.00
North Dakota                        1         102,294.83        0.06        7.000      713      102,295   79.30   100.00   100.00
Ohio                                9       1,478,647.38        0.88        5.696      714      164,294   82.88    64.59    91.83
Oklahoma                            2         255,800.00        0.15        6.100      687      127,900   79.94     0.00   100.00
Oregon                              8       2,371,221.03        1.42        6.473      760      296,403   79.25    59.05    77.47
Pennsylvania                        7       1,927,745.48        1.15        6.587      711      275,392   69.18    81.81    98.05
Rhode Island                        3       1,307,867.33        0.78        6.815      668      435,956   68.90     0.00   100.00
South Carolina                      4       1,647,590.45        0.98        6.568      705      411,898   65.65    63.10   100.00
Tennessee                           2         355,100.00        0.21        6.677      718      177,550   93.16    35.26   100.00
Texas                              11       5,363,457.27        3.20        6.058      709      487,587   70.22     3.50    62.16
Utah                                4         722,886.31        0.43        6.720      712      180,722   82.37     0.00    44.41
Virginia                           18       7,302,039.97        4.36        6.233      729      405,669   77.11    60.94    95.99
Washington                         16       4,412,539.86        2.64        7.126      701      275,784   82.12     8.13    94.86
West Virginia                       2         473,120.00        0.28        6.187      681      236,560   74.36    50.14    50.14
Wisconsin                           2         501,423.55        0.30        6.485      731      250,712   77.69   100.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                           319    $122,138,428.74       72.98%       6.423%     720     $382,879   77.28%   29.56%   90.92%
Investment                        125      35,628,748.03       21.29        6.720      727      285,030   71.30    49.26    88.02
Second Home                        19       9,586,554.43        5.73        6.262      745      504,555   73.03    33.00    91.36
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                     274    $ 94,916,145.36       56.72%       6.377%     719     $346,409   75.13%   30.23%   88.91%
Planned Unit Development           96      40,911,961.57       24.45        6.665      726      426,166   77.57    38.17    96.05
Condominium                        52      20,193,266.99       12.07        6.440      726      388,332   73.97    43.58    88.93
Two- to Four-Family                36       9,909,386.80        5.92        6.808      741      275,261   77.36    23.05    84.68
Cooperative                         2         757,247.97        0.45        6.039      696      378,624   83.28   100.00   100.00
Townhouse                           3         665,722.51        0.40        5.913      666      221,908   77.70   100.00    56.04
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                          251    $ 93,082,742.94       55.62%       6.401%     732     $370,848   78.11%   32.36%   89.54%
Refinance - Rate Term              95      36,136,541.61       21.59        6.545      716      380,385   70.72    39.93    95.77
Refinance - Cashout               117      38,134,446.65       22.79        6.598      707      325,935   74.81    32.16    87.10
                                  ---    ---------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
NATIONAL CITY UNDERWRITING       LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------------------     --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Stated Income / Verified
   Assets                          77    $ 40,250,496.60       24.05%       6.984%     726     $522,734   77.53%    0.00%   90.82%
Full Documentation                 35      14,989,856.00        8.96        6.757      730      428,282   76.22   100.00    82.27
No Income / Verified Assets        12       7,051,858.00        4.21        6.863      712      587,655   76.84     0.00    76.58
Stated Income / Stated Assets       5       2,119,000.00        1.27        7.226      728      423,800   92.00     0.00   100.00
No Documentation                    6       1,685,800.00        1.01        7.236      705      280,967   77.88     0.00    60.86
No Income / No Asset                3       1,377,920.00        0.82        6.615      725      459,307   69.49     0.00    82.88
One Year Income Verified            3       1,187,600.00        0.71        6.810      698      395,867   79.55     0.00    84.71
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                     141    $ 68,662,530.60       41.03%       6.925%     725     $486,968   77.50%   21.83%   86.77%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

GREENPOINT UNDERWRITING
Stated Income                      51    $ 12,060,294.81        7.21%       7.417%     709     $236,476   78.23%    0.00%   95.15%
Full Documentation                 12       2,067,827.44        1.24        7.182      760      172,319   76.18   100.00    70.07
Stated Income/Stated Asset          5       1,177,999.99        0.70         6.76      703      235,600   77.06     0.00   100.00
No Income Disclosure                1         216,000.00        0.13        6.875      739      216,000   80.00     0.00   100.00
No income or employment
   disclosure                       1         161,600.00        0.10        7.375      775      161,600   80.00     0.00   100.00
No income, asset or employment
   disclosure                       1         144,800.00        0.09        7.375      720      144,800   68.95     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      71    $ 15,828,522.24        9.46%       7.329%     716     $222,937   77.83%   13.06%   92.39%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

QUICKEN UNDERWRITING
Full Documentation                 61    $ 16,793,942.99       10.03%       5.927%     723     $275,311   77.26%  100.00%   95.77%
Stated Income/Verified Assets      17       4,050,886.29        2.42        6.236      686      238,287   79.36     0.00   100.00
No Income/No Assets                14       3,185,329.57        1.90        7.207      664      227,524   81.81     0.00   100.00
Stated Income/Stated Assets        19       2,995,102.38        1.79        6.801      708      157,637   80.21     0.00   100.00
No Income/Verified Assets           2         413,575.00        0.25        5.839      707      206,788   79.84     0.00   100.00
Alternate/Substitute                1         245,996.91        0.15        5.625      690      245,997   79.10     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                     114    $ 27,684,833.14       16.54%       6.210%     709     $242,849   78.47%   60.66%   97.43%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------

OTHER
Reduced Documentation              87    $ 32,212,357.78       19.25%       5.880%     733     $370,257   72.74%    0.00%   86.21%
Full Documentation                 50      22,965,487.44       13.72        5.711      725      459,310   70.11   100.00    96.74
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                     137    $ 55,177,845.22       32.97%       5.809%     729     $402,758   71.65%   41.62%   90.59%
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS (%)                      LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------                    --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.751 to 2.000                     27    $ 14,957,693.82        8.94%       6.095%     726     $553,989   65.98%   88.91%  100.00%
2.001 to 2.250                    200      56,908,330.99       34.00        6.209      719      284,542   76.04    38.82    93.78
2.501 to 2.750                    234      94,585,959.86       56.52        6.702      725      404,214   77.19    22.65    86.63
3.001 to 3.250                      2         901,746.53        0.54        6.125      686      450,873   70.85     0.00   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====    =====   ======

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE (%)        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
8.501 to 8.750                      3    $    975,276.40        0.58%       3.674%     757     $325,092   65.98%   30.33%   60.41%
8.751 to 9.000                      4       1,473,591.12        0.88        3.934      776      368,398   74.33    28.46    77.03
9.001 to 9.250                      8       3,793,846.65        2.27        4.192      768      474,231   72.70    53.39    65.15
9.251 to 9.500                      6       3,536,242.49        2.11        4.375      702      589,374   78.12    37.07   100.00
9.751 to 10.000                     4       1,102,858.39        0.66        5.000      756      275,715   80.19    64.12   100.00
10.001 to 10.250                    8       2,593,916.09        1.55        5.232      707      324,240   78.85   100.00    87.82
10.251 to 10.500                    4       1,377,125.25        0.82        5.427      723      344,281   79.40    26.28   100.00
10.501 to 10.750                   29       9,739,246.23        5.82        5.733      728      335,836   76.56    72.37    97.74
10.751 to 11.000                   34      14,413,066.47        8.61        5.899      732      423,914   72.07    63.55    94.63
11.001 to 11.250                   49      20,063,635.73       11.99        6.178      721      409,462   69.87    47.76    94.79
11.251 to 11.500                   61      20,958,966.18       12.52        6.452      725      343,590   75.82    30.65    81.79
11.501 to 11.750                   59      23,267,533.00       13.90        6.653      732      394,365   74.61    26.86    93.26
11.751 to 12.000                   65      23,780,832.42       14.21        6.852      722      365,859   77.19    17.30    89.55
12.001 to 12.250                   49      13,587,042.99        8.12        7.056      715      277,287   80.36    28.14    88.19
12.251 to 12.500                   37      12,967,164.08        7.75        7.387      706      350,464   80.27     5.42    91.13
12.501 to 12.750                   21       7,143,546.30        4.27        7.634      711      340,169   77.06    22.60    85.95
12.751 to 13.000                   17       4,178,491.42        2.50        7.875      700      245,794   81.53     7.24    96.23
13.001 to 13.250                    3       2,215,950.00        1.32        8.221      689      738,650   73.68     0.00   100.00
13.251 to 13.500                    2         185,399.99        0.11        8.445      724       92,700   90.00    44.17   100.00
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                            GROUP III MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
April 2009                          1    $    455,208.30        0.27%       4.125%     763     $455,208   80.00%  100.00%  100.00%
December 2009                       1         386,094.75        0.23        3.750      789      386,095   78.07     0.00     0.00
January 2010                        1         589,256.92        0.35        5.375      734      589,257   80.00     0.00   100.00
May 2010                            1         293,366.60        0.18        3.625      774      293,367   35.93     0.00   100.00
June 2010                           4       1,008,703.03        0.60        3.976      733      252,176   80.06    64.25   100.00
July 2010                          15       7,806,412.84        4.66        4.254      740      520,428   74.52    39.96    78.73
August 2010                         3         662,371.83        0.40        5.431      691      220,791   68.84    67.69    32.31
September 2010                     26       7,458,974.77        4.46        6.060      730      286,884   78.31    40.20    91.18
October 2010                        7       3,001,164.05        1.79        5.923      743      428,738   69.35    30.03   100.00
November 2010                      10       4,574,043.72        2.73        5.976      732      457,404   76.79    44.22    98.37
December 2010                      40      11,615,357.73        6.94        6.608      708      290,384   74.20    21.19    95.44
January 2011                       87      23,055,977.40       13.78        6.272      715      265,011   77.50    39.24    93.78
February 2011                      45      17,036,662.56       10.18        6.145      719      378,593   69.15    73.22    92.69
March 2011                         12       3,963,103.27        2.37        6.131      743      330,259   78.04    63.72   100.00
April 2011                         72      18,102,965.43       10.82        7.150      720      251,430   76.04    23.79    96.30
May 2011                           62      28,162,468.00       16.83        6.758      719      454,233   77.20    22.06    81.25
June 2011                          76      39,181,600.00       23.41        7.023      727      515,547   76.99    23.47    90.30
                                  ---    ---------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            463    $167,353,731.20      100.00%       6.477%     723     $361,455   75.76%   33.95%   90.33%
                                  ===    ===============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

                    GROUP IV MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $88,058,613.00
Total Number of Loans              232

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $379,562.99        $58,317.29   $1,459,135.12
Original Balance                   $379,818.91        $58,400.00   $1,459,500.00

Loan Rate                                6.506%            5.250%          8.500%
Servicing Fee                            0.250%            0.250%          0.250%
Net Loan Rate                            6.252%            5.000%          8.250%

Gross Margin                             2.544%            2.000%          2.750%
Maximum Loan Rate                       11.514%           10.250%         13.500%

Original LTV                             74.50%            13.48%          95.00%

Credit Score(3)                            726               633             811

Original Term (mos)                        360               360             360
Remaining Term (mos)(4)                    357               350             359
Seasoning (mos)(4)                           3                 1              10

Next Rate Reset (mos) (4)                   81                74              83
Rate Adj Freq (mos)                          6                 6              12
First Rate Adj Reset (mos)                  84                84              84

IO Original Term (2)                       113                84             120
IO Remaining Term (2)(4)                   110                77             119

Top State Concentrations ($)   CA(28.96%), VA(11.64%), MI(6.36%), MD(6.29%), NV(5.61%)

First Pay Date                                         10/1/2005      7/1/2006
Rate Change Date                                        9/1/2012      6/1/2013
Maturity Date                                           9/1/2035      6/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Six-Month LIBOR                   210     $80,459,378.97       91.37%       6.498%     727     $383,140   74.34%   46.71%   90.99%
One-Year LIBOR                     22       7,599,234.03        8.63        6.586      716      345,420   76.20    29.80    90.16
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
7/23 LIBOR Loans (6 Mo LIBOR)      27     $ 7,253,183.85        8.24%       6.447%     728     $268,636   72.35%   61.03%    0.00%
7/23 LIBOR IO Loans
   (6 Mo LIBOR)                   183      73,206,195.12       83.13        6.503      727      400,034   74.54    45.29   100.00
7/23 LIBOR Loans
   (1 Year LIBOR)                   3         747,821.79        0.85        6.292      755      249,274   67.88     0.00     0.00
7/23 LIBOR IO Loans
   (1 Year LIBOR)                  19       6,851,412.24        7.78        6.618      712      360,601   77.11    33.05   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                   30     $ 8,001,005.64        9.09%       6.433%     730     $266,700   71.93%   55.33%    0.00%
84 Month Interest-Only             42      14,667,626.28       16.66        6.757      722      349,229   77.80    25.66   100.00
120 Month Interest-Only           160      65,389,981.08       74.26        6.458      726      408,687   74.08    48.41   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------------   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                  4     $   305,517.29        0.35%       7.056%     715   $   76,379   79.40%   50.01%   56.30%
100,000.01 to 200,000.00           61       9,530,567.29       10.82        6.457      724      156,239   76.73    68.26    83.89
200,000.01 to 300,000.00           46      11,547,847.74       13.11        6.513      722      251,040   74.25    45.94    76.45
300,000.01 to 400,000.00           21       7,446,232.75        8.46        6.356      716      354,583   76.56    33.31    86.52
400,000.01 to 500,000.00           42      18,963,384.61       21.53        6.686      734      451,509   76.47    39.53    95.37
500,000.01 to 600,000.00           24      13,164,292.55       14.95        6.716      719      548,512   77.75    32.65   100.00
600,000.01 to 700,000.00           17      11,122,783.54       12.63        6.504      732      654,281   72.20    29.24   100.00
700,000.01 to 800,000.00            4       2,949,740.47        3.35        6.107      704      737,435   68.02    73.90    75.09
800,000.01 to 900,000.00            4       3,424,560.21        3.89        6.065      725      856,140   63.74    73.72   100.00
900,000.01 to 1,000,000.00          6       5,905,336.74        6.71        6.355      749      984,223   70.06    50.73    83.14
1,000,000.01 to 1,100,000.00        1       1,041,900.00        1.18        6.875      697    1,041,900   75.50     0.00   100.00
1,100,000.01 to 1,200,000.00        1       1,197,314.69        1.36        5.750      742    1,197,315   67.11   100.00   100.00
1,400,000.01 to 1,500,000.00        1       1,459,135.12        1.66        6.000      708    1,459,135   74.85   100.00   100.00
                                  ---     --------------      ------        -----      ---   ----------   -----   ------   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726   $  379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===   ==========   =====   ======   ======

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CURRENT                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MORTGAGE RATES (%)               LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------             --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
5.001 to 5.250                      3     $   619,879.79        0.70%       5.250%     734     $206,627   79.34%  100.00%  100.00%
5.251 to 5.500                      8       3,549,381.46        4.03        5.407      693      443,673   77.51    68.70    71.95
5.501 to 5.750                     18       6,385,402.19        7.25        5.695      738      354,745   71.06    75.51    95.86
5.751 to 6.000                     21       8,304,571.68        9.43        5.936      726      395,456   72.90    92.39    91.15
6.001 to 6.250                     25      10,483,275.97       11.90        6.207      726      419,331   69.68    56.27    88.55
6.251 to 6.500                     55      20,082,984.17       22.81        6.449      736      365,145   73.48    42.64    90.00
6.501 to 6.750                     42      16,561,416.62       18.81        6.676      722      394,319   76.20    38.02    93.21
6.751 to 7.000                     27      11,337,209.85       12.87        6.906      724      419,897   76.02    19.91    92.15
7.001 to 7.250                      9       3,209,099.99        3.64        7.196      720      356,567   77.33     3.63    90.89
7.251 to 7.500                      8       2,787,408.99        3.17        7.429      715      348,426   78.93    15.79   100.00
7.501 to 7.750                      8       1,939,182.29        2.20        7.729      705      242,398   80.02     7.22    89.77
7.751 to 8.000                      6       2,083,100.00        2.37        7.939      733      347,183   80.76    27.95   100.00
8.001 to 8.250                      1         292,500.00        0.33        8.250      697      292,500   75.00     0.00     0.00
8.251 to 8.500                      1         423,200.00        0.48        8.500      757      423,200   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
349 to 360                        232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.01 to 20.00                      1     $   188,750.00        0.21%       5.750%     775     $188,750   13.48%  100.00%  100.00%
20.01 to 30.00                      1         417,500.00        0.47        6.250      728      417,500   23.86   100.00   100.00
30.01 to 40.00                      1         125,000.00        0.14        6.500      790      125,000   36.06     0.00     0.00
40.01 to 50.00                      3       1,720,000.00        1.95        6.456      733      573,333   43.62     0.00   100.00
50.01 to 60.00                     18       7,787,435.46        8.84        6.329      744      432,635   56.23    58.00    71.52
60.01 to 70.00                     22      11,135,142.58       12.65        6.305      738      506,143   67.27    42.94    96.59
70.01 to 75.00                     13       5,934,389.26        6.74        6.522      729      456,491   73.59    45.51    95.07
75.01 to 80.00                    160      57,718,598.96       65.55        6.586      721      360,741   79.42    45.39    91.56
80.01 to 85.00                      5       1,695,061.92        1.92        6.135      703      339,012   83.14    18.91   100.00
85.01 to 90.00                      7       1,198,134.82        1.36        6.442      728      171,162   89.32    60.19    90.26
90.01 to 95.00                      1         138,600.00        0.16        6.000      712      138,600   95.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
626 to 650                          2     $   326,672.27        0.37%       6.777%     641     $163,336   77.14%   35.72%   64.28%
651 to 675                         23       9,144,163.12       10.38        6.547      665      397,572   76.06    39.00    96.50
676 to 700                         37      13,411,956.22       15.23        6.560      690      362,485   77.22    49.24    94.97
701 to 725                         58      20,711,274.53       23.52        6.421      713      357,091   76.92    49.23    80.18
726 to 750                         53      20,429,491.58        23.2        6.497      737      385,462   71.83    41.15    94.91
751 to 775                         34      13,485,706.35       15.31        6.629      762      396,638   73.50    43.22    96.93
776 to 800                         23       9,868,398.68       11.21        6.419      785      429,061   71.12    46.90    88.36
801 to 825                          2         680,950.25        0.77        6.434      808      340,475   74.75    73.43    73.43
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Alabama                             1     $   476,925.00        0.54%       5.875%     780     $476,925   73.15%  100.00%  100.00%
Arizona                             6       3,016,400.00        3.43        6.802      742      502,733   73.30    37.14    91.55
Arkansas                            1         144,975.00        0.16        5.375      714      144,975   87.86   100.00   100.00
California                         54      25,504,305.59       28.96        6.541      725      472,302   72.37    37.47    92.19
Colorado                            7       2,167,490.48        2.46        6.317      730      309,641   70.83    70.61    57.75
Connecticut                         3         926,699.85        1.05        6.679      756      308,900   75.85    26.36    78.59
Delaware                            1         197,600.00        0.22        5.875      752      197,600   80.00   100.00   100.00
District of Columbia                4       1,669,865.00        1.90        7.756      695      417,466   78.74    26.35   100.00
Florida                            15       4,425,804.12        5.03        6.826      725      295,054   73.10     6.18    83.79
Georgia                             3       1,208,515.04        1.37        6.137      740      402,838   64.79   100.00   100.00
Idaho                               3         565,500.00        0.64        6.750      717      188,500   76.95     0.00   100.00
Illinois                            7       3,859,500.00        4.38        6.547      733      551,357   71.84    38.22    98.05
Indiana                             1         112,800.00        0.13        5.250      769      112,800   80.00   100.00   100.00
Kansas                              2       1,060,000.00        1.20        6.441      748      530,000   80.00    52.45   100.00
Kentucky                            1         116,400.00        0.13        7.125      785      116,400   80.00   100.00     0.00
Maine                               1         167,955.38        0.19        6.375      752      167,955   78.14   100.00   100.00
Maryland                           15       5,542,012.00        6.29        6.572      711      369,467   79.67    42.83    90.40
Massachusetts                       2         507,956.81        0.58        6.217      714      253,978   66.07    56.69   100.00
Michigan                           23       5,601,450.67        6.36        6.054      708      243,541   78.94    59.07    97.92
Missouri                            2         748,287.00        0.85        6.695      709      374,144   78.91    21.85   100.00
Nebraska                            1         174,399.96        0.20        6.625      695      174,400   79.02     0.00   100.00
Nevada                             14       4,936,832.00        5.61        6.611      724      352,631   78.05    35.56   100.00
New Jersey                         10       3,758,211.10        4.27        6.290      722      375,821   70.71    60.64    79.31
New Mexico                          1         135,961.92        0.15        5.875      699      135,962   85.00   100.00   100.00
New York                            4       2,591,421.94        2.94        5.896      684      647,855   78.67    86.88    61.59
North Carolina                      4         805,544.00        0.91        6.578      711      201,386   81.92    42.90   100.00
Ohio                                6         862,354.63        0.98        6.745      751      143,726   80.88    79.93    93.24
Oregon                              1         500,000.00        0.57        6.500      767      500,000   71.53     0.00   100.00
Pennsylvania                        6       1,914,399.39        2.17        6.292      759      319,067   71.44    73.67    80.78
South Dakota                        1          94,400.00        0.11        7.125      701       94,400   80.00     0.00   100.00
Tennessee                           2         659,600.00        0.75        6.895      731      329,800   65.56    27.99   100.00
Texas                               1         491,300.00        0.56        6.875      763      491,300   80.00   100.00   100.00
Utah                                3       1,689,600.00        1.92        6.190      757      563,200   65.22   100.00    89.02
Virginia                           23      10,254,146.12       11.64        6.487      728      445,832   76.58    44.92    98.14
Washington                          3       1,170,000.00        1.33        6.783      773      390,000   73.60    21.62    56.71
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                           187     $73,608,217.70       83.59%       6.452%     723     $393,627   74.90%   46.68%   92.69%
Investment                         37      10,713,847.39       12.17        6.899      737      289,563   73.25    29.40    76.63
Second Home                         8       3,736,547.91        4.24        6.427      749      467,068   70.30    62.55    96.88
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                     144     $54,715,363.62       62.14%       6.504%     728     $379,968   74.66%   44.88%   93.13%
Planned Unit Development           55      23,854,864.92       27.09        6.480      724      433,725   74.08    49.71    88.21
Condominium                        18       4,971,375.47        5.65        6.487      735      276,188   74.91    24.84    85.26
Two- to Four-Family                13       3,929,511.95        4.46        6.791      701      302,270   74.68    50.20    82.27
Townhouse                           2         587,497.04        0.67        5.936      714      293,749   72.88    37.87   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                          104     $41,764,666.03       47.43%       6.663%     734     $401,583   77.51%   36.50%   89.16%
Refinance - Rate Term              53      16,764,478.37       19.04        6.219      719      316,311   75.50    68.13    98.49
Refinance - Cashout                75      29,529,468.60       33.53        6.446      719      393,726   69.69    44.64    89.09
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
                                 LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
                               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
NATIONAL CITY UNDERWRITING
Stated Income / Verified Assets    48     $22,245,876.00       25.26%       6.836%     733     $463,456   75.16%    0.00%   94.54%
Full Documentation                 40      14,917,361.00       16.94        6.606      729      372,934   75.17   100.00    82.70
No Income / Verified Assets         9       3,833,550.00        4.35        6.760      716      425,950   71.60     0.00    94.82
No Documentation                    6       2,451,300.00        2.78        6.944      745      408,550   66.42     0.00    92.82
One Year Income Verified            6       1,942,700.00        2.21        6.516      728      323,783   74.72     0.00    46.45
No Income / No Asset                4       1,864,000.00        2.12        6.916      704      466,000   81.28     0.00   100.00
Stated Income / Stated Assets       3       1,480,000.00        1.68        6.636      714      493,333   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                     116     $48,734,787.00       55.34%       6.749%     729     $420,127   74.81%   30.61%   89.31%
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
GREENPOINT UNDERWRITING
Stated Income                      14     $ 3,236,567.27        3.68%       7.458%     711     $231,183   77.66%    0.00%   98.20%
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      14     $ 3,236,567.27        3.68%       7.458%     711     $231,183   77.66%    0.00%   98.20%
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
QUICKEN UNDERWRITING
Full Documentation                 70     $23,315,469.91       26.48%       5.995%     726     $333,078   73.18%  100.00%   92.08%
Stated Income/Verified Assets      17       7,290,879.28        8.28        6.205      717      428,875   75.45     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      87     $30,606,349.19       34.76%       6.045%     723     $351,797   73.72%   76.18%   93.97%
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
OTHER
Reduced Documentation              12     $ 3,867,050.91        4.39%       6.337%     723     $322,254   72.98%    0.00%   77.06%
Full Documentation                  3       1,613,858.63        1.83        6.381      724      537,953   77.45   100.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
   SUB-TOTAL:                      15     $ 5,480,909.54        6.22%       6.350%     723     $365,394   74.30%   29.45%   83.81%
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS (%)                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.751 to 2.000                      1     $   255,997.81        0.29%       5.875%     742     $255,998   80.00%  100.00%  100.00%
2.001 to 2.250                    101      35,831,260.92       40.69        6.093      723      354,765   73.77    68.86    92.37
2.501 to 2.750                    130      51,971,354.27       59.02        6.793      728      399,780   74.99    28.70    89.87
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP IV MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE(%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.001 to 10.250                    3     $   619,879.79        0.70%       5.250%     734     $206,627   79.34%  100.00%  100.00%
10.251 to 10.500                    8       3,549,381.46        4.03        5.407      693      443,673   77.51    68.70    71.95
10.501 to 10.750                   17       6,121,019.90        6.95        5.698      737      360,060   71.83    78.77   100.00
10.751 to 11.000                   20       7,827,646.68        8.89        5.940      723      391,382   72.88    91.92    90.61
11.001 to 11.250                   25      10,483,275.97       11.90        6.207      726      419,331   69.68    56.27    88.55
11.251 to 11.500                   55      20,082,984.17       22.81        6.449      736      365,145   73.48    42.64    90.00
11.501 to 11.750                   43      16,825,798.91       19.11        6.660      723      391,298   75.84    37.42    91.74
11.751 to 12.000                   28      11,814,134.85       13.42        6.864      726      421,933   75.91    23.14    92.46
12.001 to 12.250                    9       3,209,099.99        3.64        7.196      720      356,567   77.33     3.63    90.89
12.251 to 12.500                    8       2,787,408.99        3.17        7.429      715      348,426   78.93    15.79   100.00
12.501 to 12.750                    8       1,939,182.29        2.20        7.729      705      242,398   80.02     7.22    89.77
12.751 to 13.000                    6       2,083,100.00        2.37        7.939      733      347,183   80.76    27.95   100.00
13.001 to 13.250                    1         292,500.00        0.33        8.250      697      292,500   75.00     0.00     0.00
13.251 to 13.500                    1         423,200.00        0.48        8.500      757      423,200   80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

NEXT RATE ADJUSTMENT DATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
NEXT RATE                       MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
ADJUSTMENT DATE                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
September 2012                      1     $   264,382.29        0.30%       5.625%     781     $264,382   53.40%    0.00%    0.00%
November 2012                       3       2,089,035.12        2.37        6.206      721      696,345   77.40    93.37   100.00
December 2012                       5       1,969,902.11        2.24        6.050      720      393,980   77.26    50.76    90.81
January 2013                       61      20,212,367.40       22.95        6.131      720      331,350   73.19    61.91    94.18
February 2013                      28      10,122,299.54       11.49        5.955      732      361,511   73.19    86.28    90.17
March 2013                          4       1,429,272.27        1.62        6.473      709      357,318   80.73    51.25    91.84
April 2013                         15       3,784,567.27        4.30        7.374      720      252,304   78.00     0.00    98.46
May 2013                           42      17,272,335.00       19.61        6.715      730      411,246   73.12    15.44    90.09
June 2013                          73      30,914,452.00       35.11        6.766      728      423,486   75.66    39.63    88.69
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                            232     $88,058,613.00      100.00%       6.506%     726     $379,563   74.50%   45.25%   90.91%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

                     GROUP V MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $11,766,791.69
Total Number of Loans               33

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                     $356,569.45       $26,000.00   $1,152,000.00
Original Balance                    $357,076.79       $26,000.00   $1,152,000.00

Loan Rate                                 6.605%           5.250%          9.375%
Servicing Fee                             0.250%           0.250%          0.250%
Net Loan Rate                             6.355%           5.000%          9.125%

Gross Margin                              2.334%           2.000%          3.625%
Maximum Loan Rate                        11.605%          10.250%         14.375%

Original LTV                              73.81%           30.53%          95.00%

Credit Score(3)                             705              644             791

Original Term (mos)                         360              360             360
Remaining Term (mos)(4)                     353              348             359
Seasoning (mos)(4)                            7                1              12

Next Rate Reset (mos) (4)                   113              108             119
Rate Adj Freq (mos)                           8                6              12
First Rate Adj Reset (mos)                  120              120             120

IO Original Term (2)                        120              120             120
IO Remaining Term (2)(4)                    113              108             119

Top State Concentrations ($)   CA(68.92%),MA(6.16%),NH(5.79%),AZ(4.25%),ID(2.65%)

First Pay Date                                          8/1/2005        7/1/2006
Rate Change Date                                        7/1/2015        6/1/2016
Maturity Date                                           7/1/2035        6/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

INDEX

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
INDEX                            LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----                          --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Six-Month LIBOR                    23     $ 8,282,576.31       70.39%       6.765%     705     $360,112   75.10%   17.50%   94.39%
One-Year LIBOR                     10       3,484,215.38       29.61        6.224      707      348,422   70.73    30.57    53.96
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

PRODUCT TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PRODUCT TYPE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10/20 LIBOR Loans
   (6 Mo LIBOR)                     3     $   464,684.07        3.95%       8.210%     685     $154,895   87.09%   33.44%    0.00%
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                    20       7,817,892.24       66.44        6.679      706      390,895   74.39    16.55   100.00
10/20 LIBOR Loans
   (1 Year LIBOR)                   4       1,604,048.81       13.63        5.974      704      401,012   66.01    41.78     0.00
10/20 LIBOR IO Loans
   (1 Year LIBOR)                   6       1,880,166.57       15.98        6.438      710      313,361   74.75    21.01   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

AMORTIZATION TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
AMORTIZATION TYPE                LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------              --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Fully Amortizing                    7     $ 2,068,732.88       17.58%       6.476%     700     $295,533   70.74%   39.91%    0.00%
120 Month Interest-Only            26       9,698,058.81       82.42        6.632      707      373,002   74.46    17.41   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
STATED PRINCIPAL BALANCES ($)    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-----------------------------  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
0.01 to 100,000.00                  4     $   175,307.58        1.49%       7.830%     665    $   43,827  73.63%   31.94%   61.61%
100,000.01 to 200,000.00            9       1,231,726.12       10.47        7.013      721       136,858  76.93    68.82    78.91
200,000.01 to 300,000.00            2         478,764.19        4.07        7.700      694       239,382  95.00     0.00    49.46
300,000.01 to 400,000.00            4       1,496,600.00       12.72        6.436      720       374,150  78.93    26.39   100.00
400,000.01 to 500,000.00            7       3,187,365.94       27.09        6.881      699       455,338  71.75     0.00    70.70
500,000.01 to 600,000.00            1         565,806.43        4.81        5.750      697       565,806  80.00   100.00     0.00
600,000.01 to 700,000.00            3       1,954,222.43       16.61        6.892      708       651,407  72.88    33.26   100.00
700,000.01 to 800,000.00            2       1,524,999.00       12.96        6.350      702       762,500  58.12     0.00   100.00
1,100,000.01 to 1,200,000.00        1       1,152,000.00        9.79        5.250      702     1,152,000  80.00     0.00   100.00
                                  ---     --------------      ------        -----      ---    ----------  -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705    $  356,569  73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===    ==========  =====   ======   ======

CURRENT MORTGAGE RATES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF CURRENT                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MORTGAGE RATES (%)               LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------             --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
5.001 to 5.250                      2     $ 1,604,431.75       13.64%       5.250%     705     $802,216   66.05%    0.00%   71.80%
5.501 to 5.750                      1         565,806.43        4.81        5.750      697      565,806   80.00   100.00     0.00
5.751 to 6.000                      1         799,999.00        6.80        5.875      721      799,999   59.26     0.00   100.00
6.001 to 6.250                      3       1,576,822.43       13.40        6.210      694      525,607   72.94    25.05   100.00
6.251 to 6.500                      7       2,141,854.11       18.20        6.454      726      305,979   78.98    15.72   100.00
6.501 to 6.750                      6       1,884,194.63       16.01        6.681      720      314,032   76.85    47.05    68.91
6.751 to 7.000                      2         859,999.27        7.31        6.875      678      430,000   56.18     0.00   100.00
7.251 to 7.500                      1         155,399.11        1.32        7.375      683      155,399   80.00   100.00     0.00
7.501 to 7.750                      3         119,307.58        1.01        7.750      653       39,769   70.64     0.00    43.58
7.751 to 8.000                      5       1,367,000.00       11.62        7.891      672      273,400   79.13    12.80   100.00
8.751 to 9.000                      1         241,977.38        2.06        8.875      697      241,977   95.00     0.00     0.00
9.251 to 9.500                      1         450,000.00        3.82        9.375      746      450,000   90.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

REMAINING TERM

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF                        MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
REMAINING TERMS (MONTHS)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
337 to 348                          1     $ 1,152,000.00        9.79%       5.250%     702    $1,152,000  80.00%    0.00%  100.00%
349 to 360                         32      10,614,791.69       90.21        6.752      706       331,712  73.13    23.69    80.51
                                  ---     --------------      ------        -----      ---     ---------  -----    -----   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $ 356,569  73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     =========  =====    =====   ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
RANGE OF ORIGINAL               MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------------------       --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
30.01 to 40.00                      1     $   452,431.75        3.84%       5.250%     713     $452,432   30.53%    0.00%    0.00%
50.01 to 60.00                      3       1,659,998.27       14.11        6.393      699      553,333   57.66     0.00   100.00
60.01 to 70.00                      6       1,927,822.43       16.38        6.552      706      321,304   68.88    39.89   100.00
70.01 to 75.00                      2         567,307.58        4.82        6.318      680      283,654   74.67     0.00    88.14
75.01 to 80.00                     17       6,110,967.47       51.93        6.513      707      359,469   79.70    28.56    78.61
85.01 to 90.00                      2         569,500.00        4.84        8.824      729      284,750   89.97     0.00   100.00
90.01 to 95.00                      2         478,764.19        4.07        7.700      694      239,382   95.00     0.00    49.46
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

CREDIT SCORES

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
RANGE OF CREDIT SCORES           LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------------------         --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
626 to 650                          1     $    67,307.58        0.57%       7.750%     644     $ 67,308   75.00%    0.00%    0.00%
651 to 675                          7       1,793,899.27       15.25        7.366      665      256,271   75.06     0.00   100.00
676 to 700                         11       4,160,059.05       35.35        6.652      690      378,187   75.11    21.54    65.27
701 to 725                          6       3,266,630.75       27.76        5.757      711      544,438   67.58    12.09    86.15
726 to 750                          3         992,811.04        8.44        7.829      740      330,937   84.28    10.51    89.49
751 to 775                          4       1,328,484.00       11.29        6.551      762      332,121   74.69    72.36   100.00
776 to 800                          1         157,600.00        1.34        6.500      791      157,600   80.00   100.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

GEOGRAPHIC AREA

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
GEOGRAPHIC AREA                  LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
---------------                --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Arizona                             1     $   500,000.00        4.25%       6.125%     685     $500,000   74.63%    0.00%  100.00%
California                         16       8,109,170.64       68.92        6.491      708      506,823   73.52    19.86    81.51
Colorado                            2          52,000.00        0.44        7.750      664       26,000   65.00     0.00   100.00
Florida                             1         155,399.11        1.32        7.375      683      155,399   80.00   100.00     0.00
Georgia                             1         104,343.74        0.89        6.750      739      104,344   79.39   100.00     0.00
Idaho                               2         311,284.00        2.65        6.606      765      155,642   80.00   100.00   100.00
Massachusetts                       1         725,000.00        6.16        6.875      680      725,000   56.86     0.00   100.00
Michigan                            2         196,907.58        1.67        7.832      683       98,454   78.29     0.00    65.82
Minnesota                           1         241,977.38        2.06        8.875      697      241,977   95.00     0.00     0.00
Nevada                              1         119,000.00        1.01        8.000      678      119,000   70.00   100.00   100.00
New Hampshire                       1         681,822.43        5.79        6.250      693      681,822   69.95     0.00   100.00
New Mexico                          1         157,600.00        1.34        6.500      791      157,600   80.00   100.00   100.00
Ohio                                1         119,500.00        1.02        6.750      666      119,500   89.85     0.00   100.00
Pennsylvania                        1         236,786.81        2.01        6.500      691      236,787   95.00     0.00   100.00
Virginia                            1          56,000.00        0.48        8.000      691       56,000   80.00   100.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

OCCUPANCY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
OCCUPANCY TYPE                   LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
--------------                 --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Primary                            18     $ 8,160,034.83       69.35%       6.484%     703     $453,335   73.39%   11.77%   78.66%
Investment                         10       2,083,227.74       17.70        7.135      727      208,323   76.21    61.41    94.99
Second Home                         5       1,523,529.12       12.95        6.527      686      304,706   72.74    18.01    85.38
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

PROPERTY TYPE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
PROPERTY TYPE                    LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------                  --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Single Family                      19     $ 7,699,032.15       65.43%       6.514%     697     $405,212   74.51%   14.56%   84.17%
Planned Unit Development            7       2,152,893.13       18.30        6.896      722      307,556   71.29    21.78    67.75
Condominium                         6       1,264,866.41       10.75        6.652      701      210,811   76.17    21.69    87.71
Two- to Four-Family                 1         650,000.00        5.52        6.625      757      650,000   69.15   100.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

LOAN PURPOSE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
LOAN PURPOSE                     LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
------------                   --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
Purchase                           19     $ 6,477,869.73       55.05%       6.626%     707     $340,941   78.24%   22.37%   93.87%
Refinance - Rate Term               6       3,101,204.48       26.36        6.117      706      516,867   62.34    18.24    67.17
Refinance - Cashout                 8       2,187,717.48       18.59        7.232      701      273,465   76.91    22.82    70.15
                                  ---     --------------      ------        -----      ---     --------   -----    -----    -----
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====    =====

LOAN DOCUMENTATION

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
                                 LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
                               --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
GREENPOINT UNDERWRITING
Stated Income                       6     $ 1,311,307.58       11.14%       7.864%     669     $218,551   79.15%    0.00%   94.87%
No income, asset or employment
disclosure                          2         691,977.38        5.88        9.200      729      345,989   91.75     0.00    65.03
Full Documentation                  3         330,399.11        2.81        7.706      683      110,133   76.40   100.00    52.97
                                  ---     --------------      ------        -----      ---     --------   -----   ------    -----
   SUB-TOTAL:                      11     $ 2,333,684.07       19.83%       8.238%     689     $212,153   82.50%   14.16%   80.09%
                                  ---     --------------      ------        -----      ---     --------   -----   ------    -----
OTHER
Reduced Documentation              15     $ 7,249,073.45       61.61%       6.163%     702     $483,272   70.34%    0.00%   87.12%
Full Documentation                  7       2,184,034.17       18.56        6.325      735      312,005   76.01   100.00    69.32
                                  ---     --------------      ------        -----      ---     --------   -----   ------    -----
   SUB-TOTAL:                      22     $ 9,433,107.62       80.17%       6.201%     709     $428,778   71.66%   23.15%   83.00%
                                  ---     --------------      ------        -----      ---     --------   -----   ------    -----
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

MARGINS

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MARGINS(%)                       LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
----------                     --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
1.751 to 2.000                      5     $ 2,270,884.00       19.30%       5.916%     733     $454,177   76.89%   49.27%  100.00%
2.001 to 2.250                     17       7,162,223.62       60.87        6.291      702      421,307   69.99    14.87    77.60
2.501 to 2.750                     10       1,883,684.07       16.01        7.966      675      188,368   80.70    17.54    75.33
3.501 to 3.750                      1         450,000.00        3.82        9.375      746      450,000   90.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----    -----   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====    =====   ======

MAXIMUM MORTGAGE RATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL   FULL  INTEREST-
MAXIMUM MORTGAGE RATE (%)        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
10.001 to 10.250                    2     $ 1,604,431.75       13.64%       5.250%     705     $802,216   66.05%    0.00%   71.80%
10.501 to 10.750                    1         565,806.43        4.81        5.750      697      565,806   80.00   100.00     0.00
10.751 to 11.000                    1         799,999.00        6.80        5.875      721      799,999   59.26     0.00   100.00
11.001 to 11.250                    3       1,576,822.43       13.40        6.210      694      525,607   72.94    25.05   100.00
11.251 to 11.500                    7       2,141,854.11       18.20        6.454      726      305,979   78.98    15.72   100.00
11.501 to 11.750                    6       1,884,194.63       16.01        6.681      720      314,032   76.85    47.05    68.91
11.751 to 12.000                    2         859,999.27        7.31        6.875      678      430,000   56.18     0.00   100.00
12.251 to 12.500                    1         155,399.11        1.32        7.375      683      155,399   80.00   100.00     0.00
12.501 to 12.750                    3         119,307.58        1.01        7.750      653       39,769   70.64     0.00    43.58
12.751 to 13.000                    5       1,367,000.00       11.62        7.891      672      273,400   79.13    12.80   100.00
13.751 to 14.000                    1         241,977.38        2.06        8.875      697      241,977   95.00     0.00     0.00
14.251 to 14.500                    1         450,000.00        3.82        9.375      746      450,000   90.00     0.00   100.00
                                  ---     --------------      ------        -----      ---     --------   -----   ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705     $356,569   73.81%   21.37%   82.42%
                                  ===     ==============      ======        =====      ===     ========   =====   ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                             GROUP V MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                            AGGREGATE      % OF AGGREGATE           WEIGHTED   AVERAGE   WEIGHTED
                               NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE PERCENT  PERCENT
                                MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE  CREDIT    BALANCE   ORIGINAL  FULL   INTEREST-
NEXT RATE ADJUSTMENT DATE        LOANS     OUTSTANDING    THE CUT-OFF DATE  COUPON    SCORE  OUTSTANDING    LTV     DOC      ONLY
-------------------------      --------- --------------- ----------------- -------- -------- ----------- -------- ------- ---------
July 2015                           1     $ 1,152,000.00        9.79%       5.250%     702    $1,152,000  80.00%    0.00%   100.00%
September 2015                      3       1,818,237.18       15.45        5.681      712       606,079  58.57     31.12    44.00
October 2015                        1         681,822.43        5.79        6.250      693       681,822  69.95      0.00   100.00
November 2015                       2         837,600.00        7.12        6.276      700       418,800  76.79      0.00   100.00
December 2015                       1         396,800.00        3.37        6.625      688       396,800  80.00      0.00   100.00
January 2016                       10       3,346,376.31       28.44        6.631      701       334,638  72.02     19.57    77.85
February 2016                       2         246,507.58        2.09        6.841      736       123,254  78.63     72.70    72.70
March 2016                          1         236,786.81        2.01        6.500      691       236,787  95.00      0.00   100.00
April 2016                         11       2,918,577.38       24.80        7.842      711       265,325  79.69     33.67    91.71
June 2016                           1         132,084.00        1.12        6.750      758       132,084  80.00    100.00   100.00
                                  ---     --------------      ------        -----      ---    ----------  -----    ------   ------
TOTAL:                             33     $11,766,791.69      100.00%       6.605%     705    $  356,569  73.81%    21.37%   82.42%
                                  ===     ==============      ======        =====      ===    ==========  =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                           CLASS I-A NET WAC CAP TABLE

                      NET WAC   NET WAC
           PAYMENT    CAP (%)   CAP (%)
PERIOD      DATE       (1)(2)    (1)(3)
------   ----------   -------   -------
   1      8/25/2006    7.078      7.078
   2      9/25/2006    6.516      7.626
   3     10/25/2006    6.734      7.880
   4     11/25/2006    6.557      7.812
   5     12/25/2006    6.819      8.284
   6      1/25/2007    6.599      8.016
   7      2/25/2007    6.608      8.028
   8      3/25/2007    7.797      9.527
   9      4/25/2007    7.125      8.697
  10      5/25/2007    7.363      8.987
  11      6/25/2007    7.125      8.697
  12      7/25/2007    7.363      8.987
  13      8/25/2007    7.125      8.697
  14      9/25/2007    7.125      8.697
  15     10/25/2007    7.363      8.987
  16     11/25/2007    7.125      8.697
  17     12/25/2007    7.363      8.987
  18      1/25/2008    7.125      8.698
  19      2/25/2008    7.249      8.962
  20      3/25/2008    7.749     10.469
  21      4/25/2008    7.316     10.066
  22      5/25/2008    7.791     10.854
  23      6/25/2008    7.539     10.504
  24      7/25/2008    7.791     10.854
  25      8/25/2008    7.539     10.504
  26      9/25/2008    7.539     10.504
  27     10/25/2008    7.791     10.914
  28     11/25/2008    7.539     10.708
  29     12/25/2008    7.791     11.065
  30      1/25/2009    7.539     10.708
  31      2/25/2009    7.539     10.719
  32      3/25/2009    8.347     12.508
  33      4/25/2009    7.539     11.446
  34      5/25/2009    7.790     11.979
  35      6/25/2009    7.539     11.592
  36      7/25/2009    7.790     11.979
  37      8/25/2009    7.539     11.592
  38      9/25/2009    7.539     11.592
  39     10/25/2009    7.790     12.039
  40     11/25/2009    7.539     11.797
  41     12/25/2009    7.790     12.190
  42      1/25/2010    7.539     11.797
  43      2/25/2010    7.539     11.797
  44      3/25/2010    8.347     13.061
  45      4/25/2010    7.539     11.797
  46      5/25/2010    7.790     12.190
  47      6/25/2010    7.539     11.797
  48      7/25/2010    7.790     12.190
  49      8/25/2010    7.539     11.797
  50      9/25/2010    7.539     11.797
  51     10/25/2010    7.790     12.190
  52     11/25/2010    7.539     11.797
  53     12/25/2010    7.790     12.190
  54      1/25/2011    7.539     11.797
  55      2/25/2011    7.539     11.797
  56      3/25/2011    8.346     13.061
  57      4/25/2011    7.539     11.797
  58      5/25/2011    7.790     12.190
  59      6/25/2011    7.539     11.797
  60      7/25/2011    7.790     12.190
  61      8/25/2011    7.539     11.797
  62      9/25/2011    7.538     11.797
  63     10/25/2011    7.790     12.190
  64     11/25/2011    7.538     11.797
  65     12/25/2011    7.790     12.190
  66      1/25/2012    7.538     11.797
  67      2/25/2012    7.538     11.797
  68      3/25/2012    8.058     12.610
  69      4/25/2012    7.538     11.797
  70      5/25/2012    7.790     12.190
  71      6/25/2012    7.538     11.796
  72      7/25/2012    7.790     12.190
  73      8/25/2012    7.538     11.796
  74      9/25/2012    7.538     11.796
  75     10/25/2012    7.789     12.190
  76
  77
  78
  79
  80
  81
  82
  83
  84

(1) Group 1 Net WAC Cap is the weighted average of the net mortgage rates for the Group 1 Mortgage Loans, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 5% optional termination, Group 1 loans are paid a prepayment speed of 25% CPR, the Group 2, Group 3, Group 4, and Group 5 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR, and 1 month LIBOR, 6 month LIBOR, 12 month LIBOR, 1 year CMT remain constant at 5.351%, 5.620%, 5.756% and 5.467%, respectively.

(3) Assumes no losses, 5% optional termination, the Group 1 loans are paid a prepayment speed of 25% CPR, the Group 2, Group 3, and Group 4 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR, and 1 month LIBOR, 6 month LIBOR, 12 month LIBOR, 1 year CMT remain constant at 5.351%, 5.620%, 5.756% and 5.467%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include proceeds from the 1ML Cap, although such proceeds are excluded from the calculation of the Net WAC Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                         DISCOUNT MARGIN TABLE SCENARIOS

                              PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 3 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

                               INDICES ASSUMPTIONS

Initial 1 Month LIBOR:   5.351%
Initial 6 Month LIBOR:   5.620%
Initial 1 Year LIBOR:    5.756%
Initial 1 Year Treasury: 5.467%

                         DISCOUNT MARGIN TABLE (TO CALL)

PREPAYMENT SCENARIO         I               II             III              IV              V
-------------------   -------------   -------------   -------------   -------------   -------------
I-A
PRICE 100.00000%            20              20              20              20              20
WAL                        3.93            3.33            2.76            2.22            1.91
MOD DURN                   3.36            2.88            2.43            2.00            1.74
PRINCIPAL WINDOW      Aug06 - Apr13   Aug06 - Apr13   Aug06 - Oct12   Aug06 - Aug11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                              YIELD TABLE SCENARIOS

CLASS II-A, CLASS III-A-1, CLASS III-A-2, CLASS X-A, CLASS M-1, CLASS M-2 AND CLASS M-3 PREPAYMENT SCENARIOS

                           I        II       III      IV       V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 3 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS IV-A-1 AND CLASS IV-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV       V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS V-A PREPAYMENT SCENARIOS

                            I       II       III      IV       V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS II-A YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.95475                   6.43            6.42            6.40            6.38            6.36
100.00475                  6.41            6.39            6.37            6.35            6.32
100.05475                  6.38            6.36            6.34            6.31            6.28
100.10475                  6.36            6.33            6.31            6.28            6.25
100.15475                  6.33            6.31            6.28            6.25            6.21
100.20475                  6.31            6.28            6.25            6.22            6.18
100.25475                  6.28            6.25            6.22            6.18            6.14
100.30475                  6.26            6.22            6.19            6.15            6.11
100.35475                  6.23            6.20            6.16            6.12            6.07
100.40475                  6.20            6.17            6.13            6.09            6.04
100.45475                  6.18            6.14            6.10            6.05            6.00
100.50475                  6.15            6.11            6.07            6.02            5.97
100.55475                  6.13            6.09            6.04            5.99            5.93
100.60475                  6.10            6.06            6.01            5.96            5.90
100.65475                  6.08            6.03            5.98            5.92            5.86
100.70475                  6.05            6.00            5.95            5.89            5.83
100.75475                  6.03            5.98            5.92            5.86            5.79
100.80475                  6.00            5.95            5.89            5.83            5.76
100.85475                  5.98            5.92            5.86            5.80            5.72
100.90475                  5.95            5.90            5.83            5.76            5.69
100.95475                  5.93            5.87            5.80            5.73            5.65
101.00475                  5.90            5.84            5.77            5.70            5.62
101.05475                  5.88            5.81            5.75            5.67            5.58
101.10475                  5.85            5.79            5.72            5.64            5.55
101.15475                  5.83            5.76            5.69            5.60            5.51
101.20475                  5.80            5.73            5.66            5.57            5.48
101.25475                  5.78            5.71            5.63            5.54            5.44
101.30475                  5.75            5.68            5.60            5.51            5.41
101.35475                  5.73            5.65            5.57            5.48            5.37
101.40475                  5.70            5.62            5.54            5.45            5.34
101.45475                  5.68            5.60            5.51            5.41            5.31

WAL                        2.17            2.00            1.84            1.69            1.55
MOD DURN                   1.95            1.81            1.67            1.54            1.41
PAYMENT WINDOW        Aug06 - Apr09   Aug06 - Apr09   Aug06 - Apr09   Aug06 - Apr09   Aug06 - Apr09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                    CLASS III-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.31347                   6.42            6.43            6.44            6.45            6.47
99.36347                   6.40            6.41            6.42            6.43            6.44
99.41347                   6.38            6.38            6.39            6.40            6.41
99.46347                   6.36            6.36            6.37            6.37            6.38
99.51347                   6.34            6.34            6.35            6.35            6.35
99.56347                   6.32            6.32            6.32            6.32            6.32
99.61347                   6.30            6.30            6.30            6.29            6.29
99.66347                   6.29            6.28            6.27            6.27            6.26
99.71347                   6.27            6.26            6.25            6.24            6.23
99.76347                   6.25            6.24            6.23            6.22            6.20
99.81347                   6.23            6.22            6.20            6.19            6.17
99.86347                   6.21            6.20            6.18            6.16            6.14
99.91347                   6.19            6.18            6.16            6.14            6.11
99.96347                   6.18            6.16            6.13            6.11            6.08
100.01347                  6.16            6.14            6.11            6.08            6.05
100.06347                  6.14            6.12            6.09            6.06            6.02
100.11347                  6.12            6.09            6.06            6.03            5.99
100.16347                  6.10            6.07            6.04            6.01            5.96
100.21347                  6.08            6.05            6.02            5.98            5.93
100.26347                  6.07            6.03            6.00            5.95            5.91
100.31347                  6.05            6.01            5.97            5.93            5.88
100.36347                  6.03            5.99            5.95            5.90            5.85
100.41347                  6.01            5.97            5.93            5.87            5.82
100.46347                  5.99            5.95            5.90            5.85            5.79
100.51347                  5.97            5.93            5.88            5.82            5.76
100.56347                  5.96            5.91            5.86            5.80            5.73
100.61347                  5.94            5.89            5.83            5.77            5.70
100.66347                  5.92            5.87            5.81            5.74            5.67
100.71347                  5.90            5.85            5.79            5.72            5.64
100.76347                  5.88            5.83            5.76            5.69            5.61
100.81347                  5.87            5.81            5.74            5.67            5.58

WAL                        3.14            2.77            2.44            2.15            1.89
MOD DURN                   2.71            2.41            2.14            1.90            1.68
PAYMENT WINDOW        Aug06 - May11   Aug06 - May11   Aug06 - May11   Aug06 - May11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                    CLASS III-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II              III             IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.18454                   6.46            6.48            6.50            6.52            6.55
99.23454                   6.45            6.46            6.48            6.50            6.52
99.28454                   6.43            6.44            6.45            6.47            6.49
99.33454                   6.41            6.42            6.43            6.44            6.46
99.38454                   6.39            6.40            6.41            6.42            6.43
99.43454                   6.37            6.38            6.38            6.39            6.40
99.48454                   6.35            6.36            6.36            6.36            6.37
99.53454                   6.33            6.33            6.34            6.34            6.34
99.58454                   6.32            6.31            6.31            6.31            6.31
99.63454                   6.30            6.29            6.29            6.28            6.28
99.68454                   6.28            6.27            6.26            6.26            6.25
99.73454                   6.26            6.25            6.24            6.23            6.22
99.78454                   6.24            6.23            6.22            6.20            6.19
99.83454                   6.22            6.21            6.19            6.18            6.16
99.88454                   6.20            6.19            6.17            6.15            6.13
99.93454                   6.19            6.17            6.15            6.13            6.10
99.98454                   6.17            6.15            6.12            6.10            6.07
100.03454                  6.15            6.13            6.10            6.07            6.04
100.08454                  6.13            6.11            6.08            6.05            6.01
100.13454                  6.11            6.09            6.06            6.02            5.98
100.18454                  6.09            6.07            6.03            5.99            5.95
100.23454                  6.08            6.04            6.01            5.97            5.92
100.28454                  6.06            6.02            5.99            5.94            5.89
100.33454                  6.04            6.00            5.96            5.92            5.86
100.38454                  6.02            5.98            5.94            5.89            5.83
100.43454                  6.00            5.96            5.92            5.86            5.80
100.48454                  5.99            5.94            5.89            5.84            5.78
100.53454                  5.97            5.92            5.87            5.81            5.75
100.58454                  5.95            5.90            5.85            5.79            5.72
100.63454                  5.93            5.88            5.82            5.76            5.69
100.68454                  5.91            5.86            5.80            5.73            5.66

WAL                        3.14            2.77            2.44            2.15            1.89
MOD DURN                   2.71            2.41            2.14            1.90            1.68
PAYMENT WINDOW        Aug06 - May11   Aug06 - May11   Aug06 - May11   Aug06 - May11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                     CLASS IV-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II              III             IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.04190                   6.50            6.53            6.56            6.60            6.64
99.09190                   6.49            6.51            6.54            6.57            6.61
99.14190                   6.47            6.49            6.52            6.55            6.58
99.19190                   6.46            6.48            6.50            6.52            6.55
99.24190                   6.44            6.46            6.48            6.50            6.53
99.29190                   6.42            6.44            6.46            6.48            6.50
99.34190                   6.41            6.42            6.44            6.45            6.47
99.39190                   6.39            6.40            6.41            6.43            6.44
99.44190                   6.38            6.39            6.39            6.40            6.41
99.49190                   6.36            6.37            6.37            6.38            6.38
99.54190                   6.35            6.35            6.35            6.35            6.36
99.59190                   6.33            6.33            6.33            6.33            6.33
99.64190                   6.32            6.31            6.31            6.31            6.30
99.69190                   6.30            6.30            6.29            6.28            6.27
99.74190                   6.29            6.28            6.27            6.26            6.25
99.79190                   6.27            6.26            6.25            6.23            6.22
99.84190                   6.25            6.24            6.23            6.21            6.19
99.89190                   6.24            6.22            6.21            6.19            6.16
99.94190                   6.22            6.21            6.19            6.16            6.13
99.99190                   6.21            6.19            6.16            6.14            6.11
100.04190                  6.19            6.17            6.14            6.11            6.08
100.09190                  6.18            6.15            6.12            6.09            6.05
100.14190                  6.16            6.13            6.10            6.07            6.02
100.19190                  6.15            6.12            6.08            6.04            6.00
100.24190                  6.13            6.10            6.06            6.02            5.97
100.29190                  6.12            6.08            6.04            5.99            5.94
100.34190                  6.10            6.06            6.02            5.97            5.91
100.39190                  6.09            6.05            6.00            5.95            5.89
100.44190                  6.07            6.03            5.98            5.92            5.86
100.49190                  6.06            6.01            5.96            5.90            5.83
100.54190                  6.04            5.99            5.94            5.87            5.80

WAL                        3.93            3.33            2.83            2.41            2.06
MOD DURN                   3.25            2.79            2.40            2.07            1.79
PAYMENT WINDOW        Aug06 - Jun13   Aug06 - Jun13   Aug06 - Jun13   Aug06 - Jun13   Aug06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                     CLASS IV-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.80163                   6.58            6.62            6.66            6.72            6.77
98.85163                   6.56            6.60            6.64            6.69            6.75
98.90163                   6.55            6.58            6.62            6.67            6.72
98.95163                   6.53            6.56            6.60            6.64            6.69
99.00163                   6.51            6.54            6.58            6.62            6.66
99.05163                   6.50            6.53            6.56            6.59            6.63
99.10163                   6.48            6.51            6.54            6.57            6.60
99.15163                   6.47            6.49            6.51            6.54            6.58
99.20163                   6.45            6.47            6.49            6.52            6.55
99.25163                   6.44            6.45            6.47            6.49            6.52
99.30163                   6.42            6.44            6.45            6.47            6.49
99.35163                   6.41            6.42            6.43            6.45            6.46
99.40163                   6.39            6.40            6.41            6.42            6.44
99.45163                   6.37            6.38            6.39            6.40            6.41
99.50163                   6.36            6.36            6.37            6.37            6.38
99.55163                   6.34            6.35            6.35            6.35            6.35
99.60163                   6.33            6.33            6.33            6.33            6.32
99.65163                   6.31            6.31            6.31            6.30            6.30
99.70163                   6.30            6.29            6.28            6.28            6.27
99.75163                   6.28            6.27            6.26            6.25            6.24
99.80163                   6.27            6.26            6.24            6.23            6.21
99.85163                   6.25            6.24            6.22            6.20            6.18
99.90163                   6.24            6.22            6.20            6.18            6.16
99.95163                   6.22            6.20            6.18            6.16            6.13
100.00163                  6.21            6.18            6.16            6.13            6.10
100.05163                  6.19            6.17            6.14            6.11            6.07
100.10163                  6.18            6.15            6.12            6.08            6.05
100.15163                  6.16            6.13            6.10            6.06            6.02
100.20163                  6.14            6.11            6.08            6.04            5.99
100.25163                  6.13            6.10            6.06            6.01            5.96
100.30163                  6.11            6.08            6.04            5.99            5.94

WAL                        3.93            3.33            2.83            2.41            2.06
MOD DURN                   3.25            2.79            2.40            2.07            1.79
PAYMENT WINDOW        Aug06 - Jun13   Aug06 - Jun13   Aug06 - Jun13   Aug06 - Jun13   Aug06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS V-A YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.92684                   6.62            6.66            6.70            6.75            6.81
98.97684                   6.61            6.64            6.68            6.73            6.78
99.02684                   6.60            6.63            6.66            6.70            6.75
99.07684                   6.58            6.61            6.64            6.68            6.72
99.12684                   6.57            6.59            6.62            6.65            6.69
99.17684                   6.55            6.58            6.60            6.63            6.66
99.22684                   6.54            6.56            6.58            6.61            6.64
99.27684                   6.53            6.54            6.56            6.58            6.61
99.32684                   6.51            6.52            6.54            6.56            6.58
99.37684                   6.50            6.51            6.52            6.54            6.55
99.42684                   6.48            6.49            6.50            6.51            6.52
99.47684                   6.47            6.47            6.48            6.49            6.50
99.52684                   6.46            6.46            6.46            6.46            6.47
99.57684                   6.44            6.44            6.44            6.44            6.44
99.62684                   6.43            6.43            6.42            6.42            6.41
99.67684                   6.41            6.41            6.40            6.39            6.38
99.72684                   6.40            6.39            6.38            6.37            6.36
99.77684                   6.39            6.38            6.36            6.35            6.33
99.82684                   6.37            6.36            6.34            6.32            6.30
99.87684                   6.36            6.34            6.32            6.30            6.27
99.92684                   6.35            6.33            6.30            6.28            6.25
99.97684                   6.33            6.31            6.28            6.25            6.22
100.02684                  6.32            6.29            6.26            6.23            6.19
100.07684                  6.30            6.28            6.24            6.21            6.16
100.12684                  6.29            6.26            6.22            6.18            6.13
100.17684                  6.28            6.24            6.21            6.16            6.11
100.22684                  6.26            6.23            6.19            6.14            6.08
100.27684                  6.25            6.21            6.17            6.11            6.05
100.32684                  6.24            6.19            6.15            6.09            6.02
100.37684                  6.22            6.18            6.13            6.07            6.00
100.42684                  6.21            6.16            6.11            6.04            5.97

WAL                        4.57            3.72            3.06            2.50            2.06
MOD DURN                   3.61            3.01            2.53            2.12            1.79
PAYMENT WINDOW        Aug06 - Apr16   Aug06 - Apr16   Aug06 - Apr16   Aug06 - Dec14   Aug06 - Jul13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS X-A YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
1.56721                   91.40           82.37           72.85           62.29           51.81
1.61721                   88.14           79.21           69.78           59.25           48.85
1.66721                   85.08           76.24           66.88           56.39           46.07
1.71721                   82.20           73.44           64.15           53.70           43.44
1.76721                   79.48           70.80           61.58           51.14           40.95
1.81721                   76.90           68.30           59.14           48.72           38.59
1.86721                   74.45           65.92           56.82           46.43           36.35
1.91721                   72.13           63.67           54.62           44.24           34.22
1.96721                   69.92           61.53           52.53           42.16           32.19
2.01721                   67.82           59.49           50.54           40.18           30.25
2.06721                   65.81           57.54           48.64           38.28           28.40
2.11721                   63.90           55.69           46.83           36.47           26.63
2.16721                   62.06           53.91           45.09           34.73           24.93
2.21721                   60.31           52.21           43.43           33.07           23.30
2.26721                   58.63           50.58           41.83           31.47           21.74
2.31721                   57.02           49.02           40.30           29.94           20.24
2.36721                   55.47           47.51           38.84           28.46           18.80
2.41721                   53.98           46.07           37.42           27.04           17.41
2.46721                   52.54           44.68           36.06           25.67           16.07
2.51721                   51.16           43.34           34.75           24.35           14.77
2.56721                   49.83           42.05           33.49           23.08           13.52
2.61721                   48.54           40.81           32.27           21.85           12.32
2.66721                   47.30           39.61           31.09           20.66           11.15
2.71721                   46.10           38.45           29.95           19.50           10.02
2.76721                   44.94           37.32           28.85           18.39            8.93
2.81721                   43.82           36.24           27.78           17.31            7.87
2.86721                   42.73           35.18           26.75           16.26            6.84
2.91721                   41.68           34.16           25.74           15.24            5.84
2.96721                   40.66           33.17           24.77           14.26            4.87
3.01721                   39.67           32.21           23.83           13.30            3.93
3.06721                   38.70           31.28           22.91           12.37            3.02

WAL                        3.93            3.33            2.76            2.22            1.91
MOD DURN                   1.30            1.35            1.38            1.37            1.40
PAYMENT WINDOW        Aug06 - Apr13   Aug06 - Apr13   Aug06 - Oct12   Aug06 - Aug11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS M-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.73312                   6.72            6.73            6.74            6.75            6.77
98.78312                   6.71            6.71            6.72            6.74            6.75
98.83312                   6.69            6.70            6.71            6.72            6.73
98.88312                   6.68            6.69            6.69            6.70            6.71
98.93312                   6.67            6.67            6.68            6.69            6.70
98.98312                   6.65            6.66            6.66            6.67            6.68
99.03312                   6.64            6.64            6.65            6.66            6.66
99.08312                   6.63            6.63            6.63            6.64            6.65
99.13312                   6.61            6.62            6.62            6.62            6.63
99.18312                   6.60            6.60            6.60            6.61            6.61
99.23312                   6.59            6.59            6.59            6.59            6.60
99.28312                   6.57            6.57            6.57            6.58            6.58
99.33312                   6.56            6.56            6.56            6.56            6.56
99.38312                   6.55            6.55            6.54            6.54            6.54
99.43312                   6.53            6.53            6.53            6.53            6.53
99.48312                   6.52            6.52            6.52            6.51            6.51
99.53312                   6.51            6.50            6.50            6.50            6.49
99.58312                   6.50            6.49            6.49            6.48            6.48
99.63312                   6.48            6.48            6.47            6.46            6.46
99.68312                   6.47            6.46            6.46            6.45            6.44
99.73312                   6.46            6.45            6.44            6.43            6.43
99.78312                   6.44            6.43            6.43            6.42            6.41
99.83312                   6.43            6.42            6.41            6.40            6.39
99.88312                   6.42            6.41            6.40            6.38            6.38
99.93312                   6.40            6.39            6.38            6.37            6.36
99.98312                   6.39            6.38            6.37            6.35            6.34
100.03312                  6.38            6.37            6.35            6.34            6.32
100.08312                  6.36            6.35            6.34            6.32            6.31
100.13312                  6.35            6.34            6.32            6.30            6.29
100.18312                  6.34            6.32            6.31            6.29            6.27
100.23312                  6.33            6.31            6.29            6.27            6.26

WAL                        4.59            4.28            3.98            3.65            3.41
MOD DURN                   3.81            3.59            3.38            3.14            2.95
PAYMENT WINDOW        Aug06 - Apr13   Aug06 - Apr13   Aug06 - Oct12   Aug06 - Aug11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS M-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.72690                   6.99            7.01            7.04            7.08            7.11
97.77690                   6.97            7.00            7.03            7.06            7.09
97.82690                   6.96            6.98            7.01            7.05            7.08
97.87690                   6.95            6.97            7.00            7.03            7.06
97.92690                   6.93            6.96            6.98            7.01            7.04
97.97690                   6.92            6.94            6.97            7.00            7.03
98.02690                   6.91            6.93            6.95            6.98            7.01
98.07690                   6.89            6.91            6.94            6.96            6.99
98.12690                   6.88            6.90            6.92            6.95            6.97
98.17690                   6.87            6.89            6.91            6.93            6.96
98.22690                   6.85            6.87            6.89            6.92            6.94
98.27690                   6.84            6.86            6.88            6.90            6.92
98.32690                   6.83            6.84            6.86            6.88            6.91
98.37690                   6.81            6.83            6.85            6.87            6.89
98.42690                   6.80            6.81            6.83            6.85            6.87
98.47690                   6.79            6.80            6.82            6.83            6.85
98.52690                   6.77            6.79            6.80            6.82            6.84
98.57690                   6.76            6.77            6.79            6.80            6.82
98.62690                   6.75            6.76            6.77            6.79            6.80
98.67690                   6.73            6.74            6.76            6.77            6.78
98.72690                   6.72            6.73            6.74            6.75            6.77
98.77690                   6.71            6.72            6.73            6.74            6.75
98.82690                   6.69            6.70            6.71            6.72            6.73
98.87690                   6.68            6.69            6.70            6.71            6.72
98.92690                   6.67            6.67            6.68            6.69            6.70
98.97690                   6.65            6.66            6.67            6.67            6.68
99.02690                   6.64            6.65            6.65            6.66            6.67
99.07690                   6.63            6.63            6.64            6.64            6.65
99.12690                   6.62            6.62            6.62            6.63            6.63
99.17690                   6.60            6.60            6.61            6.61            6.61
99.22690                   6.59            6.59            6.59            6.59            6.60

WAL                        4.59            4.28            3.98            3.65            3.41
MOD DURN                   3.80            3.58            3.37            3.13            2.94
PAYMENT WINDOW        Aug06 - Apr13   Aug06 - Apr13   Aug06 - Oct12   Aug06 - Aug11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A4

                      CLASS M-3 YIELD TABLE (TO CALL DATE)

PREPAYMENT SCENARIO         I               II             III              IV              V
                         TO CALL         TO CALL         TO CALL          TO CALL        TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)        YIELD (%)      YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
95.75404                   7.53            7.58            7.65            7.73            7.81
95.80404                   7.51            7.57            7.63            7.71            7.79
95.85404                   7.50            7.55            7.62            7.70            7.77
95.90404                   7.48            7.54            7.60            7.68            7.75
95.95404                   7.47            7.52            7.59            7.66            7.73
96.00404                   7.46            7.51            7.57            7.65            7.72
96.05404                   7.44            7.50            7.55            7.63            7.70
96.10404                   7.43            7.48            7.54            7.61            7.68
96.15404                   7.42            7.47            7.52            7.60            7.66
96.20404                   7.40            7.45            7.51            7.58            7.65
96.25404                   7.39            7.44            7.49            7.56            7.63
96.30404                   7.37            7.42            7.48            7.55            7.61
96.35404                   7.36            7.41            7.46            7.53            7.59
96.40404                   7.35            7.39            7.45            7.51            7.57
96.45404                   7.33            7.38            7.43            7.50            7.56
96.50404                   7.32            7.36            7.42            7.48            7.54
96.55404                   7.31            7.35            7.40            7.46            7.52
96.60404                   7.29            7.34            7.38            7.45            7.50
96.65404                   7.28            7.32            7.37            7.43            7.49
96.70404                   7.26            7.31            7.35            7.41            7.47
96.75404                   7.25            7.29            7.34            7.40            7.45
96.80404                   7.24            7.28            7.32            7.38            7.43
96.85404                   7.22            7.26            7.31            7.36            7.42
96.90404                   7.21            7.25            7.29            7.35            7.40
96.95404                   7.20            7.23            7.28            7.33            7.38
97.00404                   7.18            7.22            7.26            7.31            7.36
97.05404                   7.17            7.21            7.25            7.30            7.35
97.10404                   7.16            7.19            7.23            7.28            7.33
97.15404                   7.14            7.18            7.22            7.27            7.31
97.20404                   7.13            7.16            7.20            7.25            7.29
97.25404                   7.12            7.15            7.19            7.23            7.28

WAL                        4.59            4.28            3.98            3.65            3.41
MOD DURN                   3.77            3.56            3.35            3.11            2.93
PAYMENT WINDOW        Aug06 - Apr13   Aug06 - Apr13   Aug06 - Oct12   Aug06 - Aug11   Aug06 - Apr11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 31, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33